Exhibit 10.3
Agreement for the availability of space for the storage of goods and offices for the management of this
The undersigned:
ProLogis Belgium III sprl, with offices in Park Hill, Building A, 3rd Floor, Jan Emiel Mommaertslaan 18, B-1831 Diegem, registered with the RPR under number 0472.435.629, hereby represented by Mr. Gerrit Jan Meerkerk, hereinafter referred to as ‘ProLogis’,
and
Skechers EDC sprl, with its registered office in 4041 Milmort, 159 Parc Industriel Hauts-Sarts, Zone 3, avenue du Parc Industriel, registered with the RPR under number 0478.543.758, hereby represented by David Weinberg, hereinafter referred to as ‘Skechers’,
     HAVE AGREED THE FOLLOWING:
     1 Subject of the Agreement
ProLogis shall make space available (“terbeschikkingstelling/mise à disposition”) to Skechers, which accepts, for the storage of goods and offices for the management thereof, the following real estate: ProLogis Park Liège Distribution Center II, as referred to in Article 2 as the Premises, which will be erected on the parcel of industrial land located in the Industrial Park Hauts-Sarts, Zone 3, Milmort, Liège, Avenue du Parc Industriel, recorded in the land register according to title as 6th division, section A, part of numbers 621b, 620 and 617, 7th division, section A, part of numbers 450t and 450y (the “Site”).
ProLogis will erect a building on the Site with a total surface area of 22,945 m 2 (hereinafter the ‘Premises’), subdivided as follows:
-	21,275 m [2] warehouse space (hereinafter the ‘Warehouse’);

-	1,320 m [2] mezzanine space (hereinafter the ‘Mezzanine’);

-	350 m [2] office space (hereinafter the ‘Office Space’) on mezzanine.
In addition, ProLogis will develop approximately 118 car parking places on the Premises. Upon consultation with ProLogis, Skechers can change or expand the parking places, subject to not jeopardising the traffic flow on the Site. In case of multi-tenancy on the Site, a division by ratio of the parking places will take place.
The Situation plan for the Premises has been appended to this Agreement as Appendix 1 and may be modified subject to the mutual written consent by the parties and as far as possible within the obtained building permit. ProLogis has prepared on a building permit application for the Premises. The permit application has been appended to this Agreement as Appendix 2. The CUSTOMER has reviewed the permit application and declares that it is entirely satisfactory. The obligation of ProLogis to make space available is subject to the delivery of a final building permit for the Premises based upon the building permit application attached as Appendix 2.
Parties waive all their rights in case of difference between the actual total measure(s) of the made available space and the above mentioned measure(s).
2 The Intended Use of the Premises
The Premises will be erected by ProLogis with a view to the industrial purposes of Skechers, i.e. a distribution and added value logistics center and any supporting or related activities. The Warehouse may be used solely and exclusively as a space for the storage, transshipment, reparation, transportation, handling and distribution of goods. If an operating or environmental permit or notification is required for the activities of Skechers, Skechers shall be responsible, at its sole risk and expense, for the request and obtainment thereof, as well as for any renewal or extension during the term of this Agreement. Skechers shall bear all costs relating thereto and shall strictly adhere to all conditions imposed by such permit or notification.
In the conduct of its activities, Skechers shall at all times comply with all applicable legislation and regulations. Skechers shall fully indemnify and hold harmless ProLogis for any losses and damages suffered by ProLogis as a result of a breach by Skechers of any law, regulation or permit condition.

The Office Space may be used solely and exclusively for administrative and/or showroom activities, with the exception of any activity as a result of which the Agreement would fall within the scope of the Law of April 30, 1951. The car parking spaces may be used solely and exclusively for the parking of the cars of Skechers and its contacts.
All other activities and/or adjustments in the Premises may only take place subject to prior written permission by ProLogis, which will not withhold its permission without any justified reasons.
ProLogis undertakes to furnish the Premises in such a manner and Skechers undertakes to use the Premises in such a manner that each payment under the current Agreement will at any time be subject to VAT (Belgian VAT) within the meaning of Article 44, §3 2º (a), second point, of the VAT Code.
In the event that, due to a use of the Premises during the term of this Agreement which is not in conformity with the terms of this Agreement, the payments under the current Agreement are no longer subject to VAT, either in part or in their entirety, Skechers will compensate ProLogis for any loss suffered by the latter as a result, including the loss which ProLogis may suffer by being unable to recoup the VAT already paid by it.
Skechers is not authorized to alter this use without prior written permission by ProLogis, which will not withhold its permission without any justified reasons.
It is explicitly agreed that any use of the Premises or the Site for any work or activity covered by the legislation regarding commercial leases (The Law dated April 30, 1951 as amended) is strictly prohibited.
Skechers may not use the Premises as residential accommodation nor may it keep any living animals there.
Skechers may not carry out any activities in the Premises, nor install any objects or equipment which would subject the floor to excessive loads or exert an extreme pressure on the structure of the Premises.
Within this context, it must be stated that the maximum floor load permitted in the Warehouse is 5,000 kg per m 2 of the floor area, on the Mezzanine floor in the Warehouse 400 kg per m 2 of the floor area and in the Office Space 400 kg per m 2 of the floor area.
Skechers is not entitled, for whatever reason, to conduct public sales in the Premises.
Skechers is obliged to obtain all required permits from the competent authorities at its own cost and risk enabling a proper operation in the Premises.
3 Price and Deposit
The Agreement for the availability of the Premises is entered into on the basis of an annual price (price level July 1, 2007) of nine hundred ninety-one thousand nine hundred and seventy-one Euro and fifty-five Eurocent, i.e. €991,971.55, (+VAT : two hundred and eight thousand three hundred and fourteen Euro and three Eurocent i.e. € 208,314,03, hereinafter referred to as the ‘Price’, payable per quarter and in advance in four (4) equal parts of two hundred and forty-seven thousand nine hundred and ninety-two Euro eighty-nine Eurocent, i.e. € 247,992.89, (+VAT : fity-two thousand and seventy-eight Euro fity-one Eurocent i.e. € 52,078.51), to be made by direct bank transfer to the bank account of ProLogis.
As stipulated in Article 5, this Agreement is to take effect on April 1, 2009. The first period over which payment is due will therefore be the period from April 1, 2009 up to and including June 30, 2009, which is due as from April 1, 2009.
In the event that the Premises are completed after April 1, 2009 the provisions relating to the payment of the Price as stipulated in the preceding paragraph shall be suspended until the effective date of completion.
The Price must be paid in Euro and is payable to ProLogis Belgium III sprl, account number: 720540646989 (ABN Amro Bank in Brussels).
If Skechers, either in part or in its entirety, is in default with the payment of the above-mentioned quarterly payments of the Price on the aforementioned dates when the payments are due, Skechers must pay ProLogis, by operation of law (“ipso iure”) and without notice of default, the interest due over that sum amounting to twelve percent (12%) per annum, whereby any month that has commenced must be regarded as completed.
When the Price in accordance with Article 4 is modified, the amount of the bank guarantee, as referred to in Article 25, will have to be adjusted in line with the annual adjustment of the Price payments every year. This bank guarantee may only be released six (6) months after the termination of the Agreement, provided that Skechers have been released properly of the obligations resulting from this Agreement. Under no circumstance, shall the bank guarantee be used by Skechers to pay the Price. However, in the event of breach of Agreement on the part of Skechers, ProLogis may use the aforementioned deposit to compensate for Skechers’ overdue payments and any other omissions in the performance of its obligations by Skechers.

4 Price Modifications
Unless otherwise provided by law, it is determined that the Price, as stipulated in Article 3, will be linked to the consumer price index (“health index)” as published each month in the Belgian State Gazette.
The basic index is that of the month prior to the signature of this Agreement, i.e. the month March 2008.
The Price will be reviewed annually on the date of the entry into force of this Agreement, automatically and by operation of law, in accordance with the increase of the aforementioned index according to the formula as defined below, whereby the month used for the new index will be the month prior to the relevant anniversary of the date of the entry into force:

new Price =	Price x new index basic index
However, the new Price will at no time be lower than the Price as stipulated above.
Skechers will implement the modifications to the Price subject to a one-month notification to that effect by ProLogis.
In the event that the publication of the ‘consumer price index’ (health index) should be discontinued, the parties will agree to replace this by the new index published by the Belgian government.
In the event that no new official index is published, the parties, if they fail to come to an agreement, will submit the problem to a tribunal of three arbitrators. Each party will appoint its own arbitrator within one month of being requested to do so by the other party and the two arbitrators will jointly appoint a third arbitrator.
If one of the parties fails to duly appoint its arbitrator or if the two arbitrators fail to appoint a third arbitrator, the missing arbitrator will be appointed, at the request of either party, by the Justice of the Peace in whose jurisdiction the Premises are located.
It is explicitly agreed that ProLogis shall only waiver the right to increase the Price arising from this article by a written confirmation, signed by ProLogis.
5 Commencement and Duration of the Agreement
Subject to the timely delivery of the building permit for the Premises and the provisions below and all obligations resulting therefrom, the availability of the Premises commences in principle on 1 April 2009, to which is referred to as the ‘Commencement Date’, unless parties confirm otherwise in writing, for a duration of twenty (20) consecutive years and ends by operation of law on March 31, 2029 or twenty (20) consecutive years after the Commencement Date (if the availability of the Premises starts later than 1 April 2009 and insofar as mutually agreed upon in writing by the Parties).
Skechers is only entitled to terminate the Agreement after five (5), ten (10) and fifteen (15) years after the Commencement Date, being April 1, 2009 or the date as agreed upon between parties in writing as set forth in the preceding paragraph, subject to a notice period of twelve (12) months. without any compensation to ProLogis nor VAT adjustment to be paid, except as set forth in article 2 of this Agreement.
Notice needs to be given twelve (12) months prior to the fifth, tenth and fifteenth anniversary of this Agreement by bailliff’s writ or by registered letter. Notices hereunder shall be deemed given and effective (i) if delivered by a bailiff, upon delivery, or (ii) if sent by certified or registered mail, within five (5) days of deposit in the post office.
This Agreement will however in any case end by operation of law on the later of the following dates : March 31, 2029 or the twentieth anniversary of the Commencement Date as agreed upon in writing by the Parties as set forth in this Article . After the latter of these dates , this Agreement can not be tacitly renewed.

6 Building Schedule and Specifications
ProLogis undertakes to complete Warehouse DC II and belonging Customer Fit Out as at April 1, 2009, in accordance with the plans and specifications attached in Appendix 3, insofar the building permit for the Premises is granted ultimately on August 1, 2008.
ProLogis may, in consultation with Skechers carry out variations or substitute alternative materials of a similar colour and to no less a quality or performance criteria within the relevant Belgian Standards (i) so long as it does not materially alter the design, layout and nature of the Warehouse DC II, or (ii) if the changes are to comply with planning or statutory requirements. Skechers will be permitted, after written approval of ProLogis to make minor variations to the specifications or the fitting out works attached in Appendix 3. ProLogis will provide an estimated cost for the amendments and once agreed, ProLogis will instruct the contractor to proceed with those amendments.
ProLogis and Skechers agree that the minutes of the construction meetings will be given only for the convenience of attendees present and/or absent. No rights, obligations, amendments or decisions are to be concluded from these notes.
ProLogis also undertakes as far as possible to integrate Customer Fit Out (i.e. racking, cabling, telephone and other systems or equipment) in the construction schedule. The installation of the Customer Fit Out will be for the account and risk of Skechers. The Warehouse shall be available one month before Commencement Date for Customer Fit Out. Best effort will be made by ProLogis to make it available two months before Commencement Date.
The Customer Fit Out should never cause any delay or hindrance of the building activities of ProLogis. During the construction works best efforts will be used to minimise hindrance to the activity in and the use of DC I by Skechers, it being understood that Skechers will not be entitled to claim damages for any remaining hindrance during the works.
With due observance of the aforementioned conditions, the date of completion of the Warehouse, including Customer Fit Out, is expected to be April 1, 2009.
The date of completion will be postponed in case (i) the Agreement is not signed ultimately May 20, 2008, (ii) the building permit application attached in Appendix 2 can not be filed on April 16, 2008, or (iii) the building permit has not been delivered as at August 1, 2008 or is being successfully suspended and/or challenged afterwards.
7 Transfer of the Availability Agreement and leasing
Skechers may lease the Premises (wholly or partially) and/or transfer its rights (wholly or partially) subject to prior written permission by ProLogis. Such a permission shall not unreasonably be withheld by ProLogis to Skechers’ request for permission to sublease all or part of the Premises insofar the articles of this Agreement are complied with.
It shall be reasonable for ProLogis to withhold its consent for a transfer in any of the following instances:
(i) the identity or business reputation of the candidate will, in the good faith judgment of ProLogis, tend to damage the goodwill or reputation of the Premises;
(ii) the creditworthiness of the candidate is unsatisfactory to the fair judgment of ProLogis;
(iii) the transfer to another customer of ProLogis on the Site is at a rate, which is below the rate charged by ProLogis for comparable space on the Site.
(iv) the terms and conditions of the transfer agreement are not the same as the terms and conditions of this Agreement.
(v) the term of the transfer agreement will exceed the remaining term of this Agreement. The transfer is not subjected to VAT during its’ entire course.
Even if transfer is permitted through the above or by way of consent of ProLogis, Skechers is not allowed to market the Premises for a price lower than the Price under this agreement.
Any approved transfer shall be expressly subject to the terms and conditions of this Agreement.
Skechers shall provide to ProLogis all information concerning the candidate as ProLogis may request.
In the event of (sub-)lease, Skechers will at any rate continue to be jointly and severally responsible and liable toward ProLogis, together with the lessee, for all obligations resulting from this Agreement, and in particular for any additional costs which would result from such letting.
In the event that Skechers transfers its rights as referred to in this Agreement and before the bank guarantee provided by Skechers may be released, the assignee must, in turn, provide ProLogis with a bank guarantee equivalent to a rent period of six (6) months based on the Price (including VAT), applicable at that time, increased, in applicable, with an advance of the service charges of six months, (including VAT).
If ProLogis is of the opinion that the assignee or lessee provides insufficient financial guarantees, ProLogis may make its consent to the transfer of the rights or to the letting by Skechers dependent on the integral maintenance of the bank guarantee provided or to be provided by Skechers together with the bank guarantee of the assignee or lessee equal to six months’ Price at that time (including VAT, increased with an advance of the Service Charges of six months (including VAT).

8 Charges, Taxes and Compensation
All relevant charges or taxes relating to the Premises, including the advance levy in respect of real estate tax, VAT, the occupation or the activity carried out by Skechers in them, whether they are imposed by the State, the Province, the Municipality, the Federation of Municipalities, the Urban Area or any other authority will solely and exclusively be for the account of Skechers.
Skechers will compensate ProLogis for any loss which ProLogis may suffer as a result of any overdue payments of the aforementioned taxes and compensation, provided, in case ProLogis receives the payment request from the relevant authority, it informs Skechers as soon as reasonably possible of any such tax or levy being due.
Skechers will bear all costs relating to the use of water, gas, electricity, telephone, telex, etc. or relating to any other services and utilities of the Premises.
It will also pay any charges by the utility companies for measurement appliances, systems, wiring, pipes, mains, etc.
Skechers may not claim any compensation from ProLogis in case of a discontinuance or interruption, irrespective of the duration of such a discontinuance or interruption of the water supply, gas and electricity, telephone, telex, etc., or of any other services and provisions such as heating, airing, etc. related to the Premises, whatever the reason, unless such a discontinuance or interruption may be ascribed to failure on the part of ProLogis to take all reasonable measures to ensure the continuation of such provisions and services.
9 Services
Skechers will take care of all the services, supplies and site maintenance of the Premises according the specifications provided by ProLogis at Skechers’ own costs, attached to this Agreement as Appendix 4.
Skechers undertakes for the full term of this Agreement, as a bonus pater familias and in accordance with the requirements of good management, to conclude all agreements which, in Skechers’ opinion are required, for the services. Skechers shall inform ProLogis of the conclusion of these agreements. Skechers shall, with the exclusion of ProLogis, be responsible for the due execution of such agreements. Skechers shall fully indemnify and hold harmless ProLogis for all damages or claims which could result from agreements for services concluded by Skechers.
ProLogis has the right to inspect and review the Premises. If Skechers does not perform the services properly, ProLogis will notify Skechers in writing to comply within thirty (30) calendar days. If Skechers fails to comply therewith, ProLogis is entitled to take over all supply, services and maintenance of the Premises. Skechers will be invoiced accordingly.
10 Insurance
ProLogis undertakes to take out an insurance for the Premises (covering fire and water damage, civil liability as well as all windows in the premises); as of the notification by Skechers to ProLogis that Skechers has made the required agreements for the services pursuant to Article 9, this insurance shall be taken out by ProLogis but the insurance premiums in relation thereto shall be charged to Skechers.
Skechers undertakes to insure its personal assets and company equipment which are in the Premises against fire hazards and related risks, loss due to electrical faults, storm damage, water damage and Civil Liability, and to take out any other insurance required on account of the Skechers activities.
At the first request of ProLogis, Skechers will allow inspection of the policies.
The insurance taken by Skechers shall include a clause in which the insurers undertake to notify ProLogis at least fifteen (15) days beforehand by registered mail of any cancellation or termination of the insurance policy.
ProLogis and Skechers, as well as their insurers, mutually waive any right of recourse they might have on the basis of the respective policies taken out toward one another, toward any sublessees and toward any person admitted to the Premises.
Skechers also waives any recourse which it might be entitled to exercise pursuant to Articles 1721 and 1386 of the Belgian Civil Code. Skechers undertakes to impose these obligations to any lessees and/or occupants.
If Skechers increases the risk in such a way that this will lead to an increase of the insurance premium, it alone shall pay the increased premium arising from it in relation to the insurance of the Premises.
11 Advertising Signs
If Skechers wishes to fix any advertising signs, it shall only do so at the places assigned for that purpose by ProLogis on and around the Premises and it must submit a design of this to ProLogis and have its written permission (which shall not be unreasonably withheld), whereby the permission by ProLogis does not affect the obligation on the part of CUSTOMER to acquire the necessary permissions and permits for the proposed advertising signs from the competent authorities.
Drilling in face brick and blue limestone is strictly prohibited.

12 The State of the Premises at the Commencement of the Agreement
Before Skechers commences its occupation of the Premises, a “State-of-Delivery” report will be agreed upon by the parties describing the current status of the Premises as well as the way the Premises should be delivered at the end of the Agreement period or any other agreed termination date of the Agreement, including a list of improvements that do and do not need to be reinstated by Skechers, subject to the provisions in Article 14. Any improvements by Skechers are to be maintained by Skechers and are not an integral part of the Premises. This “State-of-Delivery” report will be signed by Skechers and ProLogis on the official delivery date of the Premises, tentatively scheduled on April 1, 2009, and will be attached to this Agreement as Appendix 5.
13 Maintenance of the Premises
A. During the entire duration of the Agreement, Skechers will have to maintain the Premises well and it will carry out any necessary repairs and work for its own account as well as to ensure compliance with any new legislation or regulation.
It will use and maintain the Premises with due care.
It will, inter alia, take care of all the maintenance work and repairs mentioned in articles 1754 a.f. of the Belgian Civil Code, with the exception of the work referred to in Article 14.
Apart from the obligations on the part of Skechers arising from the general regulations of the Belgian Civil Code, Skechers will, inter alia, be responsible for the following (without prejudice to the non-restrictive nature of this enumeration):
-	to maintain, repair and renew the interior paintwork and the interior

-	decoration of the Premises.

-	to maintain, repair and, if necessary, to replace the sanitary fittings,

-	the water faucets and any equivalent appliances and fittings.

-	to properly maintain the water pipes, the water outlets and sewer pipes,

-	emptying grease traps and protect them against frost and, if necessary,

-	to unblock them.

-	to repair any damage which is not directly the result of age or a

-	defective condition and, if necessary, to replace them.

-	to repair and, if necessary, to replace the wall pannelling, floors, all locks and electrical equipment.

to replace any broken windows, whatever the reason thereof (the costs hereof shall, however, be covered by the insurance referred to in the first paragraph of Article 10).

to maintain the heating and ventilation system and to repair any damage which is not directly the result of age or a defective condition.

to clean the ventilation ducts and to have the chimneys swept.

to be responsible for maintaining the paving of the grounds forming part of the Premises and keeping it at its original level.

To insure and properly maintain the roof of the Premises.
Skechers undertakes to submit to ProLogis the annual statement regarding the maintenance of the heating and the ESFR Sprinkler system, as well as the annual statement of the sweeping of the chimneys by an approved chimney sweeper.
To keep the certificate of the sprinkler system valid, Skechers shall at least every two weeks start up the engine of the sprinkler pumps. The results of this test must be added to the logbook belonging to the sprinkler system.
If Skechers fails to comply with the obligations which it must fulfill pursuant to the Civil Code in general or pursuant to this article in particular and if it does not remedy this failure within two (2) weeks of the written notice of default by ProLogis, ProLogis, provided it has sent a letter to Skechers containing a plan of the works (“bestek”) will be entitled to have the necessary works carried out for the account of Skechers and to claim the repayment of all costs incurred as a result of this. This does not affect any other right and recourse of ProLogis toward Skechers under this Agreement or by law.
B. During the entire duration of the Agreement, Skechers will have to comply with any statutory, administrative or any other applicable regulations. Skechers will be responsible for any consequences arising from failure to comply with these regulations.
C. Skechers will be liable for any loss due to an act or omission of Skechers or due to any act or omission of any its representatives, employees and any persons in general for which Skechers is liable by law.
D. On the date of commencement of this Agreement, the level of the land of the Premises, including the front area pertaining to the Premises is at the original level.
The maintenance of the aforementioned lands, the replacement of any damaged parts of these lands and the maintenance of these lands at the original level will be carried out for the account of Skechers.
14 Furnishing and Alteration Work
Skechers is entitled to fix partitions and lighting systems in the Premises and to carry out small works and improvements necessary for or useful to its activities.
Upon the termination of this Agreement, ProLogis may, at its own choice, keep the partitions, lighting system, small works and improvements itself without any compensation or payment to Skechers, or obligate Skechers to remove the partitions, lighting system, small works and improvements and to return the Premises to their original state, at the costs of Skechers.
If applicable Skechers shall provide ProLogis as soon as possible with a copy of the post intervention files related to such works.
Significant alterations or work, in particular where they affect the structure of the Premises, are not permitted, unless prior written permission has been given by ProLogis. ProLogis will have to give the reasons for withholding its permission. If ProLogis gives such permission, it will also immediately inform Skechers, whether or not, upon termination of the Agreement, it will keep the significant alterations or work subject to the permission. In the absence of such decision by ProLogis, the significant alterations or work need to be removed.

15 Defects and Repairs
ProLogis is, for its own account, only responsible for the repair of any structural defects of the Premises as meant in article 606 of the Civil code.
However, if it appears that any such defects are the result of a failure by Skechers to perform its maintenance obligation or of any injudicious or inadmissible use by Skechers or of any other reason which may be ascribed to Skechers, Skechers will be responsible for the repairs.
If Skechers identifies a defect or any damage for which ProLogis is normally responsible, even if it is caused by a third party, it must notify ProLogis in writing of this situation promptly and not later than ten (10) days following the discovery of the defect and/or damage.
If Skechers fails to notify ProLogis, it will be personally responsible for any damage or loss resulting from this failure of notification.
Skechers will have to allow the performance of any maintenance and repair work, considered necessary by ProLogis. It will not be entitled to any compensation, such as a reduction of the Price or any other type of compensation, relating to or resulting from such work, irrespective of the duration, even where it would exceed 40 days.
All the costs arising from the alterations or adjustments of the Premises ordered by a competent authority on account of a fact, an act or omission on the part of Skechers will be borne solely and exclusively by Skechers.
16 The State of the Premises upon Termination of the Agreement
ProLogis and Skechers agree that, if and for whatever reason, this Agreement terminates or ends, the “State of Delivery” report, as referred to in Article 12, shall be leading and shall be the basis for a new inspection report of the Premises. ProLogis will in the presence of Skechers draw up a new inspection report of the Premises upon the release of them by Skechers, in order to determine whether Skechers is responsible for any damages.
ProLogis will have this inspection report drawn up promptly after the termination of the current Agreement. Such report shall indicate the damages in the Premises for which Skechers is responsible and liable, as well as the duration on non-availability of the Premises due to the required repair works.
In the event of disagreement on the contents of such inspection report, this matter shall be submitted as soon as possible to an independent expert specialized in real estate. This expert shall be appointed by the parties or, failing agreement, at the request of either party by the President of the Chamber of Commerce and Industries of Liège. The decision of the expert shall be binding for both parties. The costs of the expert shall be equally borne by both parties.
The transfer of the keys, in whatever form, upon or after the departure by Skechers shall not at any time release or discharge Skechers of its obligations, either in part or in their entirety in relation with the obligations of the Skechers under this Agreement, and in particular with respect to possible repair works or the non-availability of the Premises.
Upon its departure, Skechers shall pay any outstanding service charges.
Skechers shall have to leave the Premises well-maintained and clean at the end or termination of this Agreement.
Skechers shall be liable for any damages to the Premises, due to an act or omission on its part or due to any act or omission on the part of its representatives, employees and of any persons in general for which Skechers is liable by law or in accordance with this Agreement.
Next to the repair costs, Skechers will have to pay ProLogis any compensation resulting from the unavailability of the Premises due to an act or omission for which Skechers is liable pursuant to the preceding paragraph or because Skechers has not vacated the Premises in due time. This compensation will be the equivalent of the then valid Price due by Skechers for the period of unavailability of the Premises, as determined between parties or by the expert.
17 Expropriation
In the event that the Premises, either in part or in their entirety, are expropriated, Skechers will have no right of recourse against ProLogis. The rights which Skechers asserts against the expropriating authority shall at not time affect the rights which ProLogis shall have against the expropriating authority.
18 Visits to the Premises/ For Rent or For Sale
ProLogis and its agent and representatives are authorized to visit the Premises with a person appointed by Skechers, whenever necessary, subject to prior notification (at least eight working days) to Skechers.
During the six (6) months before the termination of the Agreement or in the event of any sale of the Premises, ProLogis is entitled to fix the necessary advertising signs and announcements without excessively hindering the activities of Skechers.
19 Terms of the Deed of Sale
Skechers explicitly states to be informed and that it is aware of and complies with the terms of the Deed of sale dated June 6, 2001 between ProLogis and Services Promotion Initiatives en Provence de Liège (SPI+) scrl, and Skechers undertakes, for itself, any of its entitled parties and any of its successors and assigns, to comply conscientiously with the provisions of this Deed of sale, if applicable, articles two (2), three (3), four (4), five (5), six (6), seven (7) and eight (8) of this Deed of sale, in so far as these are or can be applicable to Skechers, and to ensure that these stipulations are also complied with conscientiously by any third parties which may acquire a right of lease, use or any other right to the Premises or the site.
Skechers shall indemnify and hold fully harmless ProLogis for any damage and/or costs which may arise from a failure to comply with the aforementioned terms of the Deed of sale. ProLogis declares that the Agreement is in compliance with articles 2 up to 8 of the Deed of Sale, insofar as applicable.

The articles 2 up to 8 of the above Deed of Sale set forth the following :
L’affectation économique grevant le bien vendu
Article deux.- Le bien faisant l’objet de la présente vente est grevé d’une affectation économique, celle-ci devant être considérée comme une condition essentielle de la cession consentie par la société « Services Promotion Initiatives en Province de Liège ».
La notion d’affectation économique a été précisée dans le préambule.
L’interdiction de donner partiellement ou en totalité au bien, une autre affectation, est absolue sauf ce qui est précisé ci-après.
L’obligation de construire sur le bien des bâtiments dans un délai déterminé.
Article trois.- L’acquéreur s’engage à édifier sur le bien faisant l’objet de la présente convention dans un délai de deux ans un ensemble de bâtiments conformes au plan d’implantation du dix-huit janvier deux mille un et approuvé par la S.P.I. Cet engagement constitue une condition essentielle du présent acte de vente. Sans préjudice au droit pour la S.P.I. d’exercer la faculté de rachat visée à l’article 6, la S.P.I. pourra, en cas d’inexécution de cette obligation, considérer la vente comme résolue de plein droit, et sans mise en demeure préalable. En cas de résolution de la vente, la S.P.I. n’est tenue qu’au remboursement du prix tel que stipulé à l’article 1, sans aucune majoration, indemnité quelconque ni intérêt. L’acquéreur sera tenu de remettre le bien dans l’état où il l’a reçu. La S.P.I. ne devra aucune indemnité pour des améliorations ou plus-values apportées au bien par l’acquéreur et sera libre de conserver le cas échéant, ces améliorations.
L’obligation d’exercer une activité économique déterminée
Article quatre.- L’acquéreur s’engage à exploiter dans l’immeuble à ériger sur le terrain vendu, l’activité définie par les parties, de la manière suivante : construction de halls, pour mise à disposition, par location ou vente, à des entreprises.
Elle devra être conforme à la description plus détaillée qui en a été donnée par l’acquéreur dans sa lettre du dix-huit février deux mille dans la mesure où les termes de cette lettre ont été expressément acceptés par le Bureau Exécutif de la S.P.I. en sa séance du dix mars deux mille.
Cette activité devra être pleinement exercée dans le même délai de deux ans stipulé à l’article 3. L’acquéreur ou tout autre utilisateur du bien lui succédant est tenu de demander l’autorisation préalable à la S.P.I. pour tout changement significatif de l’activité exercée sur le bien vendu ou en cas de cessation totale ou partielle de cette activité. Cet engagement constitue une obligation essentielle du contrat.
La S.P.I. peut, le cas échéant, autoriser l’exercice d’une activité nouvelle et/ou renoncer à la sanction prévue par le contrat. Cette autorisation exceptionnelle et cette renonciation ne se présument pas et doivent faire l’objet d’une décision expresse de la S.P.I.
Cession de la propriété ou de la jouissance du bien à un tiers
Article cinq.- L’acquéreur pourra céder tout ou partie de bien vendu, en faire apport, le donner en location ou en transférer de toute autre manière la propriété, l’usage ou la jouissance, avec l’accord préalable et écrit de la société « Services Promotion Initiatives en Province de Liège » et sous la condition d’imposer au nouvel utilisateur du bien, le respect intégral de la présente convention. Cet accord devra être donné dans un délai de 15 jours ouvrables à dater de la demande faite par l’acquéreur. A défaut, la S.P.I.+ sera sensée avoir donné son accord sur la demande. La S.P.I. refusera ou acceptera la cession de la propriété ou de la jouissance en fonction des objectifs définis au préambule de la présente convention et des objectifs généraux poursuivis par elle. La S.P.I. se réserve notamment le droit de contrôler si l’activité prévue par le cessionnaire ou le locataire ou tout autre utilisateur nouveau, ne risque pas de porter atteinte à la salubrité du parc industriel au sein duquel est intégré le bien vendu et si cette activité s’intègre le cas échéant, dans le programme d’implantation poursuivi sur ce site. Le contrat passé entre l’acquéreur et le nouvel utilisateur du bien doit obligatoirement stipuler l’engagement du nouvel utilisateur au bénéfice de la S.P.I. de respecter toutes les clauses de la présente convention, relatives à l’affectation économique grevant le bien vendu (article 2), à l’obligation de construire les bâtiments dans un délai déterminé (article 3), à l’obligation d’exercer l’activité économique déterminée par la convention (article 4), à la cession de la propriété et de la jouissance (article 5) et à la faculté de rachat (article 6). Ces clauses devront être intégralement reproduites dans la convention. Une copie de celle-ci doit être soumise à la S.P.I. sans délai, dès le jour de la signature. En cas de violation du présent article, l’acquéreur initial reste solidairement tenu de toutes les obligations du contrat en cas de manquement par le cessionnaire à ces obligations.
Faculté de rachat
Article six.- La société « Services Promotion Initiatives en Province de Liège » ou la Région pourra, sur le pied de l’article 32 paragraphe 1 de la loi du 30 décembre 1970 sur l’expansion économique, modifié en ce qui concerne la Région Wallonne par le décret du 15 mars 1990 publié au Moniteur Belge du 7 juin 1990, racheter le terrain et/ou le bâtiment au cas où il ne respecte pas les autres conditions d’utilisation. Le rachat s’opérera au prix du marché de l’immobilier. En aucun cas, ce prix ne peut dépasser celui qui est fixé par les Comités d’Acquisition d’Immeubles. Toutefois, moyennant l’accord de la S.P.I., l’acquéreur pourra revendre le bien, et dans ce cas, l’acte de revente devra reproduire les clauses visées aux articles 2, 3, 4, 5 et 6.
La venderesse considérera comme exécutée l’activité économique telle que précisée à l’article 4 des présente, par la mise en œuvre de tous les moyens normaux et nécessaires ainsi que les efforts de promotion auxquels s’engage de bonne foi l’acquéreur pour que la vente ou la location, le leasing et la mise à disposition de l’immeuble décrit à l’article 3 intervienne dans les meilleurs délais.
CONDITIONS Particulières
Articles sept.- Tout travail de nature à modifier le niveau du terrain faisant l’objet de la présente vente ne pourra être effectué par l’acquéreur sans l’autorisation préalable de la venderesse.
Article huit.- L’acquéreur s’engage à n’installer ou à ne laisser installer sur le bien vendu que des enseignes ou panneaux publicitaires destinés à renseigner sa raison sociale, son nom ou les produits fabriqués ou vendus par lui. L’installation de cette publicité sera soumise à l’accord préalable de la venderesse. L’acquéreur s’engage à maintenir en état de parfaite propreté les parties non bâties de la parcelle.

20 Environment and health
Skechers shall at all times use its best efforts to minimize the impact of its activities on the environment and human health.
Skechers shall, both during the Agreement and afterwards, fully indemnify ProLogis and hold ProLogis harmless for all damages and costs resulting from the release by Skechers of harmful substances into the air, the water, the soil and the groundwater, or from any activity which is harmful for the environment or human health, including but not limited to (i) the fees and expenses for surveys or other studies, preventive or remedying measures and for monitoring programs, (ii) the decrease of the value of the Site, (iii) the loss of benefit of the exploitation of the Site, (iv) liabilities towards third parties and/or public authorities, (v) all penalties, interests, proceedings and fees of technical, legal and financial experts.
Prior to the commencement of this Agreement, ProLogis has conducted a Phase I Environmental Site Assessment, Industrial Park Hauts-Sarts-Milmort, ProLogis Belgium II Sprl ProLogis Belgium III, V, VI Sprl, Avenue du Parc Industriel, 4041 Herstal-Milmort (Liège), Belgium (GEDAS, January 18, 2001, project. number: 11/15/1844) and the Geotechnical Site Investigation (GEDAS, March 7, 2001, project number : 11/15/1844 — revision B) on the Site, for its own account. The Assessment and the Geotechnical site Investigation (together ‘the GEDAS report’) have been appended to this Agreement as Appendix 6. ProLogis shall have established an update of the GEDAS report (of both the Assessment and the Geotechnical site investigation) by GEDAS which will be communicated to Skechers prior to the official delivery date of the Premises, as referred to in Article 5, which will include drills on the Site and an examination of samples of the soil and ground water of the Site evaluated on the basis of the Walloon standards for the parameters for which such standards currently exist and on the basis of the Flemish standards for the other parameters (the “Update report”). This Update report will be attached to this Agreement as Appendix 7. The GEDAS report and the Update report represent a legally appropriate survey and is regarded a sufficient basis to describe the status of the soil and ground water of the Site, agreed by ProLogis and Skechers.
Prior to the termination of the Agreement, Skechers will, at its sole expense, order an accredited expert to carry out an exploratory soil survey on the Site.
If the results of this exploratory soil survey indicate that there are concentrations of substances in the soil and/or the groundwater of the Site exceeding the standards which apply on such date and/or which give cause to further survey measures and/or soil decontamination, Skechers will have these further surveys and soil decontamination carried out, for its own account.
Skechers will also compensate ProLogis for any damage which the latter may suffer as a result of any soil and/or groundwater contamination exceeding the contamination ascertained in ‘the GEDAS report’ and the Update report or as a result of the survey and remediation measures carried out by Skechers for such contamination
Skechers will make a reasonable effort to ensure that the survey and remediation measures are carried out prior to the termination of the Agreement and interfere as little as possible with the use of the Site.
21 Various clauses
21.1	This Agreement contains the entire agreement of the parties hereto with regard to the object to which it refers and contains everything the parties have negotiated and agreed upon within the framework of this Agreement.

No amendment or modification of this Agreement shall take effect unless it is in writing and is executed by duly authorized representatives of the parties.

The Appendices to this Agreement form an integral part thereof and any reference to this Agreement shall include a reference to the Appendices and vice versa.

It replaces and annuls any agreement, communication, offer, proposal, or correspondence, oral or written, previously exchanged or concluded between the parties and referring to the same object.

21.2	Notwithstanding any provision contrary to the present Agreement, neither party shall be liable for a delay or failure to fulfill its obligations under this Agreement arising from any cause beyond its reasonable control or arising from strikes, lockouts, work stoppages or other collective labor disputes, insofar that the party invoking the force majeure informs the other party as soon as reasonable possible of the occurrence and the estimated duration and the termination thereof, as well as an accurate description of the causes thereof. In case the situation of force majeure has a duration of more than two (2) months, the other party is entitled to terminate this Agreement in accordance with the terms of this Agreement.

21.3	The parties acknowledge that they have required all notices and legal proceedings provided for under the present Agreement, or related hereto, to be drawn up in the English language, to the extent permitted by rules of public policy relating directly or indirectly to these proceedings.

21.4	If one or more of the provisions of this Agreement is declared to be invalid, illegal or unenforceable in any respect under the applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected. In the case whereby such invalid, illegal or unenforceable clause affects the entire nature of this Agreement, each of the parties shall use its best efforts to immediately and in good faith negotiate a legally valid replacement provision.

21.5	No failure or delay of a party to exercise any right or remedy under this Agreement shall be considered a final waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21.6	If this Agreement is to be registered, Skechers shall do so as soon as reasonably possible. A proof of registration is to be submitted to ProLogis. The costs and possible penalties resulting thereof are to be borne solely by Skechers.

21.7	The parties acknowledge that they have required the present Agreement to be drawn up in the French and the English language, both with equal value. The French version will be used for registration purposes. The English version will be attached to the French version as Appendix 8.

22 Choice of Domicile
Any notifications and correspondence which must be addressed to the other party, may be served in a legally valid manner at the following addresses :
for ProLogis : ProLogis Belgium III sprl, Park Hill, Building A, 3rd Floor, Jan Emiel Mommaertslaan 18, B-1831 Diegem;
for Skechers : Skechers EDC, 159 Parc Industriel Hauts-Sarts, Zone 3, Avenue du Parc Industriel, 4041 Herstal.
Except if agreed otherwise, any change of address can only take place within Belgium. Any change of address must be notified by registered letter to the other party, the new address being considered the official address for purposes of this Agreement from the first business day following the sending of such notice letter.
Notwithstanding the preceding, all notifications between Skechers and ProLogis directly related to the Agreement shall be in the form of registered letters.
23 Competent Courts
In the event of any dispute relating to the conclusion, validity, the implementation or the interpretation of this Agreement, the courts of Liège will have sole and exclusive jurisdiction.
24 Applicable law
This Agreement shall be governed by and construed in accordance with Belgian law.
25 Bank Guarantee
By way of security for the due performance by Skechers of its obligations under the Availability Agreement, Skechers hereby gives to ProLogis a bank guarantee at first demand issued by a first class European bank having an office in Belgium and doing business in Belgium for an amount equal to the Price as defined in the Availability Agreement for a period of three (3) months plus service charges and plus VAT as determined and adjusted in accordance with the terms and conditions of this Agreement.
When the Price in accordance with Article 4 is modified, the amount of the bank guarantee will have to be adjusted in line with the annual adjustment of the Price payments every year. It will have to apply to the entire duration of the Agreement plus six months.
This bank guarantee shall only be released six (6) months after the expiry or termination of the Availability Agreement, including its extensions.
The bank guarantee shall be part of this Agreement and shall be attached to it as Appendix 9.
In the absence of the bank guarantee as at Commencement Date at the latest, this Agreement will be null and void ipso iure without any further notice being required or any legal proceedings to be started. If ProLogis should decide to refer to the lack of the bank guarantee and thereby invokes the nullity of the Agreement, all Price payments, charges and any other payments due to ProLogis under this Agreement will nevertheless remain in force as a compensation due to the unavailability of the Premises, without prejudice to any other compensation ProLogis may claim.
Next to the bank guarantee, ProLogis obtained from Skechers USA Inc., a company under the laws of the State of Delaware having its principal place of business at 228 Manhattan Beach Blvd, Manhattan Beach, CA 90266, USA, a letter, attached hereto as Appendix 10, pursuant to which the latter declares in favor of ProLogis, including the successors in title of ProLogis, the financial soundness and the complete observance by Skechers of its obligations under this Agreement. This letter is essential for ProLogis for entering into this Agreement.
In the absence of the letter at signing date, this letter will be provided within two weeks after signing this Agreement.
*
* *

This Agreement was made out in quadruplicate in Milmort
Each party acknowledges to have received its original copy.
May 20th 2008

/s/ Gerrit Jan Meerkerk For ProLogis Belgium III Sprl,	/s/ David Weinberg For Skechers,
Gerrit Jan Meerkerk	David Weinberg
The following Appendices are part of this Agreement:

Appendices:	1.	Situation Plan (02/06 6102 07-04-2008);
	2.	Building permit Application (E16256);
	3.	Plans and Specifications DC II / Outline specifications (May 2008);
	4.	List of services, supplies and site maintenance (09-Oct.-2007);
	5.	n/a
	6.	Gedas report;
	7.	n/a
	8.	n/a
	9.	n/a
	10.	n/a

Appendix 1
Situation Plan

Appendix 2
Building Permit Application

Walloon Region

Liège Directorate 1	Liège — 7 July 2008
Town Planning Division
Rue Montagne Sainte-Walburge, 2
4000 LIÈGE
Belgium

Tel. +32 (0)4/224.54.11.	REGISTERED LETTER
Fax +32 (0)4/224.54.66.	S.P.R.L. PROLOGIS Belgium III
J.E. Mommaerstlaan, 18
1831 DIEGEM
Your Ref.: /
Our Ref.: E16256/BM/MRM
Encl.: 1 set of plans + notification
APPENDIX 12 — FORM G
PUBLIC INSTITUTIONS OR
STATE APPROVED ACTION AND WORKS
DECISION TO GRANT PLANNING PERMISSION
The Delegated Officer,
Considering the Walloon Code of Law for Town and Country Planning, and Heritage;
Considering the decree dated 11 March 1999 relating to environmental permission;
Considering Volume 1 of the Code of Environmental Law relating to the assessment of the impact of projects upon the environment;
Whereas the private limited liability partnership S.P.R.L. PROLOGIS Belgium III has submitted an application for planning permission relating to a property located in HERSTAL (Liers), Avenue du Parc Industriel, recorded in the land registry under no. 450 e2, g2,
and the purpose of which is the construction of an industrial hall
Whereas the full planning permission application was filed with the Delegated Officer of the Directorate of LIÈGE 1 of the General Directorate for Town and Country Planning, Housing and Heritage. The application was filed by post and received on 15.05.2008;
Direction générale de l’Aménagement du territoire, du Logement et du Patrimoine
General Directorate for Town and Country Planning, Housing and Heritage
Main address: Rue des Brigades d’Irlande 1, B-5100 Namur • Tel.: 081 33 21 11 • Fax: 081 33 21 10
www.wallonie.be • Freephone no. 0800 11 901 (general information)

Our Ref.: E16256/BM/MRM	2/3
Whereas the property in question is recorded in the LIÈGE area plan approved by the Walloon Region Executive Decree (A.E.R.W.) dated 26.11.1987 for trade & industry activity and which has continued to apply to the aforementioned property;
Whereas the project falls within the scope stipulated in Article 1, item 5 of the decree dated 11 March 2004 relating to infrastructure accommodating business activities;
Whereas municipal building regulations approved by the Executive Decree dated 05.09.1980 are in force throughout the municipal territory where the property is located;
Whereas the planning permission application comprises an environmental impact assessment notice;
Whereas the services stipulated below have been consulted on the following grounds:
—	the Promotion Initiatives Service SPI+, whose opinion requested on 21.05.2008 and issued on 28.05.2008 is favourable;
—	Whereas the project is located within an area of the SPI+;
—	the I.I.L.E., whose opinion requested on 21.05.2008 and issued on 16.06.2008 is favourable subject to conditions;
—	on public safety grounds;
Whereas the opinion of the Municipal Council was requested on 23.05.2008 and issued on 10.06.2008; and that its opinion is favourable subject to conditions;
     Taking into consideration the plans registered by my department on 28.03.2008;
     Taking into consideration the project consists of:
—	the construction of an industrial (storage) hall of 21,275 m2 as an extension to an existing hall;
     Whereas the planning permission application does not relate to any project featuring on the list decreed by the Government and which, given its nature, its dimensions or its location, is subject to an environmental impact study, taking into account the selection criteria stipulated in Article D.66 of the Code of Environmental Law;
     Whereas the planning permission application is accompanied of an environmental impact assessment notice, and that this notice is complete and appropriately identifies, describes and assesses the direct and indirect impact, and this in the short, medium and long term, of the project layout and implementation upon humans, the fauna and flora; the soil, the water, the air, the climate and the landscape; real estate and cultural heritage; the interaction between the factors stipulated above;
     Whereas the planning permission application is not accompanied of an impact study, that the authority is of the opinion that in view of the aforementioned notice and of the plans, that taking into account the relevant selection criteria stipulated in Article D.66, section 2, the project is not likely to have any significant impact upon the environment;
     Whereas judging from the plans and the photographic report included in the case file, the impact of the project upon the landscape is insignificant;
     Whereas the planned installation does not compromise the general intended use of the area, nor of its architectural nature;

Our Ref.: E16256/BM/MRM	2/3
And consequently,
DECIDES
     Article 1: The planning permission applied for by the private limited liability partnership S.P.R.L. PROLOGIS Belgium III is granted subject to the following conditions:
— To comply with the decision of the I.I.L.E. enclosed in the appendix;
— To request an inventory of the pavement, the alignment and the level as well as information on the layout of the structures at least 60 days before the estimated date of the start of the works, using the enclosed form. The applicant should take note of the municipal rules and regulations concerning the information on the layout of the structures in accordance with Article 137 of the C.W.A.T.U.P. and the regulations concerning municipal fees for the information on the layout of the structures;
— To provide ventilation for social premises in accordance with the standards in force;
— To install an inspection chamber or an inspection hole at each junction and change of direction in the drainage pipework;
— The access routes to the site must to be installed using a hydrocarbon road covering that makes it possible to differentiate between the public area and the private area;
— The pavement and the gutter system must not under any circumstances be removed or modified;
— The soil originating from the terracing must be disposed of at an inert waste sorting centre. It must not under any circumstances be used to backfill the land;
     Article 2. — This decision is issued to the applicant and to the Municipal Council of HERSTAL;
     Article 3. — The holder of the planning permission must notify the Municipal Council and the Delegated Officer, and this by registered letter, of the start of the works and of the permitted processes, at least eight days before starting these works or processes.
     Article 4. — This planning permission does not dispense the holder from applying for the compulsory authorisations or permits imposed by other legislation or regulations.
Delegated Officer
     André DELECOUR
Director
Your contact: Bernadette MOTTET — Architect

Our Ref.: E16256/BM/MRM	2/3
EXTRACTS FROM THE WALLOON CODE OF LAW FOR TOWN AND COUNTRY PLANNING, AND HERITAGE
1) MEANS OF APPEAL
Art. 127. Section 6. The applicant and the municipal council can lodge an appeal to the Walloon Government within thirty days from receipt of the decision from the delegated officer or from expiry of the deadline stipulated in Article 127, section 4, paragraph 2.
2) DISPLAY OF THE PLANNING PERMISSION
Art. 134. A notice stating that the planning permission has been issued must be displayed on the land facing the highway and legible from the latter, and if this relates to works, prior to the start of the site and throughout the entire period of the works, or in other cases, starting from the preparatory work, before the process or processes have been executed and throughout the entire period of their execution. Throughout this period, the planning permission and the attached case file or a certified true copy of these documents issued by the municipality or the delegated officer must at all times be available to the bodies referred to in Article 156 at the location where the works are executed and the processes are performed.
3) EXPIRY OF THE PLANNING PERMISSION
Art. 87. Section 1. The planning permission expires if, within two years from the date of issue of the planning permission, the beneficiary has not started the works in any significant way. Section 2. The planning permission expires for the remaining section of the works, if the latter have not been completed within five years from the date of its issue, except if the works are authorised to be executed in phases. In this case, the planning permission determines the start of the deadline of expiry for each phase other than the first.
The planning permission expires ipso jure.
4) EXTENSION OF THE PERMISSION
Art. 87. Section 3. Upon application by the beneficiary of the planning permission, the latter is extended for a period of one year. This application must be lodged thirty days prior to the expiry deadline stipulated in Article 87, Section 1.
The extension is granted by the Government or the delegated officer.
5) CERTIFICATION OF CONFORMITY OF THE WORKS
Art. 139. Section 1. The beneficiary of the planning permission must have the condition of the property inspected for compliance with the planning permission, and this at the latest within six months from expiry of the deadline stipulated in Article 87, Section 2, or prior to any assignment. In the case of assignment more than three years following an inspection, the assignor must ensure that the property concerned is inspected for compliance with the planning permission prior to the deed of assignment. However, an inspection is compulsory prior to any assignment following a provisional inspection.
     Section 2. The inspection must be performed by an authorised certification body, selected by the beneficiary of the planning permission or the assignor. If the municipality has not received the town planning certificate of conformity or the document containing the refusal of a town planning certificate of conformity at the end of the six months following expiry of the deadline stipulated in Article 87, Section 2, the Municipal Council or the body appointed by the Municipal Council will automatically commission an authorised certification body to proceed with the inspection.
In any case, the cost of the inspection will be borne by the beneficiary of the planning permission or by the assignor.
6) SPECIAL PROVISIONS APPLICABLE TO GROUP STRUCTURES
Art. 126. When planning permission authorises several structures and if these structures imply the creation of infrastructure and of communal equipment, including water treatment equipment, the planning permission can make these transformations subject to, and this free of charge or against payment, to division, the creation of a long lease or rights to surface area, or a lease of more than nine years, applicable to all or part of these properties:

1. A certificate issued in accordance with the terms and conditions stipulated in Article 95, paragraph 1;

2. A deed of division drawn up by the notary stipulating the town planning guidelines for all of the structures and the management methods of the communal areas.

The planning permission must mention any possible phases of execution of the structures and state the start of every phase.
N.B. LAYOUT
Please note Article 137 of the said Code of Law and therefore the necessity to make contact with the municipality concerned.

Our Ref.: E16256/BM/MRM	2/3
Article 137. The planning permission can determine the order in which the works have to be executed and the deadline within which the terms and conditions of the planning permission have to be met. The start of the works relating to the new structures, and this including the extended floor occupation of existing structures, will be subject to an on-site statement of the layout performed by the Municipal Council.

This statement will be recorded in an official report.

Appendix 3
Plans and Specifications DC II/
Outline Specifications

Outline Specification
SKECHERS DC 2 Milmort
Distribution Center/Warehouse:
➢	Minimum clear height of 10.8 m

➢	Steel building frame or concrete building frame with wooden laminated beams design reference-period 50 years.

➢	General column bay spacing 22m x 12 m

➢	2 Overhead doors, 4x 4,5 meter

➢	Certified ESFR K14 roof-net sprinkler system in warehouse

➢	Loading docks 28 nos. electrically operated doors and levelers (6t dynamic load, l0t static load), equipped with weather shelters and buffers, doors with vision panel.

➢	Loading pit (concrete) in front

➢	3 no level access doors per fire compartment

➢	Minimum floor loading capacity of 5,000 kg/m2, and a rack leg load of 6000 kg.

➢	Average floor flatness of Zeile 4 (DIN 18202) — 5 mm under 2m screed

➢	Heating central gas heating to 18°C with outside temperature -10°C

➢	Abrasion resistance top floor according class MS 25, Dutch code NEN 2743.

➢	Minimum lighting level 150 Lux; average lighting level 200 Lux, measured on 1 meter above floor before the installation of racks.

➢	Fire alarm and evacuation alarm, fire hoses, emergency lighting as per regulations.

➢	Insulation value of 2.5 for the roof and façade (Rc = 2.5 m2K/W)

➢	Roof rainwater discharge through a pluvia system

➢	Insulated concrete panel plinth (height 2,25m) at loading docks (front façade) and at side and back facades (height 3,75m)

➢	Maximum air leakage of the warehouse shell: 3 m3/h/m2

➢	Concrete wheel guides to protect loading docks

➢	Crash protection poles for all dock doors, level access doors and sliding fire doors. Crash protection for all vertical pipes and stairs in the warehouse.

➢	Per unit battery charge points with battery charge electrical connection point:
-	5 outlets 3*400V/32A (excluding equipment)

-	5 outlets 240V/16A (excluding equipment)
➢	Windows in front on mezzanine level, see drawing architect.

➢	3 fire rf 1/2 hr, doors 3.8 x 4.85 m in fire wall, according to local regulation.

➢	Mezzanine floor above loading docks, depth 9.45 meter deep and a floor load capacity of 400 kg/m2.

➢	Transformer and switch room by DC1 existing building.

➢	Water supply sprinkler by existing installation.

➢	Sprinkler pump and room according to regulations

➢	Restroom/ canteen on mezzanine.

➢	A grey water system to be installed for re-use of rain water for flushing toilets and irrigation

➢	Employee entrance in side wall under mezzanine

➢	Guard house between truck entrance and truck exit including new entrance trucks see drawing architect.

➢	Fire alarm and evacuation alarm, fire hoses, emergency lighting as per regulations.

Site/Exterior
➢	2 m high security fencing and manually operating sliding gates.

➢	Loading pit is suitable for incoming and outgoing standard European trucks according to EVO advice

➢	Landscaping as required

➢	Concrete brickwork paving with heavy-duty 100 mm in truck zone, 80 mm in passenger vehicle areas.

➢	Ample car parking and truck on site (in front of building, see drawing architect)

➢	The front of the façade of the truck court has an average lighting to 10 Lux

➢	Outside lighting: Roads and parking 20 Lux
Loading area and entrance   75 Lux
@ProLogis, May 2008

2

Appendix 4
List of Services, Supplies and
Site Maintenance

List of Supplies and Services for the rented property

Component	Frequency
Doors

* Inspection and maintenance of dock equipment (overhead doors, levellers, shelters)	1x p.a.
* Maintenance of exterior door and window furniture

Grounds

* Maintenance of paved areas	1x p.a.
* Clean channels, pump sumps, Inspection chambers and outlets, flush through foul water sewer	1x p.a.
and clean settlement tank	2x p.a.
including: removal of waste in an environmentally sound manner
* Preventative maintenance of electric sliding gates and turnstiles on site	1x p.a.
* Maintenance of green areas	N/A
* Sweep whole site	N/A
* Barriers/outdoor lighting	N/A

External walls

* Clean external walls and claddings of warehouse, offices + guardhouse	1x/3. years
* Clean external walls and claddings of offices 1x p.a. after first cleaning	1x p.a.
* Clean glazing	N/A

Paintwork

* Touch up interior paintwork	1x p.a.

Roof surfaces

* Check roof safeties	N/A
* Clean roof surfaces	2x p.a.
* inspect roof (payable by owner)	N/A

General structural

* Minor structural maintenance, split between several visits per year (max. 3)	1x p.a.
* Preventative maintenance of fire shutters	1x p.a.
* Preventative maintenance of (interior) sun shading	1x p.a.

Lift systems

* Regular maintenance of lift systems in accordance with regulations	N/A
* Testing of lift systems in accordance With regulations	N/A

Building maintenance systems

* Regular maintenance of building maintenance systems in accordance with regulations	N/A
* Testing of building maintenance systems in accordance with regulations	N/A

Plumbing and HVAC systems

* Preventative maintenance of plumbing and HVAC systems	N/A
System components:
* Boiler systems
* Switching cabinets and control equipment
* Air conditioning systems
* Gas-fired air heaters
* Cooling systems (split systems and/or refrigeration equipment)
* Tempering valves, motorised valves, valves, filling and drain cocks
* Circulating pumps, pressure expansion tanks, non-return valves, safety devices
* Air humidifiers

* Jobs to be performed:
* Inspection and maintenance of equipment installed	1x p.a.
* Check filters (cean, replace)	1x p.a.
* STEK / F gases decree inspections of refrigeration equipment and airco	2x p.a.
* Periodic inspection of heating equipment under Environmental Management Act	1x/2 years

* including consumables such as air filters (1x p.a.), drive belts, lubricants, cleaning agents, paint, Indicator lamps, screw fuses up to 25A, ionisation / ignition pins	N/A
* Fix faults
* Use lifting platform	N/A

List of Supplies and Services for the rented property

Components	Frequency
Sanitary installations

* Preventative maintenance of sanitary installations, installation components:	1x p.a.
* Toilet, basin, shower, utility sink and urinal combinations
* Fire hose reels
* Electric water heaters, gas water heater
* Wash troughs
* Fire hydrant systems
* Eye showers
* Pantries
* Rainwater outlet and emergency, overflow, outlets
* Duborain systems
* Fire hydrants including flow meters

Electrical systems

* Preventative maintenance of electrical systems with a hour response time	1x p.a.
System components:
* Electrical system
* Emergency lighting system
* Lightning protection
* Barrier system
* Intercom system
* Evacuation alarm system
* Surcharge for reducing response time to 4 hours	All year round

* Thermographic Inspection of electrical system	1x/3 years
* Replace fluorescent tubes in racking warehouse	1x/8 years
* Replace fluorescent tubes in other warehouse locations	1x/5 years
* Systems/equipment installed by tenant, e.g. security systems,	N/A
access control systems, Internal turnstiles, battery chargers, wrapping machines,	N/A
additional compressors, equipment in ESD room, etc.	N/A

Sprinkler system

* Preventative maintenance of sprinkler system	1x p.a.
* Test sprinkler system on fortnightly basis as per regulations	26x p.a.
* Replace gaskets in alarm valves	1x/3 years
* Preventative maintenance of sprinkler control panel	1xp.a.
* Replace batteries in sprinkler control panel	1x/3 years
* Preventative maintenance of sprinkler pump set	1x p.a.
* Replace oil and filters on sprinkler pump set	1x p.a.
* Replace gaskets, thermostat etc.	1x/2 years
* Replace hoses and V belts	1x/6 years
* Major overhaul of pump set	1x/12 years
* Check condition of clean water tank	1x/15 years
* Inspection of sprinkler system by inspection bureau	2x p.a.
* Preventative maintenance of fire doors	1x p.a.
* Preventative maintenance of smoke vents	1x p.a.

Leglonella

* Produce leglonella control plan	N/A
* Perform checks detailed in legionella control plan	N/A

Environment

* Take air and/or contact samples for checking indoor environment	excluded

General

* Gas
* Water
* Electricity
* Waste removal
* Pest control
* Telephone

*	Component if applicable; specific in-house components may be added.

*	Final frequency to be set in line with use and business process.

*	Service level may be extended by mutual agreement (based on Article 16 of the General Terms and Conditions)
Date: 9 October 2007

Lease Prologis DC II
Appendix 6:
Gedas Report

GEDAS NV
Clara Snellingsstraat 27
2100 ANTWERPEN-DEURNE
Tel 03 360 83 00
Fax 03 360 83 01
ProLogis BV	E-mail: info@gedas.be
Capronilaan 25-27
1119 NP Schipol-Rijk

The Netherlands

Deume, 23th September 2002

Contact: kpeperstraete@gedas.be mclerinx@gedas.be

Project: Phase I Environmental Site Assessment ProLogis Belgium II Sprl Avenue du parc industriel Industrial Park Hauts-Sarts-Milmort	Our Ref.: 11/15/002415 Direct line: 0032/3/3608395

Final Report: Update Phase I Environmental Site Assessment	Direct fax: 0032/3/3608394
Client:
ProLogis BV
ISO 9001 gecertificeerd voor:
Adviesvertening, studie en ontwerp van gebouwen, infrastructuur, milieu en ruimtelijke ordening

CONTENT

Date: 23th September 2002	Page: 2/44

Page
6 CONCLUSIONS AND RECOMMENDATIONS	29

Date: 23th September 2002	Page: 3/44

APPENDICES

1.	Site Photographs
1.1.	Site photograph
1.2.	Aerial photograph

2.	Plans and Charts
2.1	Location site
2.2	Location borings
2.3	Location current and future buildings
2.4	Measurement plan
2.5	Location photographs
2.6	Location heating equipments

3.	Documents
3.1.	Cadastral map
3.2.	Soil investigation
3.3.	Groundwaterdata
3.4.	Industrial zoning
3.5.	Building permit
3.6.	Reaction of municipality of Herstal
3.7.	Correspondence with the archeological authorities

4.	Environmental Report Tick List

Date: 23th September 2002	Page: 4/44

1 Introduction
1.1 Background — Purpose of the Report
GEDAS, member of the ARCADIS-group, was commissioned by ProLogis on behalf of Prologis Belgium II S.p.r.1. (“ProLogis”) on August 15, 2002 to perform an update of a Phase I Environmental Site Assessment (Phase I ESA) of a Site in Liège, located near the Avenue du Parc Industriel, 4041 Herstal-Milmort (Liège), Belgium (“the Site”).
The contract is based on the ARCADIS proposal 2002.M5662 from August 14, 2002.
Representative photographs of the site / site inspection findings are attached in appendix 1; an overview map is shown in appendix 2.1.
Although no soil investigation is included in a Phase I Site Assessment, based on the ASTM practice, an investigation has been conducted in August 2002 and is added in appendix 3 (3.2.).
1.2 Scope of Work/Methodology
ARCADIS GEDAS already performed a Phase I Environmental Site Assessment of the site located near the Avenue du Parc Industriel, 4041 Herstal-Milmort in October-November 2000. This assessment did not identify any non-compliances with the environmental legislation. No further investigation was required by the environmental authorities.
This above described assessment was updated. The update was carried out to define the present environmental condition of the site and to identify potential sources of environmental liabilities.
The main objectives for this update are to acquire an understanding of any changes in the current situation compared with 2000 and liabilities with regard to:
•	actual and previous use/site history;

•	soil and groundwater;

Date: 23th September 2002	Page: 5/44

•	general environmental setting;

•	surrounding land use and potential impacts on the site;

•	legal requirements, permits;
The Phase I ESA is based upon the following activities:
•	Record review: review of available information related to the former and present uses of the location and adjacent properties.

•	Site reconnaissance: a visit to the property to investigate the Site and surrounding properties.

•	Interviews with current owners and with the government

•	Preparation of a written Phase I Environmental Site Assessment report, with a summary of GEDAS’s conclusions and recommendations.
1.3 Planned Land Use of the Site
In 2000 the investigated site (app. 15.5 ha) was free of any construction and was used as arable ground (mainly for cereals).
In 2001 the land was divided in 2 pieces (Lot I and Lot II) with each a surface of app. 8 ha. On one of these parcels (Lot I) a building (Lot I, Phase I) has been constructed. ProLogis plans to rent out this new constructed building. Therefore the investigation (Phase I ESA and limited soil investigation), only considers this part of the parcel with the building on.
Extensions to the buildings are foreseen in the near future. A second part of this building will be constructed in the future years (Lot I, Phase II) (cf. appendix 2).
The existing buildings and planned buildings are shown in appendix 2.3. The logistics hall and the office were at the time of site inspection not put into use(22/08/2002).

Date: 23th September 2002	Page: 6/44

1.4 Limitations of Investigation/Disclaimer
The Phase I Environmental Site Assessment (ESA) was performed by GEDAS in conformance with the scope and limitations of the American Society of Testing Materials (ASTM) standard practice for Phase I Environmental Site Assessments (E 1527-00) and the Master Services Agreement for consulting with ProLogis European properties Fund, ProLogis Trust, ProLogis B.V. or any of its European affiliates and subsidiaries, agreed and accepted on 4 November 1999.
The Phase I ESA comprised a site visit on August 22, 2002. The site inspection was conducted by Mr. Herwig Teughels and Mr. Kristof Peperstraete. The desk study was performed by Ms. Marleen Clerinx. The desk study comprised a limited review of existing documentation as well as confirmation of regulatory compliance from provided/presented permits or revision protocols and the interpretation of information on the environmental setting of the area in wich the site is located.
The results, findings, conclusions, and recommendations provided in this Phase I Environmental Site Assessment report are based on the conditions that were observed during the Site inspection, the review of past occupancy history of the location and information asked for by several authorities provided.

Date: 23th September 2002	Page: 7/44

2 Property Description and Environmental Setting
2.1 The Property
2.1.1 Property Description and Location
The Site is located in an industrial zone (cf. appendix 3, 3.4.) in Herstal-Milmort (“Parc d’activités économiques de Hauts-Sarts”), app. 6 km northeast of the city centre of Liège, along the E313 highway Liège-Hasselt (Exit 34) and the A601 (see Site Map, appendix 2).

The nearest houses are situated at a distance of approximately 0,5 km at the northeastern site of the Site. Public transport facilities are present.
The surrounding streets are well maintained and new streets are under construction in other parts of the industrial zone.
The railway station of Herstal is situated at 1,5 km from the Site. At 11,5 km from the site, the airport of Liège is located (in Voroux-Goreux) and the airport of Maastricht is located at app. 46 km.
The investigated part of the site comprises an areal extent of app. 4 ha, of which the logistic hall covers ca. 22.450 m2. The future attached building (Lot I, Phase II) covers also 22.450 m2 according to the reviewed plans.
A transformer building (approx. 6 m2) is located on the northwestern side of the site. A gas main station is located near the main entrance of the site.
Approx. 20.000 m2 are sealed traffic- and parking areas.
A detailed topographical site survey was carried out in 2001. No final detailed topographical survey (levels) was recieved. The actual buildings show no deviation to the planned building location and size according to the received information from ProLogis.

Date: 23th September 2002	Page: 8/44

The buildings were constructed in the year 2001-2002. No business operations were started. The first tenants will enter the building 15th September 2002. The site layout maps are attached in appendix 2.

Land Register Identification:	Avenue du Parc Industriel
4041 Herstal-Milmort (Liège)
Owner of the properties:	ProLogis Belgium II Sprl
Address:	Capronilaan, 25-27
Town/city:	Schiphol-Rijk
Country:	The Netherlands
Postal code:	1119 NP
Managing Director	Ko Nuiten
Contact person:	Zuzanna Eskinasi
Telephone:	+31/206.556.639
Fax:	+31/206.556.600

Officially responsible persons
For environment:	none required
for (waste-)water:	none required
for waste:	none required
for hazardous transports:	none required
for health and safety:	none required
for fire protection:	none required

Certification:	Not applicable
At actual location since:	Not applicable — still a vacant building
Significant changes:	agricultural use until approx. 2001
2001 till 2002 construction of building (Lot I, Phase I)

Business activities:	Not applicable — Untill now no activities have been executed on the investigated site

Number of employees:	Not applicable
Administration:	Not applicable
Storage / production:	Not applicable

Date: 23th September 2002	Page: 9/44

Working hours:	Not applicable

Buildings rented out
to external companies:	none
Rented buildings:	none
2.1.2 Current Property Use / Site Operations
The Site is classified as an industrial area allowing non-polluting industrial activities. Zone 3 of the industrial parc in which the Site is located, allows only transportation and transport-related activities since this zone is specified as “parc industriel pour les logistics”. The entire surface of this Industrial Zone 3 is app. 121 ha.
The land studied in 2000 covered approximately 15,5 ha. The whole Site was at the time (2000) owned by S.P.I. (Services Promotion Initiatives en Prov. de Liège, Rue Lonhienne, 14 in 4000 Liège).
This site was in 2001 divided in 2 parts (Lot I and Lot II) of each app. 8 ha. ProLogis bought one of both sites in June 2001 (Lot I). The other part is still property of S.P.I.

Lot I was divided in two pieces : Lot I, Phase I and Lot I, Phase II. Each Phase covers approximately 4 ha. Only Phase I is included in this investigation.
The Site of interest (Lot I, Phase I) covers approximately 4 ha. A building of app. 22.450 m3 had been constructed. No electrical towers and overhead power lines are located on the site. Along the southern property border three electrical towers are present.
The cadastral data from Lot I are known as :
•	community of Herstal, Division 6, Section A, cadastral parcel 620 a (27.529 m2)

•	community of Herstal, Division 7, Section A cadastral parcel 450 b2 (40.548 m2)

•	community of Herstal, Division 7, Section A cadastral parcel 450 c2 (9.576 m2)

(cf. appendix 3.1.).
One big distribution facility/warehouse with an office department is located on Site.

Date: 23th September 2002	Page: 10/44

The current site operation (empty building) is not qualified as of any environmental concern according to the results of the site visit, data review and according to verbal statements of the authorities. Specific operation permits beyond the general construction are not required at this time.
2.1.2.1 Electricity, Transformers
The plant’s electric system is connected to the public supply net (Idea, in the past Electrabel). No PCB containing transformers or capacitors are in use on site as far as noticed during the site visit. This was confirmed by ProLogis.
The site operates 1 transformer in the transformer-station located near the sprinkler installation (see map in appendix 2.2); the power output is 630 kVA.
2.1.2.2 Water Management
Water Supply
The potable water supply of the Site is partly provided by the S.W.D.E. (Société Wallone des eaux) and the C.I.L.E. (Compagnie Intercommunale Liègois des eaux). This water concerns sanitary and drinking water. A sprinkler basin (capacity 550 m3) is present on the site (southwestern area of the location).
Sewer System / Waste Water
The site’s sanitary waste water and storm water is collected separately in the site’s sewer system and conveyed to the new public sewage system. The internal sewer consists of PVC-pipes.
The site does not operate a water / oil separator (not required); production waste water generating processes are not carried out at this time. Sanitary water is headed via a degreaser towards the sewer system.
2.1.2.3 Heating Units
The site operates a natural gas fueled heating system consisting of:

Date: 23th September 2002	Page: 11/44

•	a heating circuit with a boiler unit (Ø 160) in the administration building (Firm Elco Klöcler) Two heating rooms are present. The equipment in the offices consist of Radson radiators.

•	16 modern heating radiators type Reznor in the logistic halls.
The radiators in the logistic halls should periodically be supervised by a certified chimney sweep company.
The location of the boiler unit in the administration building is shown in Appendix 2.6.
2.1.2.4 Heating Oil
The site does not operate a heating oil fueled system.
2.1.2.5 Natural Gas
There is a natural gas pipeline (Association Liégois de gaz (A.L.G.) and Distrigas) and a sewage draining system. Electrical power is provided by A.L.E. (Association Liégois d’léctricité).
2.1.2.6 Underground Storage Tanks (USTs)
At the site, no underground storage tanks are noticed. No visit was executed inside the building, only the exterior part.
2.1.2.7 Aboveground Storage Tanks (ASTs)
At the site, besides the water tank (550 m3), no aboveground storage tanks are noticed. No visit was executed inside the building, only the exterior part
2.1.2.8 Fuel Station
No fuel station or battery loading stations are noticed on site.

Date: 23th September 2002	Page: 12/44

2.1.2.9 Storage of Chemicals
Nowadays the activities of the site do not (yet) comprise the use, storage and/or handling of hazardous materials and materials of environmental concern.
According to the owner of the site, no spills or accidents occured till date during the building of the hall.
2.1.2.10 Emissions to the Atmosphere
In the future due to the gas heating / boiler exhausts, emissions will be generated on the site. At this time no air emissions are present on site.
2.1.2.11 Noise, Vibration and Odor Nuisance
Up till now the site does not operate heavy noise generating machinery leading to external noise emissions above the permitted emission values for industrial areas nor generating relevant vibrations.
No complaints occurred during the building of the warehouse.
The truck traffic to and from the ProLogis- site will not pass designated residential areas. Since the site entrance as well as the loading / unloading areas and internal traffic zones are not neighbored by housing areas, truck traffic generated noise emissions are unlikely to be a nuisance in the future.
Odor emitting processes do not occur at the site.

Date: 23th September 2002	Page: 13/44

2.1.2.12 Waste Materials
The site (empty building) produces no hazardous commercial waste (packaging material, cardboard, plastic foil etc.) or normal office waste.
2.1.2.13 Potentially Contaminated Building Materials
Asbestos Containing Materials (ACM)
ACM has not been identified during the inspection of the recently constructed building and is not present according to the owner and the reviewed construction documents (i.e. installation of ACM in new buildings is forbidden according to the applicable Belgian legislation).
PCB
The site does not operate PCB-containing transformers according to the owner; PCB-containing earth cables have not been installed.
2.1.2.14 Radioactive Materials
Prologis has not been using or storing radioactive materials. Ionization-smoke-detectors containing radioactive substances are not used on the site.
2.1.2.15 Other Contaminated Building Material
During the site visit, no contamination of building materials has been observed (new building).
2.1.2.16 Health & Safety
Dangers to the public could not be detected at this time. The site is not in possession of an emergency plan at this time. No plan is required at this time.

Date: 23th September 2002	Page: 14/44

2.1.2.17 Fire Protection
The municipal fire prevention revised the application for the building permit (prior to the start of the construction of the building) and imposed some rules concering fire protection.
According to the reviewed permit the following rules should be followed :
•	Implantation : A connecting road should be present for the intervention vehicles (fire department, ambulance ,...) This road should be 4 m long and should be located at a distance of 2 m from the building. This has been fulfilled.

•	Structure : Rf-value (fire resistance) 1/2 h, electricity should be controlled by a recognized expert, the safety exits should be clearly marked, pictograms must be applied, an alarm should be installed

•	Fire protection : The site must be equipped with sufficient hose reels. The whole building must be reached with one jet of water. A proposal with the implantation of the fire extinguishers for the whole building complex must be transferred. Two Fire extinguishers based on water must be installed on each officelevel. Four CO2 fire extinguishers must be installed on specific sites on the location. The installation of automatic fire / smoke detectors and a sprinkler system is required. An aboveground hydrant should exists (possible to supply 60 m3/hour, during 2 hours).
Should future storage and handling of large volumes of combustible/flammable materials or an expansion of the halls result in an increase of fire risk, than an upgrading of the present fire prevention / fire fighting installations would be required.
2.1.3 Previous Property Use
The site was used for agricultural purposes until 2000-2001. Mainly cereals and maize were grown on the land. An aerial photograph ordered by the firm Eursosense showed that in 1985 no activity was present on the site.

Date: 23th September 2002	Page: 14/44

2.1.4 Summary of Property History
Besides the above mentioned previous use, the site development till date comprises the construction of the present logistic hall and related administration- / service building in 2001-2002. On the 15th of September, new tenants will enter this buildings.
2.2 Environmental Setting
2.2.1 Geology
The geology of the location can be schematised in the following way:
The site of investigation is situated in the wide valley of the Meuse. Immediately below surface, Quaternary river deposits occur. These can consist of gravel (Pleistocene Meuse terraces) and a mixture of sand, silt and clay (Holocene Meuse deposits).
Below these recent layers, the Paleozoic basis occurs. At the location the top is formed by deposits of Westphalian and Namurian (late Carboniferous) age. These consist of sandstone and schist, alternated with coal beds. Underneath, the Visean and Tournesian limestones occur. The underlying Devonian beds consist of alternating thick limestone and sandstone layers. The basis of the Paleozoic layers is formed by metamorphous schist and kwartsite of Silurian and Cambrian age.
Potential aquifers in the region are formed by the Meuse gravel deposits, and the Paleozoic limestones in which secondary porosity was created by karstic phenomena.
2.2.2 Hydrogeology
According to Mr. Lalleman d’Herstal (2000) it is not possible to abstract groundwater at this location. This is due to the presence of sandstone, schists, limestone and coal beds in the subsoil. The groundwater level of the first aquifer should only be situated at 118 m-gl in the Houiller. However in this formation some sandstone layers can be present with a thickness of 20-30 m. It is impossible to abstract water from the sandstone layers.

Date: 23th September 2002	Page: 16/44

We asked once more for the groundwater abstraction within a radius of 2 and 5 km. Four active abstractions (undrinkable) are present within a distance of 2 km. Two non-active groundwater abstraction wells are present within a distance of 2 km. One potentially polluating activity is present within a distance of 2 km : Axima S.A.. The data are presented in appendix 3 (3.3.).
2.2.3 Hydrology
Rainwater is collected on the site and conveyed into the public sewage system (separation rainwater — discharged waste water). The only surface water bodies of importance for the Site are the river called the “Meuse (de Maas)” and the Albert canal, both located approximately 6 km to the east of the Site. The direction of the groundwaterflow can not be determined based on present data.
The Site is located in an area with problems with respect to rainwater. The soil in this area is very impermeable, which makes it very hard for rainwater to infiltrate in the soil. This was obvious during the site visit as the soil was very swampy after a downpour. A big pond was visible on the southeastern site.
2.2.4 Topography
The topography of the Site slopes from the southeast to the northwest. On the site of Weerts a pile of soil was visible. No information concerning the origin of the ground was given. Probably the soil is originating from Weerts.
2.2.5 Previous Investigations
In the past GEDAS carried out an environmental and geotechnical investigation in the current investigation area and on the neighbouring site.
According to the reviewed files provided for the Phase I Environmental Site Assessment, GEDAS produced the following reports for the site and the neighbouring site:
•	Measurement plan dated 6th November 2000, 03/3043 (neighbouring site)

•	Measurement plan dated 6th of January 2001, 11/11/1844

Date: 23th September 2002	Page: 17/44

•	Phase I Environmental Site Assessment; dated 5th October 2001, 03/3043 (neighbouring site)

•	Phase I Environmental Site Assessment; report 11/15/1844 dated 18th January 2001, 11/11/1844

•	Geotechnical site investigation dated 29th November 2000, 03/3043 (neighbouring site)

•	Geotechnical site investigation dated 23th January 2001, 11/11/1844

•	Soil investigation dated 9th October 2000, 03/3043 (neighbouring site)

•	Topographical survey dated December 21st 2000, 11/11/1844
Together with the geotechnical study on the neighbouring parcels, 8 soil samples were taken and were analysed to determine the soil quality. No concentrations exceeded the Walloon Background Values or the Flemish Vlarebo Intervention Values.
A new soil investigation was executed on the current site.
2.2.6 Environmental Sensitivity
No wooded areas were observed on or around the property by GEDAS at the time of the Site inspection. The Site was formerly covered with cereals. No stressed vegetation was noticed. The site is not located in a biological valuable area. This was once more asked to the institution of nature conservation.
Regarding the presence of archeologic relicts, an inquirement was made once more with the authorities.
According to the S.P.I. no relicts were ever found on surrounding properties.
The “Service des fouilles de la région Wallonne” has mentioned in 2000 the possible presence of a Roman track from Tongeren to Herstal (Chaussée Brunehaut on the map). This implies that every demand for a building permit should be advised by the “Service de Archéologie, Direction de Liège”. They should attend every meeting concerning the preparation of the works and the start up of the activities. If something important is found they can stop the works.
There were contacts with this autorities during the construction works. A copy of this correspondence is represented in Appendix 3.7.
To the west behind the E313 the municipality of Liers is situated. To the east at 1,5 km the municipality of Milmort is located.

Date: 23th September 2002	Page: 18/44

2.2.7 Planning Applications
The district plan defines the site and its surrounding as an industrial area. A copy of this Plan is attached in appendix 3.4. Additional legal obligations were asked for by the competent autorithies.
Building permission for the constructed building :
The building permission was granted on March 5th, 2001. The building permission for the Phase I distribution center is attached in Appendix 3.5.
2.2.8 Current Surrounding Uses
The Site is bordered to the west by the “Avenue du parc industriel” and the E313 Highway and to the other sides by small to medium sized enterprises.
The closest neighbours are Weerts (to the south) and Techspace Aero (to the east). These companies are medium-sized enterprises. Weerts is specialised in transport of biscuits. Techspace Aero produces aircraft engines. On the other sides the site is bordered by agricultural land, property of I.S.P.C. and Air Liquide.
According to the authorities no specific environmental problems were noticed except for some complaints concerning noise in the past. These were complaints from the local inhabitants concerning traffic. These complaints were not addressed to the activities of ProLogis.
The surrounding companies are :
•	Techspace aero S.A., Route de Liers, 121, 4041 Milmort, T : 04/278.81.11, F : 04/278.52.07

Activity: Production of aircraft engines and treatment of waste products related with the production process. The activities are present since 30 to 40 years. No particular problems were ever noticed.

•	Weerts: Avenue du parc industriel,. This is a rather new site, still under construction.:

Activity: Transport of chocolates

•	L’air liquide Belge S.A., Avenue du parc industriel, 2, 4041 Milmort, T : 04/287.78.78, F : 04/278.67.47

Date: 23th September 2002	Page: 19/44

Activity: Filling up canisters with industrial gases : The activities are present since 6 à 7 years. No problems were ever reported.

•	Gar. Collette Sprl (Mitsubishi), Route de Liers, 122, 4041 Milmort, T : 04/278.58.16 , F : 04/278.71.14

Activity: garage

•	Galliker Transport & Logistics, Avenue du parc Industriel, 4041 Milmort, T : 04/287.01.01, F : 04/278.03.03

Activity : The company is active in the transport sector. Activities are present since 1985-1990.

•	ISPC, Route de Liers, 125, 4041 Milmort, T : 04/278.92.92

Activity: A wholesale business (+ transport) in horeca requirements (food, cooking utensils, etc. ). The company is located on the site since 2 years.

•	Van Dijck S.A., Route de Liers, 4-6, 4041 Milmort, T : 04/278.73.25, F : 04/278.06.37

Activity: Production of clinckers
Based on the review available documentation and the site visit, the current use of the surrounding properties does not seem to represent any risk for potential contamination of the Site.
All companies in the surrounding area are in possession of required operational permits and no issues of non-complianced have been reported. No changes with regard to the situation in 2001 was reported. Only Weerts started in 2001 with the storage of foods in refrigerators (cf. appendix 3.6.).
2.2.9 Previous Surrounding Uses
The area was previously used for agricultural purposes.
2.2.10 Statement of Property Sensitivity
An official central register regarding the sensitivity of a property does not exist in Belgium. The information regarding potential sensitivity issues such as environmental relevance, landfill

Date: 23th September 2002	Page: 20/44

registration, contaminated land registry, mining issues etc. have to be obtained from several authorities.
The mentioned sensitivity aspects are described in the previous chapters.
2.2.11 Site Access and Traffic
The location is served by the E40 and the E313. Public transport facilities are present. The surrounding streets are well-maintained.
2.2.12 Utilities
Water
The potable water supply of the Site is partly provided by the S.W.D.E. (Société Wallone des eaux) and the C.I.L.E. (Compagnie Intercommunale Liègois des eaux). This water concerns sanitary and drinking water.
Gas
Natural gas is supplied by Distrigas and A.L.G. (Association Liègois de Gaz) (cf. Paragraph 3).
Electricity
Electricity is provided by Idea (in the past by Electrabel).
Sewer
The sewer service is provided by the local authority.
New information was asked for from the N.A.T.O., Belgacom, S.W.D.E., A.L.E., forces armées, A.L.G. Only the information from Belgacom reached us at the date of the report. Other information will be sent later.

Date: 23th September 2002	Page: 21/44

3 Regulatory / governmental agency inquiries
This section discusses the Walloon legislation regarding environmental practices.
The present legislation in Walloon relating to environmental protection is not well developed. Only in specific domains exists a legislation (f.e. waste).
The authorities are aware of the current situation and have worked out a new legislation. The new decree should replace the old legislation. However one is still waiting for new implementing regulations. Until then the old regulations stay into use.
According to the local authorities it will probably take another two years before this new legislation will be officially enforced.
3.1 Environmental law
A big part of the environmental law of the Walloon district is still sectorial legislation (surface water, noise, etc.). However since ten years some overall environmental aspects are implemented in the Walloon legislation.
From this point of view two decrees merit particular attention.
3.1.1 Environmental impact assessment
In view of the European directive 85/337/EEG concerning environmental impact assessment of some public and private projects, the Walloon authorities have decided on the decree of September 11, 1985. The decree was implemented in 1991 and has found wide application.
The decree makes some government decisions (f.e. granting of exploitation permits, building permits) subject to a preceding environmental impact assessment f.e.:
Whenever a request for an exploitation permit or some building permit is submitted, it has to be joined by a preceding environmental impact assessment (,,Notice d’évaluation préalable des incidences“).

Date: 23th September 2002	Page: 22/44

The competent authorities evaluate the repercussions of the project on the environment. If the authorities consider the repercussions to be negligible, no further investigation / measures should be taken.
If the authorities consider the environmental repercussions of the project to be important, an extensive environmental impact assessment (,,ètude d ’incidences“) should be conducted.
This elaborate assessment (,,ètude d’incidences“) contains at least:
•	A description of the project, the location, planning and dimensions

•	The necessary information to identify and to value the effects of the project on the environment

•	A description of the necessary measures necessary to avoid negative aspects

•	A non-technical description of the data mentioned above
The elaborate environmental impact assessment should be conducted by a recognised expert. After the study has been finished, the developer submits five copies of the demand to the competent authorities. These authorities forward the demand to the local authorities with a view to a public investigation.
3.1.2 Admission to environmental information
With a decree of June 13, 1991 (concernant la liberté d’acces des citoyens à l’information relative è l’environnement) the free entrance to environmental information has been converted into law.
3.2 Environmental law concerning specific environmental sectors
Up till now no complete integrated system for environmental permits is implemented. Only in a few domains the legislation is well developed.
The most important legislations at this moment are :

Date: 23th September 2002	Page: 23/44

3.2.1 Exploitation of dangerous or unhealthy activities
In the Walloon provinces the legislation for exploitation of unhealthy goods is still the R.G.P.T. (Réglement Générale pour la Protection du Travail) — legislation (former federal legislation). The permits are given for a maximal duration of 30 years.
Activities listed in Chapter II of title I of the R.G.P.T. should get an exploitation permit. The establishments are grouped in two classes, depending on their size and impact on the environment.
If the activities are defined as second class, the involved municipality (in case Herstal) will judge the demand. If the activities are classified as class one, the involved province (in case Liége) will grant the environmental permit. If necessary an appeal should be lodged with the Walloon minister.
3.2.2 Protection of the surface water
The protection of the surface water is organized in the decree of 7 October 19851. A permit is necessary to discharge water (industrial waste water and domestic wastewater).
3.2.3 Protection and exploitation of groundwater and drinking water
With the decree of 30 April 19902 the protection of the groundwater and the surface water is regulated. For example for the abstraction of groundwater a permit is necessary.
3.2.4 Protection of air
No separate legislation exists concerning air pollution. The permit for the exploitation of the activities holds standards for the air emissions. Awaiting a new Walloon legislation, the authorities often use the German TA-Luft standards.

[1]	Décret sur la protection et l’exploitation des eaux sousterraines et des eaux potables

[2]	sur la protection et l’exploitation des eaux sousterraines et des eaux potables

Date: 23th September 2002	Page: 24/44

3.2.5 Noise abatement
No separate legislation exists concerning noise abatement. A federal law of 1973 still forms the legal framework. As for the air-emissions, the permit for the exploitation of the activities holds standards for noise.
3.2.6 Soil protection
A soil investigation has been conducted at this site (cf. appendix 3.2.).
In Walloon there is only specific regulation concerning soil, soil protection or soil remediation for service stations. Frequently references are made to the Walloon Waste legislation.
The Walloon authorities have however realized that there is a need for such a legislation and are working on a legislation concerning this soil protection.
3.3 Environmental management system
In order to manage environmental issues properly in all departments of the company, it is essential that everyone bears clear-cut responsibilities for the environment. In the event of accidents that affect the environment, the responsible authority has to be informed.
In Belgium, there are no legal requirements for the implementation of an environmental management system, neither in Flanders nor in the Walloon provinces.

Date: 23th September 2002	Page: 25/44

3.4 Sitescope Report
In Belgium, a property data file comparable to a sitescope report and sitefile directory (see next chapter) is not provided. The land registry comprises the areal extent of a property, the covered land parcels / identification, ownership, registered easements.
A copy of the actual land registry dated September, 2002 is attached as appendix 3.1.
According to the land registry, the ProLogis site comprises the following parcels defined in land registry: Municipality of Herstal, Division, Section A, part of parcel 450 y.
3.5 Sitefile Directory
Not applicable in Belgium

Date: 23th September 2002	Page: 26/44

4 Results of Walk-Over Inspection
During the walk-over inspection, no issues representing a relevant matter of environmental concern or indicating the need for major rehabilitation- or corrective measures have been identified. No visit inside the buildings was conducted. No activities were present on site according to ProLogis and as far as seen.

Date: 23th September 2002	Page: 27/44

5 Environmental Risk Assessment
GEDAS, a member of the ARCADIS group, has performed an update of a Phase I Environmental Site Assessment of a Site at the Avenue du Parc industriel at Milmort (Herstal), Belgium in conformance with the scope and limitations of the ASTM standard practice for Phase I Environmental Site Assessments.
Observations made during the Site reconnaissance did not identify any non-compliance with the environmental legislation.
A review of historical activities on Site and the current use of the Site do not reveal any environmental conditions and no further investigation is recommended.

Our Phase I ESA did not reveal any recognised environmental conditions and no indications of possible land contamination were reported nor noted and no further investigation is recommended or required.

Date: 23th September 2002	Page: 28/44

6 Conclusions and Recommendations
Summary of Issues

1. Environmental Risk Assessment	Finding / Conclusion:

Based on the findings of the site inspection and data review / desk study, the actual and planned future site utilization and the identified subsurface situation do not inhere any relevant environmental risks

	Recommendation:	No Action required

2. Results of Walk-Over Inspection	Finding / Conclusion:

During the walk-over inspection, no issues representing a relevant matter of environmental concern or indicating the need for major rehabilitation- or corrective measures have been identified

	Recommendation:	No Action required

3. Planned Building Expansion	Finding / Conclusion:

On Lot I, Phase I a new storage building had been constructed. On this parcel no building expansion is provided.

	Recommendation:	No Action required

4. Site-/Building Survey Report	Finding / Conclusion:

Existing documents state that the actual buildings show no deviation of the planned building and the constructed building with regard to location and size.

	Recommendation:	No Action required

Date: 23th September 2002	Page: 29/44

5. Chemicals	Finding / Conclusion:

Site activities at this time do not comprise use/handling of hazardous materials and materials of environmental concern requiring official permission and regulatory surveillance.

	Recommendation:	No Action required

6. Traffic Study	Finding / Conclusion:

Truck traffic is not present at this time. In the future traffic will not pass through designated areas. Since the site entrance as well as the loading / unloading areas and internal traffic zones are not neighbored by housing areas, truck traffic generated noise amissions are unlikely to be a nuisance in the future.

	Recommendation:	No Action presently

7. Future Fire-Prevention Measures	Finding / Conclusion:

Should future storage / handling of larger volumes of combustible / flammable materials or an expansion of the halls result in an increase of the fire risk, an upgrading of the present fire prevention / fire fighting installations would be required

Recommendation:

	Internal assessment of future fire load situation depending on planned storage activities, informal discussion with authorities regarding potential permission requirements.	No Action presently

8. Soil investigation	Finding / Conclusion:

Based on the soil analysis no further soil and groundwater investigation or remedial actions are required by the authorities.

	Recommendation:	No Action required

Date: 23th September 2002	Page: 30/44

9. Easements	Finding / Conclusion:

The following easement exist for the ProLogis-site :

• A connecting road should be present for the intervention vehicles (4m long at a distance of 2 m from the building)

Recommendation:
No Action required
Antwerpen, 24th September 2002

Marleen Clerinx	Herwig Teughels

Date: 23th September 2002	Page: 31/44

       APPENDICES

1.	Photographs
1.1.	Site Photographs
1.2.	Aerial Photograph

Date: 23th September 2002	Page: 32/44

2.	Plans and Charts
2.1.	Location site
2.2.	Location borings
2.3.	Location current and future buildings
2.4.	Measurement plan
2.5.	Location photographs
2.6.	Location heating equipment

Date: 23th September 2002	Page: 33/44

3.	Documents
3.1.	Cadastral map
3.2.	Soil investigation (not added, in possission of ProLogis)
3.3.	Data concerning groundwater abstraction
3.4.	Industrial zoning
3.5.	Building permit
3.6.	Reaction municipality of Herstal
3.7.	Correspondece authorities concerning archaeological relicts
3.8.	Information conerning utilities

Date: 23th September 2002	Page: 34/44

4.	Environmental Report Tick List

Date: 23th September 2002	Page: 35/44

Appendices 1.1 and 1.2
Site Photographs And Aerial Photographs

Appendix 2.1
Location site

Appendix 2.2
Location borings
See Annex 7.4 of Appendix 3.2.

Appendix 2.3
Location current and future buildings

Appendix 2.4
Measurement plan
See Section 4 of Appendix 3.2.

Appendix 2.5
Location photographs
See Appendices 1.1 and 1.2.

Appendix 2.6
Location heating equipment

VIDOIR + EAU FROIDE
DN20
HALL DE STOCKAGE

INDICE	DATE	NATURE DES MODIFICATIONS
C	[illegible]	[illegible]
B	[illegible]	[illegible]
A	[illegible]	[illegible]

HALL DE STOCKAGE - HVAC - MEZZANINE

08131
001

Dossier : 08131

Appendix 3.1
Cadastral Map

Ministère des Finances

Administration du Cadastre

Situation au 1.1.2000

EXTRAIT DE LA MATRICE CADASTRALE DE LA COMMUNE DE

Numéro de commune : 62064

HERSTAL 7 DIV/LIERS/

Numéro de l'article : 01193

IDENTIFICATION ET DROITS EVENTUELS DU OU DES PROPRIETAIRES (1)
DOMAINE DE LA SPI+/SERVICES PROMOTION INITIATIVES EN PROVINCE DE LIEGE 4000 LIEGE R LONHIENNE 14

P A R T I E D E L ' A R T I C L E

N° d'ordre	Situation de la parcelle (rue et numéro ou lieu-dit, hameau)(1) Détails complémentaires	Wateringue	Désignation cadastrale		Nature de la propriété	Contenance			Classement et revenu à l'ha ou année de la fin de construction (2)	Revenu cadastral	
			Section	Numéro de la parcelle		ha	a	ca		Code(3)	Montant
0157	CHEM DE VOTTEM		A	498 C	TERRE	N	27	21	1B 2750	1G	700
0176	AV DU PARC INDUSTRIEL		A	450 Y	TERRE	N 7	19	64	1B 2750	1G	19700

(1) L'Administration du Cadastre ne peut être rendue responsable d'éventuelles erreurs dans la désignation des rues et des numéros de police

(2) Période ou année de fin de construction :
- 8001 : avant 1850
- 8002 : années 1850 à 1874
- 8003 : années 1875 à 1899
- 8004 : années 1900 à 1918
- 8005 : années 1919 à 1930

(3) Première position du code :
- 1 ou 2 : non bâti (1) ou bâti (2) ordinaire
- 3 ou 4 : non bâti (3) ou bâti (4) industriel (ou éventuellement artisanal ou commercial avec outillage)
- 5 ou 6 : matériel et outillage sur une parcelle non bâtie (5) ou bâtie (6)

Deuxième position du code :
- F : revenu cadastral imposable
- G,H,P,Q : revenus cadastraux bénéficiant, en vertu de dispositions légales, d'une exonération totale ou partielle du précompte immobilier
- J : revenu cadastral non fixé ou revenu cadastral fixé mais non imposable pour non-occupation ou non-location
- X : revenu cadastral provisoire pour cause d'occupation ou de location avant le complet achèvement
- L : revenu cadastral partiel provisoire d'un immeuble à appartements dont tous les appartements ne sont pas occupés ou loués.

Revenu à l'ha et revenu cadastral exprimés en BEF prix en BEF et en EUR (taux de conversion 40,3399)

REMARQUE
La mise à jour des documents cadastraux n'est effectuée que dans le courant de l'année qui suit la date de la modification. Dès lors, il se pourrait que notamment les revenus cadastraux mentionnés dans l'extrait ne tiennent pas compte de modifications récentes apportées aux biens, auquel cas ils ne pourront être invoqués pour demander une éventuelle remise des droits d'enregistrement. Il se pourrait également que lesdits revenus soient en instance de révision suite à une réclamation.

Reproduction interdite en vertu de l'article 504, §3, du Code des impots sur les revenus 1992

NUMERO DE LA DEMANDE : 2000043297

COUT : [redacted] BEF
: [redacted] EUR

Certifié conforme aux inscriptions de la matrice cadastrale

A LIEGE , LE 03/01/2001

L'AGENT DELEGUE,

Pirlotte

PIRLOTTE

ministère des Finances Administration EXTRAIT DE LA MATRICE CADASTRALE DE LA COMMUNE DE DQMAINB DB LA SPI+/SERVICES PROMOTION IN BN PROVINCE DE LIEGE 4000 1IEGB R LQNKIBHNE 14 PARTIE DE L’ARTICLE CHBH DB VOOTBH AV DU PARC INDUSTRIEL 0176 498 C TERRE H 27 21 1B 2750 10 700 450 2 TBRR8 N .7 19 64 1B 2750 1G 19700 L’SGEHT DELEGUE,

Ministère des Finances

Administration du Cadastre

Situation au 1.1.2000

EXTRAIT DE LA MATRICE CADASTRALE DE LA COMMUNE DE

Nombre de feuillets : 002

Numéro de commune : 62112

HERSTAL 6 DIV/VOTTEM/

Numéro de l'article : 04996

IDENTIFICATION ET DROITS EVENTUELS DU OU DES PROPRIETAIRES (1)

DOMAINE DE LA SPI+/SERVICES PROMOTION INITIATIVES EN PROVINCE DE LIEGE
4000 LIEGE R LONHIENNE 14

PARTIE DE L'ARTICLE

N° d'ordre	Situation de la parcelle (rue et numéro ou lieu-dit, hameau)(1) Détails complémentaires	Wateringue	Désignation cadastrale: Section	Désignation cadastrale: Numéro de la parcelle	Nature de la propriété	Contenance: ha	Contenance: a	Contenance: ca	Classement et revenu à l'ha ou année de la fin de construction(2)	Revenu cadastral: Code(3)	Revenu cadastral: Montant
0279	SUR FILAUME		A	589	TERRE	N	18	52	1 3000	1G	550
0280	CHEE BRUNEHAULT		A	650/02	CHEMIN	N	61	90	490	1G	300
0286	A LA CHAUSSEE		A	540 B	TERRE	N	40	37	1 3000	1G	1200
0287	A LA CHAUSSEE		A	547 B	TERRE	N	68	79	1 3000	1G	2000
0288	SUR FILAUME		A	588 D	TERRE	N	09	10	1 3000	1G	270
0289	A LA CHAUSSEE		A	549 C	TERRE	N	46	63	1 3000	1G	1300
0294	SUR FILOME		A	588 C	TERRE	N	10	31	1 3000	1G	300
0304	CHEE BRUNEHAULT		A	544 C	TERRE	N	29	90	1 3000	1G	850
0305	CHEE BRUNEHAULT		A	550 B	TERRE	N	25	22	1 3000	1G	750
0315	FOND DE LIERS		A	620	TERRE	N	09	59	1 3000	1G	280

(1) L'Administration du Cadastre ne peut être rendue responsable d'éventuelles erreurs dans la désignation des rues et des numéros de police

(2) Période ou année de fin de construction :
- 0001 : avant 1850
- 0002 : années 1850 à 1874
- 0003 : années 1875 à 1899
- 0004 : années 1900 à 1918
- 0005 : années 1919 à 1930

(3) Première position du code :
- 1 ou 2 : non bâti (1) ou bâti (2) ordinaire
- 3 ou 4 : non bâti (3) ou bâti (4) industriel (ou éventuellement artisanal ou commercial avec outillage)
- 5 ou 6 : matériel et outillage sur une parcelle non bâtie (5) ou bâtie (6)

Deuxième position du code :
- F : revenu cadastral imposable
- G,H,P,Q : revenus cadastraux bénéficiant, en vertu de dispositions légales, d'une exonération totale ou partielle de précompte immobilier
- J : revenu cadastral non fixé ou revenu cadastral fixé mais non imposable pour non-occupation ou non-location
- K : revenu cadastral provisoire pour cause d'occupation ou de location avant le complet achèvement
- L : revenu cadastral partiel provisoire d'un immeuble à appartements dont tous les appartements ne sont pas occupés ou loués.

PIRLOTTE

** VOIR FEUILLET SUIVANT S.V.P. **

0279 SUR FILAUMS A 589 TERRE S 18. 52 1 3000 16 550 0280 CMBBBRDNSHAOI- A 650/02 CHEMIN 9 61. 90 490 16 300 0286 A LA CHAUSSEE A 540 H SERBE M 40 37 1 3000 1G 1200 0287 A LA A 547 B SERRE 79 1 SOBO IG 2000 0288 SUR PILAOHB A 588, D TERRE N 09 270 0289 A LA CHAUSSEE A 549; C TERRE V 46. 53 1 3000 10 1300 0294 SUR PILOMB A 588 C TERRE 10 31 1 300p 10 300 0304 CUBE BRONEHADW A 544 C TERRE M 29 90 1 3000 1G 850 0305 CH2B A 350 8 TERRE 8 25 22 l. 3000 IG 7S0 0315 POND DE LISRS A 620 TERRE S 09 59 1 3000 10 280 (2) Période — 0001 — .0002 — 0004 (3) Première position du Code suite 1 de l'article 04996

Numéro d'ordre	Situation de la parcelle (rue et numéro ou lieu-dit, hameau)(1) Détails complémentaires	Wateringue	Désignation cadastrale			Nature de la propriété	Contenance				Classement et revenu à l'ha ou année de la fin de construction (2)		Revenu cadastral	
			Section	Numéro de la parcelle				ha	a	ca			Code(3)	Montant
0338	A LA CHAUSSEE		A	551	C	TERRE	N		77	40	1	3000	1G	2300
0356	CHEE BRUNEHAULT		A	542	C	TERRE	N		41	20	1	3000	1G	1200
0357	CHEE BRUNEHAULT		A	545	C	TERRE	N		29	00	1	3000	1G	850
0360	CHEE BRUNEHAULT		A	546	C	TERRE	N		03	84	1	3000	1G	110
0363	A LA CHAUSSEE		A	538	A	TERRE	N		14	80	1	3000	1G	440
0364	CHEE BRUNEHAULT		A	539	C	TERRE	N		42	77	1	3000	1G	1200
0371	FOND DE LIERS		A	617		TERRE	N	1	11	45	1	3000	1G	3300
0389	CHEE BRUNEHAUT		A	543	C	TERRE	N		20	00	1	3000	1G	600
0402	SUR FILANNE		A	583	C	TERRE	N		92	40	1	3000	1G	2700
0404	SUR FILANNE		A	584	K	TERRE	N		13	44	1	3000	1G	400
0406	SUR FICANNE		A	584	M	TERRE	N		37	90	1	3000	1G	1100
0424	FOND DE LIERS		A	621	B	TERRE	N	4	45	17	1	3000	1G	13300
0427	CHEE BRUNEHAULT		A	539	B	TERRE	N		04	93	2A	3000	1G	140

(1) et (2) et (3) : voir premier feuillet

REMARQUE

La mise à jour des documents cadastraux n'est effectuée que dans le courant de l'année qui suit la date de la modification. Dès lors, il se pourrait que notamment les revenus cadastraux mentionnés dans l'extrait ne tiennent pas compte de modifications récentes apportées aux biens, auquel cas ils ne pourront être invoqués pour demander une éventuelle remise des droits d'enregistrement. Il se pourrait également que lesdits revenus soient en instance de révision suite à une réclamation.

Revenu à l'ha et revenu cadastral exprimés en BEF
prix en BEF et en EUR (taux de conversion 40,3399)

Reproduction interdite en vertu de l'article 504, §3, du Code des impots sur les revenus 1992

NUMERO DE LA DEMANDE : 2000043297

COUT : [redacted] BEF
: [redacted] EUR

Certifié conforme aux inscriptions de la matrice cadastrale

A LIEGE , LE 03/01/2001

L'AGENT DELEGUE,

Pirlotte

PIRLOTTE

0338 A IA CHAUSSBB A 551 C TBRRB H 77 40 1 3000 IS 2300 0356 CHB A Ç42 Ç TBRRB S 41 20 1 .3000 10 1200 0357 CHB A 545 C TBRRB H 29 00 1 3000 10 850 0360 CHBB 0363 A IA CHAUSSÉS A 538 A TBRRB H 14 80 1 3000 10 440’ 0364 CHBB A 539 C TBRRB H 42 77 1 3000 10 1200 0371 FOND DE MERS A 617 TBRRB N 1 11 45 1 3000 10 3300 389 CHBB BRUHBKAUT A 543 C TBRRB H 20 00 1 3000 10 600 02 SUR FIWVNNE A 383 C TERRE H 92 40 1 3000 2700 0404 A 584 K TBRRB 8 13 44 1 3000 10 400 0406 SUR FICRKH8 A. 594 H TBRRB N 37 90 1 3000 IS 1100 0424 FOND DE SIERS A 621 B TBRRB H 4 45 17 ‘1 3000 10 13300 0427 A 539 S TERRE H 04 93 2A 3000 18 140 Revenu à L’AGENT DELEGUE,

HERSTAL 6e Don
(VOTTEM)
Section A 5e feuille

Echelle de 1 à 1250

Commune de
HERSTAL 7e Don
unique
de feuille
Commune F
Section
Fond de Liers
Au che
A la Chaussée
Section A

Mise à jour : 1-1-2000

HERSTAL 6eDon
(VOTTEM)
Section A 4e feuille

Echelle 1 à 1250

5e feuille
A
Section
Commune de HERSTAL
Section A feuille unique
Section

Appendix 3.2
Soil investigation

Explorative soil investigation
PROLOGIS BELGIUM III BVBA
Research site
Avenue du Parc Industriel 159
4041 Herstal
Project n°: 09/865

Explorative soil investigation
PROLOGIS BELGIUM III BVBA

Research site
Avenue du Parc Industriel 159
4041 Herstal
Project nº: 09/865
12/01/2010

Author:	Timothy Geerts
Function:	Project assistant
Date:	4/2/10

Revised by:	Mark Van Straaten
Function:	CEO
Date:

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	3

CONTENT
Report

1 INTRODUCTION	7
2 PRE-STUDY	9
2.1 Administrative data	9
2.2 Characteristics surrounding area	10
2.3 Geology and hydrogeology	10
2.4 Historical data	11
2.5 Actual activities	11
2.6 Overview of activities	11
2.7 Data storage tanks	11
2.8 Previous soil investigations	12
2.9 Site visit	12
3 SAMPLING STRATEGY	13
3.1 Strategy 1: screening of the research site	13
3.1.1 Subdividing in blocs	13
3.1.2 Unsuspected terrain part	13
3.2 Summarizing table	13
4 FIELDWORK AND LABORATORY RESEARCH	15
4.1 Field research and sampling	15
4.1.1 Motivation for the location of drillings and wells	15
4.1.2 Soil structure	15
4.1.3 Groundwater	16
4.2 Laboratory research and analyses	16
4.3 Analysis results	17
4.3.1 Reference values Flanders	17
4.3.2 Analysis results for soil samples	17
4.3.3 Reference values Wallonia	22
4.3.4 Analysis results for soil samples	22
5 DATA EVALUATION	27
5.1 Evaluation status of contamination per zone	27
Unsuspected zones (strategy 1; drillings 1, 2, 4, 5, 6, 8, 9, 10, 11 & 12)	27
5.1.1 Groundwater evaluation	27
5.2 Summary per zone	28
6 SUMMARY AND CONCLUSION	29
6.1 Parcel: HERSTAL 7 DIV (62051), section A, parcel n° 450 G 2	30
6.2 General	30
7 ANNEXES	31
8 MAPS	47

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	5

Annexes
ANNEX 7.1: Former and recent environmental permits
ANNEX 7.2: Certificates leak tests and soil/tank processing
ANNEX 7.3: Technical description sampling
ANNEX 7.4: Drilling logs
ANNEX 7.5: Analytical methods and original analysis reports
ANNEX 7.6: Results previous soil investigations
ANNEX 7.7: Evaluation values for non-normalized parameters
Maps
ANNEX 8.1: Topographic map
ANNEX 8.2: Colouring of the research site according to land use
ANNEX 8.3: Cadastral data
ANNEX 8.4: Detailed map research site
ANNEX 8.5: Detailed map detected soil contamination
ANNEX 8.6: Detailed map detected groundwater contamination

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	6

1 INTRODUCTION
On instruction of PROLOGIS BELGIUM III BVBA an explorative soil investigation is performed on a site located in HERSTAL, Avenue du Parc Industriel 159.
The aim of this investigation is to asses the current condition of the land with respect to an eventual soil and/or groundwater contamination.

Data instructor:	PROLOGIS BELGIUM III BVBA
Attn. Pieter Ris
Pegasusparklaan 5
1831 DIEGEM (MACHELEN)
Phone: (+31)20/655.66.71
Fax: (+31)20/655.66.00
The extracts of the cadastral plan can be found in annex 8.2. A situation of the site on the topographic map 42/2N (Oupeye) is also presented (see annex 8.1)
Contact at MAVA Soil Research NV is Timothy Geerts, tel n° 02/759.59.30.
The field work is performed on the following dates:
Table 1-1 Overview field trips

	drilling/soil sampling	wells/ground water sampling

Execution	14/14/2009	/

Sampling	14/12/2009	/

Lab instruction	16/12/2009	/

Analyses	24/12/2009	/

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2 PRE-STUDY
The necessary data for the pre-study are obtained from the “Geographical and Environmental Portal Wallonia” (“Portail SIG — DGARNE”-website), information delivered by the client and user of the site, former soil investigations and the topographic map.
2.1 Administrative data
On instruction of PROLOGIS BELGIUM III BVBA an explorative soil investigation is performed on a site located in Herstal, Avenue du Parc Industriel 159.
The site has a surface area of 37099 m2, of which 21376 m2 is built on.
The complete site consists of following parcels:

Municipality	Municipality N°	Section	Parcel N°	Surface (m2)

Herstal 7 DIV/LIERS/	62051	A	450 G 2	37099
The above mentioned cadastral information reflects the situation on 01/01/2008.
Following tables represent the data on ownership and use/exploitation of the site.
Table 2-1 Property owners

Parcel n°	Period	Name	Address	Tel	Fax

450 G 2	2001 - present	PROLOGIS BELGIUM	Pegasusparklaan 5,1831	(+31)20/655.66.71	(+31)20/655.66.00
		III SOCIETE BVBA	DIEGEM (MACHELEN)
Table 2-2 Users

Parcel n°	Period	Name	Address	Tel	Fax

450 G 2	2002 - present	Skechers EDC SPRL	Avenue du Parc Industriel 159,	04/228.62.11	—
4040 HERSTAL
Table 2-3 Exploitation

Parcel n°	Period	Name	Address	Tel	Fax

—	—	—	—	—	—
The Lambert coordinates of the central point of the site are: X = 235,402 km, Y = 153,427 km and Z = 180 m.
The ground is situated in an area designated for industrial activities. Nine groundwater extraction wells exist in an area of 2 km around the center of the research site. As far as known, there are no protection zones for groundwater extraction located near the research site. Close to the site are 3 creeks (2 situated at 370 meters from the site (to the east and to the north-west side), 1 situated next to the southern site of the building at the research site. Three small surface waters are situated within 614 meters around the research site, located to the east, west and north-west side of the site.
Data gathered in former soil investigations are summarized in par. 2.8

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2.2 Characteristics surrounding area
The site is located in an industrial zone (Parc Industriel) 5 km to the north of the city Luik. To the west an exit of the highway E313 Luik-Hasselt is found, to the south-east the A3 motorway.
The total industrial zone comprises an area of ca. 180 ha. The area is used by small, medium and large sized companies like ISPC International (food branch), Air Liquide SA (compressed gasses), Eurofreins SA (car parts), Galliker Transports SA (transport company), HTC Wallonie (tankcleaning), Techspace Aero (development of aeronautical propulsion engines), ...
2.3 Geology and hydrogeology
The geology of the location can be schematised as follows:
The research site is situated in the wide valley of the Meuse, Immediately below surface, Quaternary river deposits occur. These can consist of gravel (Pleistocene Meuse terraces) and a mixture of sand, slit and day (Holocene Meuse deposits).
Below these recent layers, the Paleozoic basis occurs. At the location, the top is formed by deposits of Westphalian and Namurian (late Carboniferous) age. These consist of sandstone and schist, alternated with coal beds. Underneath, the Visean and Touresian limestones occur. The underlying Devonian beds consist of alternating thick limestone and sandstone layers. The basis of the Paleozoic layers is formed by metamorphous schist en kwartsite of Silurian and Cambrian age.
Potential aquifers in the region are formed by the Meuse gravel deposits, and the Paleozoic limestones in wich secondary porosity was created by karstic phenomena.
According to the “Walloon Geo-Environmental website” (OGEAD http://environnement.wallonie.be/cartosig/ogead/#) the groundwater can be qualified as vulnerable.
The following table presents the geology of the site.

Table 2-4 Geological structure of the research site

Chronostratigraphie	Stratigraphie	Description
Holocène	—	Recent alluvia of the Meuse. Recent colluviums.

Homogeneous loess-like silt.

Pléistocène	—	Old alluvia constituting the various levels of terraces of the Meuse.

Sands and gravels of fluviatile origin (Onx)

Tertiaire	Tongrien	Marine siliceous sands

Secondaire	Crétacique	Conglomerate with flint or scattered flint

Chalks with argillaceous intercalations

Primaire	Houiller	Sandstone, schists and psammites
During the fieldwork, following soil profile was observed: beneath all asphalt hardening on the terrain, an artificial, dark brown layer of sand was found until a depth of around 60cm. This layer contained a lot of stone. Below the layer of sand, a more loamy brown layer was found. At most of the drilling locations, it was impossible to get any deeper than 50-60cm: a hard impenetrable layer of unknown origin prevented any further drilling. At drilling locations where no hardening was located on the surface the underground consisted of a brown layer of loam.
The expected depth of the groundwater table is situated around 118 m-gl. The assumed direction of the groundwater flow is unknown.

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As far as known, no salt or saltish water is present on the site.
One groundwater extraction source is situated within a radius of 0,5 km and is listed in the table below.
Table 2-5 Extraction wells of groundwater within a radius of 500 m of the site (Source: DOV (website))

Site extraction	X (km)	Y (km)	Distance (m)
BLANCHISSERIE BASSE-MEUSE S.A. RUE DE MAESTRICHT 102	235,456	153,166	388
04/374.83.64
As far as known, none of these extractions has an influence on the direction of the groundwater flow.
2.4 Historical data
In 2000 the site was owned by S.P.I. (Service Promotion Initiatives en province de Liége, Rue Lonhienne, 14 in 4000 liége). During this period, the land was used as agricultural land (mainly for cereals).
In 2001, the terrain became the property of ProLogis and the land was divided in 2 pieces (Lot I and Lot II) with each a surface of app. 8 ha. On one of these parcels (Lot I) a building (Phase I) has been constructed. The building was rented out in 2002 to the company “Skechers”, which uses it as a depot and distribution center for shoes.
Construction of the second part of the building (Phase II) (on the second parcel (Lot II) commenced in august 2008. The second part of the building has also been rented out to the company “Skechers”, which is using it until present day.
As far as known, no accidental spills have occurred on the research site.
There has been a change of the soil profile: the terrain has been partly excavated for the construction of the loading and unloading zones and for the construction of the foundations. Underneath the concrete or other hardening materials, a layer of debris is used as foundation.
As far as known, no polluted soil is excavated, no remediation has occured, nor a significant groundwater lowering was performed.
2.5 Actual activities
The terrain is used by the company “Skechers” as a depot and distribution center for shoes.
The exact location of cables and sub ground wiring is partly known (before the drillings were performed each location was measured with the aid of wire detection equipment).
2.6 Overview of activities
During the pre-study copies of the available permits concerning present and former activities on the terrain were requested with the City of Herstal.
As far as known, no activities were exploited that present a risk for soil contamination.
2.7 Data storage tanks
As far as known, no storage tanks are/were present at the site.

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2.8 Previous soil investigations
In view of the pre-study, it is also investigated whether in the past already soil investigations or remediations have taken place on the terrain. This information is then taken into account for selection of the appropriate research strategy. A more elaborate report of these investigations can be found in annex 7.7.

Soil investigation

Date:	09/10/2000

Consultant:	Gedas

Code:	03/3043

Conclusion:	(Quote)
Results from laboratory analyses show slightly elevated concentrations of nickel, zinc, lead and PAH’s above the Vlarebo-Background values. However, all of the concentrations are lower than 80% of the Intervention Value for type II soil (= agricultural land), which means that no additional investigation is necessary. The Vlarebo Intervention Values are never reached.
No concentrations exceed the Walloon Background Values.
According to the procedure of the OVAM (Vlarebo), a conclusion has to be made for every separate parcel. Since the site is located in Liége, no soil certificate is necessary, therefore one conclusion is made for the whole site.
The conclusion can be summarized in the following statements:
•	according to the current legislation there is no contamination above the intervention values on the site

•	no additional soil investigation should be conducted on the site

•	the slightly elevated concentrations of heavy metals are natural background values, and of no concern

•	the parcels should not be registered as ‘polluted soils’

•	no remedial action is necessary
Based on the soil analysis no further soil and groundwater investigation or remedial actions are recommended.
2.9 Site visit
For the present research one site visit was made.
Visit 14/12/2009 by ASA (drilling company) and Timothy Geerts (project assistant)
Concrete drillings, soil drillings and sampling.

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3 SAMPLING STRATEGY
In this paragraph the suspected / potential source zones and sampling strategy are described, and this for different zones present on the site.
With the previous soil investigation dated 09/10/2000, different parcels (under which the current 450 G 2 (which was formerly part of a larger parcel)) were examined according to a self-developped strategy. This strategy was chosen because in Walloon, no specific regulations concerning soil investigation for activities other than service stations exist.
Given that the aim for the Investigation is to determine the environmental status of the site, that in the previous investigation no locations of risk could be identified and that it is unclear if the parcel 450 G 2 was sufficiently screened, it was decided to screen the terrain again according to strategy 1 as prescribed by the OVAM.
3.1 Strategy 1: screening of the research site
The site has a surface area of 37099 m2.
The larger part of the terrain is occupied by the warehouse / distribution center. At the north and the east side of the building a parking area is present. At the north side of the building the loading and unloading quays are located. Around the building there is a fire way (constructed in asphalt). To the south of the building there is an artificial creek and fallow ground.
Since — according to literature and former examinations in the region — the suspected groundwaterlevel is situated around 118 m-gl, no groundwater was examined.
3.1.1 Subdividing in blocs
In view of the surface area of the research site and the screening of the terrain, the terrain was subdivided in 6 blocs (see annex 8.4). Per bloc two drillings were performed, of which a soil sample was analyzed for the parameters foreseen in the Walloon Standard Analysis Package (WSAP).
3.1.2 Unsuspected terrain part
The part of the terrain which is unsuspected comprises the complete area. No drillings were allowed inside the warehouse, therefore all drillings were placed outside and around the warehouse.
The unsuspected zones have a combined surface area of ca. 37099 m2.
Since in these zones no extra specific parameters of concern could be identified, the selected samples were all just analyzed for the parameters of the Walloon Standard Analysis Package.
3.2 Summarizing table
On the next page, the summary of the sampling strategy is presented.

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Table 3-5 Summary sampling strategy (according to the OVAM guidelines)

Research site	PROLOGIS BELGIUM III BVBA
	Avenue du Parc Industrial 159
	4041 Herstal

Surface area complete site	37099 m2

General screening research site according to strategy 1	No of blocs	No of drillings	No of wells	No of analyses soil WSAP		N° of analyses groundwater SAP

	6	12	0	12		0

N° and surface area registered parcel	Description suspected zones and surface area	Sampling strategy	Description potential pollution sources and surface area	Soil protection	Suspected substances	Suspected soil layer	No of drillings (Ind. wells)	No of wells	No of analyses soil	No of analyses groundwater

450 G 2	Unsuspected	1	—	Asphalt, concrete, none	—	0-1 m bgl	12	0	12	0

Summary	Total no of drillings (Ind. wells)	Total no of wells

	12	0

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4 FIELDWORK AND LABORATORY RESEARCH
This chapter describes the conducted fieldwork and laboratory research. The sensory perceptions and analysis results are presented.
4.1 Field research and sampling
All drillings and sampling presented in this report are performed according the OVAM guidelines, published in the “Compendium for sampling and analysis”, as approved by the Ministerial Order of 11/01/2008.
The drillings and sampling are executed by ASA, Industriepark Brechtsebaan 10, 2900 Schoten.
The followed procedures are given in annex 7.3. The complete drilling report with the observed soil structure on the site is given in annex 7.4. A short overview of the observed details is given in the following paragraphs.
4.1.1 Motivation for the location of drillings and wells
In chapter 3 an overview is given of the performed drillings and wells per zone of risk and source of contamination. The eventual deviations of the strategy are discussed here.
It was necessary to keep the warehousefloor intact, therefore all drillings were placed outside the building.
On 4 drilling locations, it was impossible to get any deeper than 50-60cm: a very hard Impenetrable layer of unknown origin prevented any further drilling. Severals drillings were replaced, but each time the impenetrable layer prevented further drilling.
4.1.2 Soil structure
For a detailed description of the geology and hydrogeology, reference is made to paragraph 2.3.
During the fieldwork, following soil profile was observed: beneath all asphalt hardening on the terrain, an artificial, dark brown layer of sand was found until a depth of around 60cm. This layer contained a lot of stone. Below the layer of sand, a more loamy brown layer was found. At a lot of these drilling locations, it was impossible to get any deeper than 50-60cm: a very hard impenetrable layer prevented any further drilling. At drilling locations where no hardening was located on the surface the underground consisted of a brown layer of loam.
The complete bore logs logs are given in annex 7.4.
The organoleptic/sensory observations are given in the table below.

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Table 4-1 Characteristic sensory observations

				Trajectory
Zone	Source	Drilling	Depth (m)	(m-g.l.)	Sensory observation
Unsuspected	Unsuspected	58	0,5	0,10-0,50	Containing extreme ammounts of stone
37099 m2	37099 m2				Drilling stopped at 0,50 m-gl (impenetrable layer)
		5A	0,6	0,10-0,60	Containing extreme ammounts of stone Drilling stopped at 0,60 m-gl (impenetrable layer)
		5	0,5	0,10-0,50	Containing extreme ammounts of stone Drilling stopped at 0,50 m-gl (impenetrable layer)
		1	2	0,10-0,30	Containing extreme ammounts of stone
		2	0,6	0,10-0,60	Containing extreme ammounts of stone Drilling stopped at 0,60 m-gl (impenetrable layer)
		3	0,5	0,10-0,50	Containing extreme ammounts of stone Drilling stopped at 0,50 m-gl (impenetrable layer)
		4	0,5	0,10-0,50	Containing extreme ammounts of stone Drilling stopped at 0,50 m-gl (impenetrable layer)
		13	0,4	0,10-0,40	Containing extreme ammounts of stone Drilling stopped at 0,50 m-gl (impenetrable layer)
In these zones no NAPLs (Non-Aqueous Phase Liquids) were observed during the fieldwork.
4.1.3 Groundwater
A groundwater research was not performed.
4.2 Laboratory research and analyses
The sampling procedure is described in annex 7.3.
The table below gives an overview of the selected samples and analyses.
Table 4-3 Sampling overview and analytical parameters

Zone	Source	(Mixed)Sample	Analysis
Unsuspected	Unsuspected	1 (1,50-2,00)	Walloon SAP package ground
37099 m2	37099 m2	2 (0,10-0,60)	Walloon SAP package ground
		3 (0,10-0,50)	Walloon SAP package ground
		4 (0,10-0,50)	Walloon SAP package ground
		5 (0,10-0,50)	Walloon SAP package ground
		6 (1,50-2,00)	Walloon SAP package ground
		7 (0,00-0,50)	Walloon SAP package ground
		8 (0,00-0,50)	Walloon SAP package ground
		9 (0,00-0,50)	Walloon SAP package ground
		10 (1,50-2,00)	Walloon SAP package ground
		11 (0,00-0,50)	Walloon SAP package ground
		12 (0,00-0,50)	Walloon SAP package ground
The analyses were done by the laboratory Eurofins Analytico BV, Gildeweg 44-46, 3770 Barneveld (The Netherlands). A description of the analytical methods used and the original analysis certificates are given in annex 7.5.

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4.3 Analysis results
4.3.1 Reference values Flanders
On the 29th of October 1995 the Decree on soil remediation issued by the Flemish government became effective (B.S. 29/4/1995). This legislation has meanwhile been cancelled by the Flemish Government and replaced by a new decree.
The new Decree on soil remediation and soil protection (B.S. 22/01/2007) became effective on 01/06/2008. In this new decree, the striving levels and remediation standards for pollution substances in soil and groundwater were determined. In the Decree, distinction is made between striving values for soil quality and soil remediation levels.
Striving levels reflect the concentration of contaminating substances in soil or groundwater which can be found in non-polluted soils with comparable soil features.
Aim levels reflect the level of soil pollution under which a soil can be used to its potential without any restrictions.
Soil remediation levels reflect a level of contamination which can cause serious adverse effects for man and environment. When these soil remediation values are passed, the contamination is regarded serious.
Legally also a difference is made between the different types of land use (I: nature, II: agricultural area, III: residential area, IV: recreation area and V: industrial area). Use of sites situated in areas for groundwater exploitation and the preservation area’s therefore are regarded as land use type I.
For the evaluation of an eventual contamination also the point in time at which the contamination came about has to be considered. A distinction is made between the following types:
Historical soil contamination is a contamination originating before 29/10/1995.
New soil contamination is a contamination originating after 28/10/1995.
Mixed soil contamination is a contamination originating partially before and partially after the date of coming into operation of the Decree Soil Remediation (29/10/1995), as far as the two types of contamination can not be separated.
Increased concentrations are considered a “pollution” when the analyses show concentrations which are higher than the aim level.
Parameters for which no soil remediation levels are known, the evaluation values are determined according to the Dutch striving and intervention values, as given in the Guide for Soil Protection. When applicable, these are mentioned in annex 7.9.
4.3.2 Analysis results for soil samples
The analysis results of the soil samples are listed in the tables below.
A comparison is made between the measured concentrations and the soil background and remediation levels. For the soil samples, these standards are corrected for the content of clay, organic matter and pH, as is legally foreseen. The contents which are used are mentioned for every sampling point (drilling). The measured values for organic matter and clay are given in the following table:

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Table 4-4 Overview of the measured values for clay content and organic matter
Sample top layer (former investigation, dd. 05/01/2007)

Sampling	Clay (%)	Organic Matter (%)	pH
B1 (0,00-0,50)	30,0	<0,5	6,8
Sample deep layer (former investigation, dd. 05/01/2007)

Sampling	Clay (%)	Organic matter (%)	pH
B4 (1,50-2,00)	18,5	1,2	7,8
The soil remediation levels for land use type V, INDUSTRIAL AREA, are used.
Measured values which exceed the Flemish Striving Levels (SL) significantly, but remaining below the Remediation Standards (REMS), are printed in Italic. Concentrations exceeding the Flemish Remediation Standards (REMS) for the applicable type of land use are given in bold. Concentrations exceeding the Aim Levels (AL) are underlined.

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Table 4-4     Analysis results for soil samples

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Depth sample (m bgl)	1,50-2,00	1,50-2,00	1,50-2,00
Sampling date	14/12/2009	14/12/2009	14/12/2009
Parcel n°	0450 G 2	0450 G 2	0450 G 2
Land Use Type	V	V	V
Clay content (%)	18,5	18,5	16,5
Organic matter (%)	1,2	1,2	1,2
pH	7,8	7,8	7,8
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Other [ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Dry Matter (% (m/m))	81,4	84,9	84,0	—	—	—
Mineral oil (mg/kg))	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Mineral oil (C16-C21)	—	—	—	—	—	—
Mineral oil (C21-C30)	—	—	—	—	—	—
Mineral oil (C30-C35)	—	—	—	—	—	—
Mineral oil (C35-C40)	—	—	—	—	—	—
Mineral oil (C10-C12)	—	—	—	—	—	—
Mineral oil (C12-C16)	—	—	—	—	—	—
Mineral oil (GC)	<38	<38	<38	50,0	300	900
PAH (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Naphthalene	<0,01	<0,01	<0,01	0,100	0,800	97,3
Benzo(a)pyrene	<0,01	<0,01	<0,01	0,100	0,300	7,20
Fenantrene	<0,01	<0,01	<0,01	0,080	30,0	1.650
Fluorantene	<0,01	0,019	<0,01	0,200	10,1	268
Benzo(a)anthracene	<0,01	<0,01	<0,01	0,060	2,50	30,0
Chrysene	<0,01	<0,01	<0,01	0,150	5,10	320
Benzo(b)fluorantene	<0,01	<0,01	<0,01	0,200	1,10	30,0
Benzo(k)fluorantene	<0,01	<0,01	<0,01	0,200	0,600	30,0
Benzo(ghl)perylene	<0,01	<0,01	<0,01	0,100	35,0	4,690
Indeno(1,2,3-cd)pyrane	<0,01	<0,01	<0,01	0,100	0,550	30,0
Pyrene	<0,01	<0,01	<0,01	0,100	62,0	3.150
Fluorene	<0,01	<0,01	<0,01	0,100	19,0	4,690
Dlbenz(a,h)anthracene	<0,01	<0,01	<0,01	0,100	0,300	3,60
Anthracene	<0,005	<0,005	<0,005	0,100	1,50	4.690
Acenaftylene	<0,05	<0,05	<0,05	0,200	0,600	33,7
Acenaphtene	<0,01	<0,01	<0,01	0,200	4,60	150
PAH (sum of 10 VROM)	<0,095	<0,095	<0,095	—	—	—
PAH (sum of 16 EPA)	<0,2	<0,2	<0,2	—	—	—
Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Arsenic (As)	<10	<10	<10	21,0	41,2	267
Cadmium (Cd)	<0,4	<0,4	<0,4	0,700	2,63	30,0
Chromium (Cr)	34,0	17,0	33,0	82,3	91,0	880
Copper (Cu)	12,0	6,80	11,0	21,7	104	500
Mercury (Hg)	<0,I	<0,1	<0,1	0,100	1,70	11,0
Lead (Pb)	<10	<10	14,0	25,7	120	1.250
Nickel (Ni)	26,0	14,0	28,0	24,6	56,0	530
Zinc (Zn)	45,0	27,0	49,0	89,5	354	1.250
Eox (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
EOCI	<0,1	<0,1	0,1	—	—	—
Other heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Cobalt (Co)	8,10	5,20	9,40	—	—	—

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[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Depth sample (m bgl)	0,00-0,50	0,00-0,50	0,00-0,50	0,00-0,50	0,00-0,50
Sampling date	14/12/2009	16/12/2009	14/12/2009	14/12/2009	14/12/2009
Parcel n°	0450 G 2	0450 G 2	0450 G 2	0450 G 2	0450 G 2
Land Use Type	V	V	V	V	V
Clay content (%)	38	30	30	30	30
Organic matter (%)	0,5	0,5	0,5	0,5	0,5
pH	6,8	5,8	6,8	6,8	6,8
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Other [ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Dry matter (% (m/m))	82,6	82,3	84,7	81,2	85,6	—	—	—
Mineral oil (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Mineral oil (C16-C21)	—	—	—	—	—	—	—	—
Mineral oil (C21-C30)	—	—	—	—	—	—	—	—
Mineral oil (C30-C35)	—	—	—	—	—	—	—	—
Mineral oil (C35-C40)	—	—	—	—	—	—	—	—
Mineral oil(C10-C12)	—	—	—	—	—	—	—	—
Mineral oil (C12-C16)	—	—	—	—	—	—	—	—
Mineral oil (GC)	<38	<38	<38	<38	<38	50,0	300	750
PAH (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Naphthalene	<0,01	<0,01	<0,01	<0,01	<0,01	0,100	0,800	81,6
Benzo(a)pyrene	0,085	0,046	<0,01	<0,01	<0,01	0,100	0,300	7,20
Fenantrene	0,047	0,042	<0,01	<0,01	<0,01	0,080	30,0	1.650
Fluorantene	0,150	0,084	<0,01	<0,01	<0,01	0,200	10,1	268
Benzo(a)anthracene	0,088	0,043	<0,01	<0,01	<0,01	0,060	2,50	30,0
Chrysene	0,083	0,050	<0,01	<0,01	<0,01	0,150	5,10	320
Benzo(b)fluoranterne	0,110	0,054	<0,01	<0,01	<0,01	0,200	1,10	30,0
Benzo(k)fluorantene	0,048	0,024	<0,01	<0,01	<0,01	0,200	0,600	30,0
Benzo(ghl)perylene	<0,01	<0,01	<0,01	<0,01	<0,01	0,100	35,0	4,690
Indeno(1,2,3-cd)pyrene	<0,01	<0,01	<0,01	<0,01	<0,01	0,100	0,550	30,0
Pyrene	0,110	0,060	<0,01	<0,01	<0,01	0,100	62,0	3.150
Fluorene	<0,01	<0,01	<0,01	<0,01	<0,01	0,100	19,0	4.690
Dlbenz(a,h)anthracene	<0,01	<0,01	<0,01	<0,01	<0,01	0,100	0,300	3,60
Anthracene	0,009	<0,005	<0,005	<0,005	<0,005	0,100	1,50	4.690
Acenaftylene	<0,05	<0,05	<0,05	<.0,05	<0,05	0,200	0,600	32,0
Acenaphtene	<0,01	<0,01	<0,01	<0,01	<0,01	0,200	4,60	134
PAH (sum of 10 VROM)	0,510	0,290	<0,095	<0,095	<0,095	—	—	—
PAH (sum of 16 EPA)	0,740	0,400	<0,2	<0,2	<0,2	—	—	—
Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Arsenic (As)	12,0	<10	<10	<10	<10	25,9	46,0	267
Cadmium (Cd)	1,50	1,50	<0,4	0,620	<0,4	0,700	2,43	30,0
Chromium (Cr)	30,0	32,0	34,0	25,0	22,0	96,5	91,0	880
Copper (Cu)	15,0	17,0	11,0	13,0	8,20	23,9	138	500
Mercury (Hg)	<0,1	0,130	<0,1	<0,1	<0,1	0,100	1,70	11,0
Lead (Pb)	58,0	55,0	13,0	26,0	<10	24,7	120	1,250
Nickel (Ni)	18,0	19,0	25,0	21,0	18,0	34,5	56,0	530
Zinc (Zn)	180	180	48,0	93,0	33,0	101	549	1,250
EOX (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
EOCI	0,130	<0,1	<0,1	<0,1	<0,1	—	—	—
Other Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Cobalt (Co)	7,80	8,90	9,00	7,80	6,50	—	—	—

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	20

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Depth sample (m bgl)	0,10-0,50	0,10-0,60	0,10-0,50	0,10-0,50
Sampling date	14/12/2009	14/12/2009	14/12/2009	14/12/2009
Parcel n°	0450 G 2	0450 G 2	0450 G 2	0450 G 2
Land Use Type	V	V	V	V
Clay content (%)	30	30	30	30
Organic matter (%)	0,5	0,5	0,5	0,5
pH	6,8	6,8	6,8	6,8
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Other [ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Dry matter (%(m/m))	96,6	92,1	91,4	96,3	—	—	—
Mineral oil (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Mineral oil (C16-C21)	—	9,30	<6	<6	—	—	—
Mineral oil (C21-C30)	—	50,0	24,0	<12	—	—	—
Mineral oil (C30-C35)	—	22,0	19,0	14,0	—	—	—
Mineral oil (C35-C40)	—	13,0	17,0	15,0	—	—	—
Mineral oil (C10-C12)	—	4,10	<3	<3	—	—	—
Mineral oil (C12-C16)	—	<5	<5	<5	—	—	—
Mineral oil (GC)	<38	100	63,0	39,0	50,0	300	750
PAH (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Naphthalene	<0,01	0,045	0,017	0,012	0,100	0,800	81,6
Benzo(a)pyrene	0,011	0,300	0,130	0,056	0,100	0,300	7,20
Fenantrene	0,031	0,360	0,270	0,046	0,080	30,0	1.650
Fluorantene	<0,01	0,920	0,420	0,059	0,200	10,1	268
Benzo(a)anthracene	<0,01	0,370	0,150	0,041	0,060	2,50	30,0
Chrysene	0,011	0,310	0,440	0,045	0,150	5,10	320
Benzo(b)fluorantene	0,018	0,360	0,150	0,071	0,200	1,10	30,0
Benzo(k)fluorantene	<0,01	0,160	0,075	0,028	0,200	0,600	30,0
Benzo(ghl)perylene	<0,01	0,220	0,120	0,085	0,100	35,0	4.690
Indeno(1,2,3–cd)pyrene	<0,01	0,140	0,120	0,042	0,100	0,550	30,0
Pyrene	<0,01	0,520	0,280	0,044	0,100	62,0	3.150
Fluorene	<0,01	0,038	0,032	<0,01	0,100	19,0	4,690
Dlbenz(a,h)anthracene	<0,01	0,050	0,021	<0,01	0,100	0,300	3,60
Anthracene	<0,005	0,076	0,048	0,008	0,100	1,50	4.690
Acenaftylene	<0,05	<0,05	<0,05	<0,05	0,200	0,600	32,0
Acenaphtene	<0,01	0,026	0,039	0,011	0,200	4,60	134
PAH (sum of 10 VROM)	<0,095	2,90	1,50	0,420	—	—	—
PAH (sum of 15 EPA)	<0,2	3,90	2,00	0,550	—	—	—
Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Arsenic (As)	<10	<10	<10	<10	25,9	46,0	267
Cadmium (Cd)	<0,4	0,670	<0,4	<0,4	0,700	2,43	30,0
Chromium (Cr)	9,10	18,0	24,0	7,20	96,5	91,0	880
Copper (Cu)	<5	18,0	31,0	<5	23,9	138	500
Mercury (Hg)	<0,1	0,120	<0,1	<0,1	0,100	1,70	11,0
Lead (Pb)	<10	79,0	47,0	<10	24,7	120	1.250
Nickel (Ni)	8,20	16,0	18,0	7,20	34,5	56,0	530
Zinc (Zn)	40,0	180	370	50,0	101	549	1.250
EOX (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
EOCI	<0,1	0,110	<0,1	0,170	—	—	—
Other heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Cobalt (Co)	<5	<5	8,70	<5	—	—	—
Table 4-5 Analysis results groundwater samples
No groundwater samples are analysed.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	21

4.3.3 Reference values Wallonia
In the Walloon region, currently one legislation and one decree exist on soil remediation and soil protection:
-	The Walloon legislation concerning service stations, dated 4/03/1999. This legislation is only applicable to service stations.

-	The Decree on soil remediation and rehabilitation of economical sites (M.B. 07/06/2004). This decree is not yet active.
Concerning the soil remediation levels, only the levels determined in the legislation concerning service stations are currently legally applicable. Both the legislation concerning service stations as the Decree on soil remediation and rehabilitation of economical sites are using a system with 3 concentration values (Valeur Référence, Valeur Seuil en Valeur d’Intervention).
Valeur Référence reflect the concentration of contaminating substances in soil or groundwater which can be found in non-polluted soils with comparable soil features.
Valeur Seuil determines whether additional investigation is necessary.
Valeur d’Intervention reflect a level of contamination which can cause serious adverse effects for man and environment. When these soil remediation values are passed, the contamination is regarded serious.
Since no service station existsts on the research site, concentrations will be indicatively compared to the levels as stated in the Decree on soil remediation and rehabilitation of economical sites.
4.3.4 Analysis results for soil samples
The analysis results of the soil samples are listed in the tables below.
A comparison is made between the measured concentrations and the soil background and remediation levels. These standards do not have to be corrected for the content of clay, organic matter and pH.
The soil remediation levels for land use type V, INDUSTRIAL AREA, are used.
Measured values which exceed the Walloon “Valeur Référence” (VR) significantly, but remaining below the Valeur d’Intervention (VI), are printed in Italic. Concentrations exceeding the Walloon Valeur d’Intervention (VI) for the applicable type of land use are given in bold. Concentrations exceeding the Valeur Seuil (VS) are underlined.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	22

Table 4-5 Analysis results for soil samples

[ILLEGIBLE]	7	8	9	1	2	VR	VS	VI
Depth sample (m bgl)	1,50-2,00	0,00-0,50	1,50-2,00	0,00-0,50	0,00-0,50
Sampling date	14/12/2009	14/12/2009	14/12/2009	14/12/2009	14/12/2009
Parcel nO	0450 G 2	0450 G 2	0450 G 2	0450 G 2	0450 G 2
Land Use Type	V	V	V	V	V
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Dry matter (%(m/m))	81,4	82,6	84,9	82,3	84,7	—	—	—
Mineral oil (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Mineral oil (C10-C12)	—	—	—	—	—	2,5	130	160
Mineral oil (C12-C16)	—	—	—	—	—	15	130	520
Mineral oil (C16-C21)	—	—	—	—	—	15	1250	2500
Mineral oil (C21-C30)	—	—	—	—	—	—	—	—
Mineral oil (C30-C35)	—	—	—	—	—	—	—	—
Sum C21-C30+C30-C35	—	—	—	—	—	15	1250	2500
Mineral oil (C35-C40)	—	—	—	—	—	—	—	—
Mineral oil (GC)	<38	<38	<38	<38	<38	—	—	—
PAH (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Naphthalene	<0,01	<0,01	<0,01	<0,01	<0,01	0,1	2,58	25
Benzo(a)pyrene	<0,01	0,085	<0,01	0,046	<0,01	0,01	1,3	13
Fenantrene	<0,01	0,047	<0,01	0,042	<0,01	0,1	16	164
Fluorantene	<0,01	0,150	0,019	0,084	<0,01	0,01	47	475
Benzo(a)anthracene	<:0,01	0,088	<0,01	0,043	<0,01	0,01	1,5	15
Chrysene	<0,01	0,083	<0,01	0,050	<0,01	0,01	6	60
Benzo(b)fluorantene	<0,01	0,110	<0,01	0,054	<0,01	0,01	1,3	13
Benzo(k)fluorantene	<0,01	0,048	<0,01	0,024	<0,01	0,01	4,7	47
Benzo(ghl)perylene	<0,01	<0,01	<0,01	<0,01	<0,01	0,01	5	46
Indeno(l,2,3-cd)pyrene	<001	<0,01	<0,01	<0,01	<0,01	0,01	1,5	15
Pyrene	<0,01	0,110	<0,01	0,060	<0,01	0,01	6,4	64
Fluorene	<0,01	<0,01	<0,01	<0,01	<0,01	0,01	16	163
Dibenz(a,h)anthracene	<0,01	<0,01	<0,01	<0,01	<0,0l	0,01	1,4	14
Anthracene	<0,005	0,009	<0,005	<0,005	<0,005	0,01	1,3	13,3
Acenaftylene	<0,05	<0,05	<0,05	<0,05	<0,05	0,01	43	410
Acenaphtene	<0,01	<0,01	<0,01	<0,01	<0,01	0,01	6	56
PAH (sum of l0 VROM)	<0,095	0,510	<0,095	0,290	<0,095	—	—	—
PAH (sum of 16 EPA)	<0,2	0,740	<0,2	0,400	<0,2	—	—	—
Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Arsenic (As)	<10	12,0	<10	<10	<10	12	50	300
Cadmium (Cd)	<0,4	1,50	<0,4	1,50	<0,4	0,2	15		50
Chromium (Cr)	34,0	30,0	17,0	32,0	34,0	34	165	700
Copper (Cu)	12,0	15,0	6,80	17,0	11,0	14	120	500
Mercury (Hg)	<0,1	<0,1	<0,1	0,130	<0,1	0,05	5	50
Lead (Pb)	<10	58,0	<10	55,0	13,0	25	385	1360
Nickel (Ni)	26,0	18,0	14,0	19,0	25,0	24	210	500
Zinc (Zn)	45,0	180	27,0	180	48,0	67	320	1300
EOX (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
EOCI	<0,1	0,130	<0,1	<0,1	<0,1	—	—	—
Other heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Cobalt (Co)	8,10	7,80	5,20	8,90	9,00	—	—	—

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	23

[ILLEGIBLE]	7	8	9	1	2	VR	VS	VI
Depth sample (m bgl)	0,00-0,50	0,00-0,50	0,10-0,50	1,50-2,00	0,10-0,60
Sampling date	14/12/2009	14/12/2009	14/12/2009	14/12/2009	14/12/2009
Parcel no	0450 G 2	0450 G 2	0430 G 2	0450 G 2	0450 G 2
Land Use Type	V	V	V	V	V
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Dry matter (% (m/m))	81,2	85,6	96,6	84,0	92,1	—	—	—
Mineral oil (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Mineral oil (C10-C12)	—	—	—	—	4,10	2,5	130	160
Mineral oil (C12-C16)	—	—	—	—	<5	15	130	520
Mineral oil (C16-C21)	—	—	—	—	9,30	15	1250	2500
Mineral oil (C21-C30)	—	—	—	—	50,0	—	—	—
Mineral oil (C30-C35)	—	—	—	—	22,0	—	—	—
Sum C21-C30+C30-C35	—	—	—	—	72,0	15	1250	2500
Mineral oil (C35-C40)	—	—	—	—	13,0	—	—	—
Mineral oil (GC)	<38	<38	<38	<38	100	—	—	—
PAH (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Naphthalene	<0,01	<0,01	<0,01	<0,01	0,045	0,1	2,58	25
Benzo(a)pyrene	<0,01	<0,01	0,011	<0,01	0,300	0,01	1,3	13
Fenentrene	<0,01	<0,01	0,031	<0,01	0,360	0,1	16	164
Fluorantene	<0,01	<0,01	<0,01	<0,01	0,920	0,01	47	475
Benzo(a)anthracene	<0,01	<0,01	<0,01	<0,01	0,370	0,01	1,5	15
Chrysene	<0,01	<0,01	0,011	<0,01	0,310	0,01	6	60
Benzo(b)fluorantene	<0,01	<0,01	0,018	<0,01	0,360	0,01	1,3	13
Benzo(k)fluorantene	<0,01	<0,01	<0,01	<0,01	0,160	0,01	4,7	47
Benzo(ghl)perylene	<0,01	<0,01	<0,01	<0,01	0,220	0,01	5	46
Indeno(1,2,3-cd)pyrene	<0,01	<0,01	<0,01	<0,01	0,140	0,01	1,5	15
Pyrene	<0,01	<0,01	<0,01	<0,01	0,520	0,01	6,4	64
Fluorene	<0,01	<0,01	<0,01	<0,01	0,038	0,01	16	163
Dilbenz(a,h)anthracene	<0,01	<0,01	<0,01	<0,01	0,050	0,01	1,4	14
Anthracene	<0,005	<0,005	<0,005	<0,005	0,076	0,01	1,3	13,3
Acenaftylene	<0,05	<0,05	<0,05	<0,05	<0,05	0,01	43	410
Acenaphtene	<0,01	<0,01	<0,01	<0,01	0,026	0,01	6	56
PAH (sum of 10 VROM)	<0,095	<0,095	<0,095	<0,095	2,90	—	—	—
PAH (sum of 16 EPA)	<0,2	<0,2	<0,2	<0,2	3,90	—	—	—
Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Arsenic (As)	<10	<10	<10	<10	<10	12	50	300
Cadmlum (Cd)	0,620	<0,4	<0,4	<0,4	0,670	0,2	15	50
Chromium (Cr)	25,0	22,0	9,10	33,0	18,0	34	165	700
Copper (Cu)	13,0	8,20	<5	11,0	18,0	14	120	500
Mercury (Hg)	<0,1	<0,1	<0,1	<0,1	0,120	0,05	5	50
Lead (pb)	26,0	<10	<10	14,0	79,0	25	385	1360
Nickel (Nl)	21,0	18,0	<8,20	28,0	16,0	24	210	500
Zinc (Zn)	93,0	33,0	40,0	49,0	180	67	320	1300
EOX (mg/kg)
EOCI	<0,1	<0,1	<0,1	<0,1	0,110	—	—	—
Other heavy metals(mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Cobalt (Co)	7,80	6,50	<5	9,40	<5	—	—	—

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	24

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	VR	VS	VI
Depth sample (m bgl)	0,10-0,50	0,10-0,50
Sampling date	14/12/2009	14/12/2009
Parcel n0	0450 G 2	0450 G 2
Land Use Type	V	V
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Andore	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Dry matter (%(m/m))	91,4	96,3	—	—	—
Mineral oil (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Mineral oil (C10-C12)	<3	<3	2,5	130	160
Mineral oil (C12-C16)	<5	<5	15	130	520
Mineral oil (C16-C21)	<6	<6	15	1250	2500
Mineral oil (C21-C30)	24,0	<12	—	—	—
Mineral oil (C30-C35)	19,0	14,0	—	—	—
Sum C21-C30+C30-C35	43	26	15	1250	2500
Mineral oil (C35-C40)	17,0	15,0	—	—	—
Mineral oil (GC)	63,0	39,0	—	—	—
PAH (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Naphthalene	0,017	0,012	0,1	2,58	25
Benzo(a)pyrene	0,130	0,056	0,01	1,3	13
Fenantrene	0,270	0,046	0,1	16	164
Fluorantene	0,420	0,059	0,01	47	475
Benzo(a)anthracene	0,150	0,041	0,01	1,5	15
Chrysene	0,140	0,045	0,01	6	60
Benzo(b)fluorantene	0,150	0,071	0,01	1,3	13
Benzo(k)fluorantene	0,075	0,028	0,01	4,7	47
Benzo(ghl)perylene	0,120	0,085	0,01	5	46
Indeno(1,2,3-cd)pyrene	0,120	0,042	0,01	1,5	15
Pyrene	0,280	0,044	0,01	6,4	64
Fluorene	0,032	<0,01	0,01	16	163
Dibenz(a,h)anthracene	0,021	<0,01	0,01	1,4	14
Anthracene	0,048	0,008	0,01	1,3	13,3
Acenaftylene	<0,05	<0,05	0,01	43	410
Acenaphtene	0,039	0,011	0,01	6	56
PAH (sum of 10 VROM)	1,50	0,420	—	—	—
PAH (sum of 16 EPA)	2,00	0,550	—	—	—
Heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Arsenic (As)	<10	<10	12	50	300
Cadmium (Cd)	<0,4	<0,4	0,2	15	50
Chromium (Cr)	24,0	7,20	34	165	700
Copper (Cu)	31,0	<5	14	120	500
Mercury (Hg)	<0,1	<0,1	0,05	5	50
Lead (Pb)	47,0	<10	25	385	1360
Nickel (Ni)	18,0	7,20	24	210	500
Zinc (Zn)	370	50,0	67	320	1300
EOX (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
EOCI	<0,1	0,170	—	—	—
Other heavy metals (mg/kg)	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
Cobalt (Co)	8,70	<5	—	—	—
Table 4-7 Analysis results groundwater samples
No groundwater samples are analysed.

Project 09/865 – ESI PROLOGIS BELGIUM III BVBA HERSTAL	25

5 DATA EVALUATION
This chapter describes per zone and source the results and formulated conclusions.
For a dear description of the parcels, zones, potential contaminating sources, drillings, wells and sampling, reference is made to the previous chapters. There also an overview of the sensory data and field measurements is given.
The gathered data shows no gaps.
Since the activities on the site started after 2000, eventual encountered contaminations which can be linked with the activities on the site have to be considered as “new pollution”.
5.1 Evaluation status of contamination per zone
Paragraph 4.1.1. gives schematically the executed drillings per parcel and per zone. The field observations and analysis results are discussed in the following paragraphs.
Unsuspected zones (strategy 1; drillings 1, 2, 4, 5, 6, 8, 9, 10, 11 & 12)
According to Flemish regulations:
Three soil samples show concentrations only slightly above the striving levels for PAH and two samples show a slightly elevated concentration above the striving level for mineral oil. Almost all soil samples show elevated concentrations for heavy metals, exceeding the striving levels. However, all concentrations remain well below 80% of the soil remediation levels for industrial land use.
Since all concentrations remain well below 80% of the soil remediation levels for industrial land use, no further investigations are necessary and no further actions have to be taken.
According to Walloon regulations:
All concentrations for mineral oil stay below the “Valeur Référence”. Six soil samples show elevated concentrations for PAH, slightly exceeding the “Valeur Référence”. Eight soil samples show concentrations above the “Valeur Référence” for heavy metals of which one sample (3 (0, 10-0,50)) is slightly exceeding the “Valeur Seuil” for the heavy metal Zinc. However, all measured concentrations stay well below 80% of the “valeur d’intervention”.
Since the analysis certificate mentions that sample 3 (0,10-0,50) has been grinded cryogenically, it can be assumed that the sample consisted largely out of stone instead of soil. The bore log affirms the presence of these stones. Considering this, it can be stated that the result is not representing the state of the soil on the research site and the result can be disregarded.
The groundwater is not investigated in this zone.
There are no indications for the presence of NAPLs (Non-Aqueous Phase Liquids).
No contamination is detected in this zone.
There is no need for a descriptive soil investigation.
There is no need for precaution measures or for limiting the usage of this zone of the site.
5.1.1 Groundwater evaluation
In view of the facts that the lightly elevated zinc concentration in the solid phase is only slightly above the “Valeur Seuil” and far below the 80% level of the “valeur d’intervention” and the fact that the groundwater is present more than 118 meters below ground level, it can be assumed that the risk to the groundwater originating from zinc will be very unlikely.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	27

5.2 Summary per zone
In the following table a schematic overview is given of the observed contaminations per zone.
Table 5-1 Overview contaminations

		Harmful	Parameter >	Soil/	nature	Precaution	Limitation of
Parcel	Zone	activity	vs	groundwater	(1)	measures (Y/N)	use (Y/N)
450 G 2	Unsuspected	—	Zinc (*)	Soil	N	N	N

(1)	H= Historic, G=Mixed, N=New

(*)	The Observed slightly elevated zinc concentration is most likely caused by the presence of large ammounts of stones in the analyzed sample. Considering the fact that the sample has been cryogenically grinded, it can be stated that the result is not representing the state of the soil on the research site and the result can be disregarded.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	28

6 SUMMARY AND CONCLUSION
On instruction of PROLOGIS BELGIUM III BVBA an explorative soil investigation is performed on a site located in HERSTAL, Avenue du Parc Industriel 159.
The complete site consists of following cadastral parcels:

Municipality	Municipality N°	Section	Parcel N°	Surface (m2)

Herstal 7 DIV/LIERS/	62051	A	450 G 2	37099
The administrative data of instructors, owners and users are found in the pre-study (chapter 2).
The site is located in an industrial zone (Parc Industriel) 5 km to the north of the city Luik. To the west an exit of the highway E313 Luik-Hasselt is found, to the south-east the A3 motorway.
The total industrial zone comprises an area of ca. 180 ha. The area is sold to small, medium and large sized companies like ISPC International (food branch), Air Liquide SA (compressed gasses), Eurofreins SA (car parts), Galliker Transports SA (transport company), HTC Wallonie (tankcleaning), Techspace Aero (development of aeronautical propulsion engines), ...
Nine groundwater extraction wells exist in an area of 2 km around the center of the research site. As far as known, there are no protection zones for groundwater extraction located near the research site. Close to the site are 3 creeks (2 situated at 370 meters from the site (to the east and to the north-west side), 1 situated next to the southern site of the building at the research site. Three small small surface waters are situated within 614 meters around the research site, located to the east, west and north-west side of the site.
In 2000 the site was owned by S.P.I. (Service Promotion Initiatives en province de Liège, Rue Lonhienne, 14 in 4000 Liège). During this period, the land was used as agricultural land (mainly for cereals).
In 2001, ProLogis became owner of the terrain and the land was divided in 2 pieces (Lot I and Lot II) with each a surface of app. 8 ha. On one of these parcels (Lot I) a building (Phase I) has been constructed. The building was rented out in 2002 to the company “Skechers”, which uses it as a depot and distribution center for shoes.
Construction of the second part of the building (Phase II) (on the second parcel (Lot II) commenced in august 2008. The second part of the building has also been rented out to the company “Skechers”, which is using it until present day.
As far as known, no accidental spills have occurred on the research site.
There has been a change of the soil profile: the terrain has been partly excavated for the construction of the loading and unloading zones and for the construction of the foundations. Underneath the concrete or other hardening materials, a layer of debris is used as foundation.
As far as known, no polluted soil is excavated, no soil remediation has occured, nor a significant groundwater lowering was performed.
The terrain is used by the company “Skechers” as a depot and distribution center for shoes.
During the fieldwork, following soil profile was observed: beneath all asphalt hardening on the terrain, an artificial, dark brown layer of sand was found until a depth of around 60cm. This layer contained a lot of stone. Below the layer of sand, a more loamy brown layer was found. At a lot of these drilling locations, it was impossible to get any deeper than 50-60cm: a very hard impenetrable layer prevented any further drilling. At drilling locations where no hardening was located on the surface the underground consisted of a brown layer of loam.
According to the “Walloon Geo-Environmental website” (OGEAD — http://environnement.wallonie.be/cartosig/ogead/#) the groundwater can be qualified as vulnerable.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	29

For an overview of the sampling strategy and the performed fieldwork and laboratory research, reference is made to the summarizing table in the chapter “Sampling strategy”.
In the following paragraphs per cadastral parcel a conclusion is given.
6.1 Parcel: HERSTAL 7 DIV (62051), section A, parcel n° 450 G 2
In none of the soil samples, the soil remediation standards, or 80% of these levels, were surpassed.

There is no need to perform a descriptive soil investigation on the cadastral parcel.

There is no need for precaution measures or for limiting the usage of the cadastral parcel.

For this research sufficient information could be gathered.
6.2 General
According to Flemish regulations:
A few soil samples show concentrations only slightly above the striving levels for PAH and mineral oil. Almost all soil samples show elevated concentrations for heavy metals, exceeding the striving levels. Since all concentrations remain well below 80% of the soil remediation levels for industrial land use, no further investigations are necessary and no further actions have to be taken.
According to Walloon regulations:
One sample (3 (0,10-0,50)) is slightly exceeding the “Valeur Seuil” for the heavy metal Zinc. All other concentrations are — at the very most — exceeding the “Valeur Référence”.
Since the analysis certificate mentions that the sample 3 (0,10-0,50) has been grinded cryogenically, it can be assumed that the sample consisted largely out of stone instead of soil. The bore state affirms the presence of this stone. Considering this, it can be stated that the result is not representing the state of the soil on the site and the result can be disregarded.
No further investigations are necessary and no further actions have to be taken.
A groundwater investigation was not performed. However, it can be assumed that the risk to the groundwater, originating from the observed slightly elevated concentrations for zinc, will be very unlikely.
No contamination was observed.
There is no need for precaution measures or for limiting the usage of the cadastral parcel.

Steenokkerzeel — 4 februari 2010, MAVA,

Timothy GEERTS,	Mark VAN STRAATEN,
Project assistant.	CEO.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	30

7 ANNEXES

ANNEX 7.1:	Former and recent environmental permits
ANNEX 7.2:	Certificates leak tests and soil/tank processing
ANNEX 7.3:	Technical sampling description
ANNEX 7.4:	Drilling logs
ANNEX 7.5:	Analytical methods and original analysis reports
ANNEX 7.6:	Results previous soil investigations
ANNEX 7.7:	Evaluation values for non-normalized parameters

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	31

ANNEX 7.1: Former and recent environmental permits
Permits were requested at the local authorities, but were not yet received at the time of writing the report.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	33

ANNEX 7.2: Certificates leak tests and soil/tank processing
Not applicable

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	35

ANNEX 7.3: Technical description sampling
Drillings and wells
Drillings are normally executed manually with a Edelman manual drilling set. On locations where pavements/hard surfaces are present, first hole is made with a diamond drill. If the sub ground contains significant debrit, a mechanical spiral drill is used.
On predefined places, the drillings are finished to wells. A HDPE-tubing is used with a diameter of 50 x 51,4 mm, and a filter length of 2 m. The different pieces are screwed together. The filter element (standard length 2 m) is placed cutting the groundwater level, so that possible LNAPL (light non aqueous phase layer) can be detected. The filter element is surrounded by a filter stocking and fine gravel. Above the filter, the drilling hole is filled with clay over a length of approx. 50 cm. The water in the wells is pumped directly after finishing.
Soil sampling
On the site a number of drillings are performed. Each 50 cm or when the soil composition is changing, a sample is taken. For each drilling the organoleptically most contaminated sample is selected. When a contamination is not obvious or present, the surface sample is selected. In the presence of underground potential contaminating sources, the sample at the base level of this source is selected. Modifications of the sampling procedure are always possible and if necessary are clarified in the report.
Groundwater sampling
Sampling of the wells takes place only at least a week after placement. The wells are pumped empty thoroughly (5x its volume), after which a sample is taken with a peristaltic pump. During sampling the temperature, conductivity and pH of the groudwater is measured for each sampling point.
The selected samples are sent for laboratory analysis within 24h.
The exact location of drillings and gauches is presented in a detailed plan of the site, which can be found in annex 8.4.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	37

ANNEX 7.4: Drilling logs

Project 09/865 — ESI PROLOGIS BELGIUM BVBA HERSTAL	39

ALL SOIL ASSISTANCE Boring: B1 Boring B2 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B3 Boring B4 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B5 Boring B5A Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B5B Boring B6 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B7 Boring B8 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B9 Boring B10 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B11 Boring B12 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ALL SOIL ASSISTANCE Boring: B13 Project 09/865 Opdratgever: Mava Bodemonderzoek Locationam: projects- Haratel

ANNEX 7.5: Analytical methods and original analyses reports
Analytical methods
Depending on the potential contamination, soil and groundwater samples are analysed for one or more parameters which can be found in paragraph 3.3.
The analytical methods used are the following:
Soil

Extraction HF	Microwave CMA 2/IIA.3.2
Dry matter	Gravimetry NEN 5747
Organic matter	Spectrometry ISO 14235
Lutum content	Sedimentation CMA 2/IIA.6
pH (pH-KCI)	Potentiometry Conform NEN 5750
Mineral oil	GC-FID conform CMA 3/R
EOX	Microcoulometry Conform CMA 3/N
PAH	HPLC
Heavy metals	ICP-AES NEN 6426/CMA 2/ I/ B.1
Mercury	ICP-MS NEN equivalent to NVN 7324/EN1483

Water

Mineral oil	LV-GC-FID Own method/CMA/R.1
Chlorinated hydrocarbons	HS-GC-MS CF. NEN-EN-ISO 10301/ CMA 3/E
MAH (BTEX)	HS-GC-MS Conform ISO 11423-1 / CMA 3 / E
Heavy metals	ICP-MS Cf. O-NEN 6427/Equivalent to EN 11885
Mercury	ICP-MS Equivalent to NVN 7324/EN 1483
A complete overview of the work flow for sampling and analysis can be found in chapter 4 and accompanying annexes. More detailed information and description of the analytical methodology used can be found in the “Compendium for Sampling and Analysis in execution of the Decree on Waste Materials and on Soil Remediation” (CMA), edited by OVAM (KB dd 27/09/2002).

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	41

eurofins

MAVA Bodemonderzoek NV
T.a.v. Sigrid Willems
Gorislaan 49
B - 1820 Steenokkerzeel
BELGIË

Analysecertificaat

Datum: 24-12-2009

Hierbij ontvangt u de resultaten van het navolgende laboratoriumonderzoek.

Certificaatnummer	2009200032
Uw projectnummer	09/868 Prologis
Uw projectnaam	09/868 EBO Prologis Herstal
Uw ordernummer	09/868 Prologis
Monster(s) ontvangen	16-12-2009

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Aanvullende informatie behorend bij dit analysecertificaat kunt U vinden in het overzicht "Specificaties Analysemethoden". Extra exemplaren zijn verkrijgbaar bij de afdeling Verkoop en Advies.

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Bewaren tot:
Datum: Naam: Handtekening:

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Met vriendelijke groet,

Eurofins Analytico B.V.

Ing. A. Veldhuizen
Laboratoriummanager

Eurofins Analytico B.V.

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MOVR Bodeaonderzoetc NV T.a.v. Sigrid Willeas Gorislaan *» B — 1820 steenofckerzeei BEIGIE Analysecftrtificaort Datun: 24-12-2009 Riorbij ontvangt u ds resultatan van net navofgende laboratoriunondtrzoak. Certificootnunner 2009200031 Uw projactnuniaar 09/84S Prologis Uw projectnaon o?/«dS »0 Prologis Horstol Uw ordornuMtr 09/8oB Prologis Monster(s) ontvengen 14-12-2009 Dit certifltaot nag uitsluitend in iijn geheel worden gereprodueoord. Aonvullendo inforaatio behorenn bij dit anolysecertifieoot k’unt U vlnden in het ovarzicht “Spaeifkaties flnolyseBethodon”. Extra exenptaran zijn verferijgboar bij do afdeling Vorkoop on Rdries. Dc grondnonsters worden tot t woken na datun ontvangst gakeetd, beweard on watornonttars tot 2 woken no datum ontvangst. Zonder teganbericht word en de sionsters nadien afgevoerd. Indian da ¦ ousters langar bewoord dienen to blijvah varzdakan wijU dit oxeraplaar uitarl(jk 1 waak voor afloop van da standaardbawaarparioda ondertekend oan on* to rotoumoran. Voor de kosten van hot langar bewaren van Boosters verwijzen wij near do prijsljjst. Bowaran tot: Datust: Noam: Handtakening: Wij vertrouwon orop uw.opdrachthieraee naar verwaehting to hobban uitgavoard, siocht o naar aanlaiding van dit analysoeortificaat nog vragen nobben vorzookan wij U contact op to noaan mot da afdoling Vorkoop on Rdvios. Met vriandelijko groet, C^li Eurofins flnalytieo B.V. \$ j2/wi^,,,~ Ing. II. Veldhurzen laboratoriumManager EsraflM fi«alytto> S.V. ciidtwg 44-44 w. *3l Co)343<34300 MM MttO 14 «• 74 4S< ewofinHlnalytlce s.v. Is ISO f eOi: 1MIjKtftiflCMrt do*r Uoytfi mi n ioMavoii rw ?« <e)w ut <s»• v*ry»T# No. W ?” **«»*.*><>‘ twiyleaoss «w»t’-grVrHa m »•»: u*). M.mi» E-oaS! InfaConalrfico.caa niiM3.u.i».iDi tietoru(i»lit«twtst 0»»0. hrt *cij|i»«»w»«t«««*E-0WD> 3770 01 aantimU si Site www.arwlrtlco.eoii ««»o, OMOteCS w 4oord« miti’sdra van rrankrige « iiuMfru>«0’tV>.

eurofins | Belgium

Analysecertificaat

Uw projectnummer	09/865 Prologis	Certificaatnummer	2009200032
Uw projectnaam	09/865 EBO Prologis Herstal	Startdatum	17-12-2009
Uw ordernummer	09/868 Prologis	Rapportagedatum	24-12-2009/09:03
Datum monstername	14-12-2009	Bijlage	A,C
Monsternemer	RSA	Pagina	1/6

	Analyse	Eenheid	1	2	3	4	5
	Voorbehandeling						
Q	Cryogeen malen				Uitgevoerd		
	Bodemkundige analyses						
Q	Droge stof	% (m/m)	84.0	92.1	91.4	96.3	96.6
	Metalen						
Q	Arseen (As)	mg/kg ds	<10	<10	<10	<10	<10
Q	Cadmium (Cd)	mg/kg ds	<0.40	0.67	<0.40	<0.40	<0.40
Q	Kobalt (Co)	mg/kg ds	9.4	<5.0	8.7	<5.0	<5.0
Q	Chroom (Cr)	mg/kg ds	33	18	24	7.2	9.1
Q	Koper (Cu)	mg/kg ds	11	18	31	<5.0	<5.0
Q	Kwik (Hg)	mg/kg ds	<0.10	0.12	<0.10	<0.10	<0.10
Q	Nikkel (Ni)	mg/kg ds	28	16	18	7.2	8.2
Q	Lood (Pb)	mg/kg ds	14	79	47	<10	<10
Q	Zink (Zn)	mg/kg ds	49	180	370	50	40
	Minerale olie						
	Minerale olie (C10-C12)	mg/kg ds	--	4.1	<3.0	<3.0	--
	Minerale olie (C12-C16)	mg/kg ds	--	<5.0	<5.0	<5.0	--
	Minerale olie (C16-C21)	mg/kg ds	--	9.3	<6.0	<6.0	--
	Minerale olie (C21-C30)	mg/kg ds	--	50	24	<12	--
	Minerale olie (C30-C35)	mg/kg ds	--	22	19	14	--
	Minerale olie (C35-C40)	mg/kg ds	--	13	17	15	--
Q	Minerale olie totaal (C10-C40)	mg/kg ds	<38	100	63	39	<38
	Chromatogram olie (GC)			Zie bijl.	Zie bijl.	Zie bijl.	
	Somparameter organohalogeen verbindingen						
Q	EOX	mg/kg ds	<0.10	0.11	<0.10	0.17	<0.10
	Polycyclische Aromatische Koolwaterstoffen, PAK						
Q	Naftaleen	mg/kg ds	<0.010	0.045	0.017	0.012	<0.010
Q	Acenaftyleen	mg/kg ds	<0.050	<0.050	<0.050	<0.050	<0.050
Q	Acenafteen	mg/kg ds	<0.010	0.024	0.039	0.011	<0.010
Q	Fluoreen	mg/kg ds	<0.010	0.038	0.032	<0.010	<0.010
Q	Fenanthreen	mg/kg ds	<0.010	0.36	0.27	0.046	0.031
Q	Anthraceen	mg/kg ds	<0.0050	0.076	0.048	0.0075	<0.0050
Q	Fluorantheen	mg/kg ds	<0.010	0.92	0.42	0.059	<0.010
Q	Pyreen	mg/kg ds	<0.010	0.52	0.28	0.044	<0.010
Q	Benzo(a)anthraceen	mg/kg ds	<0.010	0.37	0.15	0.041	<0.010

Nr.	Monsteromschrijving	Analytico-nr.
1	1 (1,50-2,00)	5135816
2	2 (0,10-0,60)	5135817
3	3 (0,10-0,50)	5135818
4	4 (0,10-0,50)	5135819
5	5 (0,10-0,50)	5135820

Q: door RvA geaccrediteerde verrichting
A: AP04 erkende verrichting
S: AS 3000 erkende verrichting

Dit certificaat mag uitsluitend in zijn geheel worden gereproduceerd.

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 08 74 456
VAT/BTW No.
NL 8043.14.883.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2000 gecertificeerd door Lloyd's.
AQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE),
het Brusselse Gewest (BIM), het Waalse Gewest (DGRNE-OWD)
en door de overheden van Frankrijk en Luxemburg (MEV).

TESTEN
RvA L010

Belgium Analysecertificaat Vw projectnuaner o?/8«5 Proloais CartiftceatnuBiaer 2007200032 Ow projectnaan 09/8*5 EBO ProJogis lUrstal Startdetun 17-12-2009 Uw ordemunner 09/84B Proloais Reppertagedotuis 24-12-2009/07:03 DatUH umttmoi 14-12-2009 Bijtage fl,C Monstemener RSfl Pagina 1/4 •nalyte ~ Eenfaeid i 2 J * 5 Voofneaandeliag q Cryogeen eaten Uitgevoerd Bodemkandig* analyses Q Drogestof K(n/si) 84.0 92.1 91.4 94.3 94.4 H«t«fM Q flrteen (As> Mg/kg ds <10 <10 <10 <10 <10 q Cadniun(Cd) «g/kg dt <0.40 0.47 <0.40 <0.40 <0.40 Q Kebalt (Co) mg/kg dt 9.4 <5.o 8.7 <»,© <5.0 0. Chroon (Cr) og/kgdt 33 18 24 7.2 9.1 Q Kop«r(Cu) ng/kgds 11 18 31 <S.0 <5.0 q Kwik(Hg) ng/kgds <o.io 0.12 <0.10 <o.i0 <0.10 Q Nikkei <Ni) mg/kg dx 28 14 18 7.2 8.2 q LoadCPb) eg/kg dt 14 79 47 <io <io q ZinkCtn) mg/kg ds 49 180 370 CO 40 Mineral* die Minerale olie (C10-C12) ng/kgds — 4.1 <3.0 <3.0 Mineral* olie (C12-C14) ng/kgds — <S.O <S.O <5.0 Mineral* olie (C14-C21) mg/kg dt •• 9.3 <4.0 <4.0 Mineral* oli* (C21-C30) ag/kg dt •• 30 24 <12 Mineral* oH* (C30-C35) mg/kg d> « 22 19 14 Minerale oil* (C35-C40) mg/kg dt — 13 17 if Q Minerale olie totaal (C10-C40) ag/kg ds <38 100 43 39 <38 Chronatogran olie (6C) Zie bfjl. Ziebtjl. Zlebijl. Somparomst*!* organobatogeee vefbladingen 0. E0X mg/kg ds <0.10 0.11 <0.10 0.17 <0.10 Polycyclisdhe Aroma tische Koolwaterstoff «n, PflK q Naftaleen ng/kgds <0.010 0.045 0.017 0.012 <0.010 q ftcenaftyleen ng/kgds <0.050 <0.050 X0.0S0 <0.050 <O.OS0 Q fleenafteen ng/kgds <0.010 O.024 0.039 O.Oll <0.010 0. Fluoreen ng/kgdt <0.010 0.038 0.032 <0.010 <0.019 Q Fenanthreen ng/kgdt <o.oio 0.34 0.27 0.044 o.03l Q flnthraeeen ng/kgds <0.0060 0.074 0.048 0.OO75 <0.0050 q Fluoranttieen ng/kgds <0.010 0.72 0.42 COS? <0.010 q Pyreen ng/kgds <0.010 0.E3 0.28 0.044 <0.010 q B«nz<>(a)anthr«c**n ng/kgdt <0.010 0.37 0.15 0.041 <0.010 Mr. Kontteromteb.Ijving »naly*ico-nr. 1(1,50-3,00) 3135814 2(0,10-0,40) 8158817 3(0,10-0,50) 5136818 4(0,10-0,50) 8135819 5(0,10-0,80) 8135820 V door KM OMcertAtMftf* vurichtfot •: MM .r*«i>d» Verrtefctlnfl s: as S806 ortnod* rtrtXtolaa twoflno Umlytfco B.V. #lt wrtlfjcoe t moa uttduitend -In lijn «th««lvor4*n sordpwdu*****^^, •cltdovap. «j-4« M. +si (oyu 742 «J oo it* aino S4 *• M «*« iurefin«8i>«litlca».v. U ISO M0i:3»o«««e«rtHK««rd door.uayo"* Ngj|^ 917S IB 00ln«Wld fa«»:WIIUi«H VWMWto. »Q««n«k«f4wh»«^~te*w»««<ey»i(»np«o. Wl), TKTffl P.O. Box4S» C-*«U tnfo*oi«ilrtlre.eo« ntt<i.u.ns«i MttmwInotwHtOI”). h«tWooB* stwMt {MtHE-OWB) “*,n* S770M1 tarn*rcldm site www.onotjtleo.CMi («¦». OIHMil on door de oY»rti.d«i ven rrenkrijlc ee liatabure CTO. KVfl L010

eurofins | Belgium

Analysecertificaat

Uw projectnummer	09/865 Prologis	Certificaatnummer	2009200032
Uw projectnaam	09/865 EBO Prologis Herstal	Startdatum	17-12-2009
Uw ordernummer	09/865 Prologis	Rapportagedatum	24-12-2009/09:03
Datum monstername	14-12-2009	Bijlage	A,C
Monsternemer	ASR	Pagina	2/6

	Analyse	Eenheid	1	2	3	4	5
Q	Chryseen	mg/kg ds	<0.010	0.31	0.14	0.045	0.011
Q	Benzo(b)fluorantheen	mg/kg ds	<0.010	0.36	0.15	0.071	0.018
Q	Benzo(k)fluorantheen	mg/kg ds	<0.010	0.16	0.075	0.028	<0.010
Q	Benzo(a)pyreen	mg/kg ds	<0.010	0.30	0.13	0.056	0.011
Q	Dibenzo(ah)anthraceen	mg/kg ds	<0.010	0.050	0.021	<0.010	<0.010
Q	Benzo(ghi)peryleen	mg/kg ds	<0.010	0.22	0.12	0.085	<0.010
Q	Indeno(123-cd)pyreen	mg/kg ds	<0.010	0.14	0.12	0.042	<0.010
Q	PAK Totaal EPA (16)	mg/kg ds	<0.20	3.9	2.0	0.55	<0.20
Q	PAK Totaal VROM (10)	mg/kg ds	<0.095	2.9	1.5	0.42	<0.095

Nr.	Monsteromschrijving	Analytico-nr.
1	1 (1,50-2,00)	5135816
2	2 (0,10-0,60)	5135817
3	3 (0,10-0,50)	5135818
4	4 (0,10-0,50)	5135819
5	5 (0,10-0,50)	5135820

Q: door RvA geaccrediteerde verrichting
A: AP04 erkende verrichting
S: AS 3000 erkende verrichting

Dit certificaat mag uitsluitend in zijn geheel worden gereproduceerd.

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 83 74 436
VAT/BTW No.
NL 8043.14.883.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's RQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE), het Brusselse Gewest (BIM), het Waalse Gewest (DGARNE-DPD) en door de overheden van Frankrijk en Luxemburg (MEV).

TESTEN
RvA L010

I Belgium ftnalyseeortificaat U* projactnuaaor 09/865 Proloflls Certiftcewtnumitur »00?200032 Uw projcctnaejs , 09/845 EBO Prologis Kopstal Stortdotua i7-12-2009 Uwordvrnuanor 09/845 Prolosis Ropportogedatum 24-12-2009/09:03 Dcrtun norvsternoae 14-12-2009 Bijiag* B,C Monsternomer ASfl Pagina 3/4 analyse Eenheld i 2 3~~ 4 i 0, Chfyseen ng/kg ds <0.0i0 0.31 0.14 0.04S 0.011 O. 3»Rio(b)fluoponth»»n ng/kg ds <0.010 0.34 0.15 0.071 0.016 q Benzo(k)fluoranth*on ng/kg ds <0.0io 0.16 0.073 0.02* <0.010 Q Benu>(a)pyr«en ng/kg ds <0.0tO 0.30 0.13 0.034 0.011 0, Dibonsfl(flfi)onthr«cecn ng/kg ds <0.010 0.0S0 0.021 <0.010 <0.010 Q Beri20(ghi)p«ry!ttn ng/kg ds <0.010 0.22 0.12 0.035 <0.010 Q Xnd*no(123-cd)pyreen rag/kg ds <0.010 0.14 0.12 0.042 <0.010 Q PfiK Totocl EPS (14) ng/kg ds <0.20 3.? 2.0 0.55 <0.20 Y7\ 1 PBKTotoolVR0M(10) ng/kg ds <0.09S 2.9 1.8 0.42 <0.09S Mr. Monst«rom*dirgvmg Bnalytico-iir. 1(1,50-2,00) 5135516 2 (0,10-0,40) 5135817 3(0,10-0,80) 5135818 4(0,10-0,50) 5135819 8(0,10-0,50) 5138820 «: 4ooc «ys t*eta*4ttnrae »irlchtiag «: W04 .rl.nd. ontlcktlKg r, M JOSS «rlc«f»l«v«richtiac tarofln* snofrtfco B.V. Bit nrtMcaat «oj uitHiiltand in Ufa «ok*el wonton g««prw»w««3.,5~. sndnMg4t-« TW. +?l (o;« 2*2 «OS 8BKflURV It (3 74 <J4 titferhninalytlsofl.v. IiBO »M.l: 2fl0««ecBrt3fle««rt dowllo/d’i^^Ji^ 377(IIS S«M>«M rox«l<0)W242«J»7 HT/1WIB. »«B*fl OfkmtftfosrllBtlflasaM SnrMt «YflW am Sep. IKQ, Tt«TCM P.O. BOX4S* C-ata(nfo8oocfrtlco.coB HUJ43.t4.UJ.B0J hetBro«»(s»e«we«tCBHO, (i»tw«als« sowest (BSBJIt-OW) IBSlHi S77B M ImmM M SUeww.onoSytlw.con Crt Re. 098BB4SS widoor d»ora>hci!en»oi< rrankrU* «n torn Burg 04”). B»A 1010

eurofins | Belgium

Analysecertificaat

Uw projectnummer	09/865 Prologis	Certificaatnummer	2009200032
Uw projectnaam	09/865 EBO Prologis Herstal	Startdatum	17-12-2009
Uw ordernummer	09/865 Prologis	Rapportagedatum	24-12-2009/09:03
Datum monstername	14-12-2009	Bijlage	A,C
Monsternemer	ASR	Pagina	3/6

	Analyse	Eenheid	6	7	8	9	10
	Bodemkundige analyses						
Q	Droge stof	% (m/m)	81.4	81.2	85.6	82.6	84.9
	Metalen						
Q	Arseen (As)	mg/kg ds	<10	<10	<10	12	<10
Q	Cadmium (Cd)	mg/kg ds	<0.40	0.62	<0.40	1.5	<0.40
Q	Kobalt (Co)	mg/kg ds	8.1	7.8	6.5	7.8	5.2
Q	Chroom (Cr)	mg/kg ds	34	25	22	30	17
Q	Koper (Cu)	mg/kg ds	12	13	8.2	15	6.8
Q	Kwik (Hg)	mg/kg ds	<0.10	<0.10	<0.10	<0.10	<0.10
Q	Nikkel (Ni)	mg/kg ds	26	21	18	18	14
Q	Lood (Pb)	mg/kg ds	<10	26	<10	58	<10
Q	Zink (Zn)	mg/kg ds	45	93	33	180	27
	Minerale olie						
	Minerale olie (C10-C12)	mg/kg ds	--	--	--	--	--
	Minerale olie (C12-C16)	mg/kg ds	--	--	--	--	--
	Minerale olie (C16-C21)	mg/kg ds	--	--	--	--	--
	Minerale olie (C21-C30)	mg/kg ds	--	--	--	--	--
	Minerale olie (C30-C35)	mg/kg ds	--	--	--	--	--
	Minerale olie (C35-C40)	mg/kg ds	--	--	--	--	--
Q	Minerale olie totaal (C10-C40)	mg/kg ds	<38	<38	<38	<38	<38
	Somparameter organohalogeen verbindingen						
Q	EOX	mg/kg ds	<0.10	<0.10	<0.10	0.13	<0.10
	Polycyclische Aromatische Koolwaterstoffen, PAK						
Q	Naftaleen	mg/kg ds	<0.010	<0.010	<0.010	<0.010	<0.010
Q	Acenaftyleen	mg/kg ds	<0.050	<0.050	<0.050	<0.050	<0.050
Q	Acenafteen	mg/kg ds	<0.010	<0.010	<0.010	<0.010	<0.010
Q	Fluoreen	mg/kg ds	<0.010	<0.010	<0.010	<0.010	<0.010
Q	Fenanthreen	mg/kg ds	<0.010	<0.010	<0.010	0.047	<0.010
Q	Anthraceen	mg/kg ds	<0.0050	<0.0050	<0.0050	0.0090	<0.0050
Q	Fluorantheen	mg/kg ds	<0.010	<0.010	<0.010	0.15	0.019
Q	Pyreen	mg/kg ds	<0.010	<0.010	<0.010	0.11	<0.010
Q	Benzo(a)anthraceen	mg/kg ds	<0.010	<0.010	<0.010	0.088	<0.010
Q	Chryseen	mg/kg ds	<0.010	<0.010	<0.010	0.083	<0.010
Q	Benzo(b)fluorantheen	mg/kg ds	<0.010	<0.010	<0.010	0.11	<0.010
Q	Benzo(k)fluorantheen	mg/kg ds	<0.010	<0.010	<0.010	0.048	<0.010

Nr.	Monsteromschrijving	Analytico-nr.
6	6 (1,50-2,00)	5135821
7	7 (0,00-0,50)	5135822
8	8 (0,00-0,50)	5135823
9	9 (0,00-0,50)	5135824
10	10 (1,50-2,00)	5135825

Q: door RvA geaccrediteerde verrichting
A: AP04 erkende verrichting
S: AS 3000 erkende verrichting
Dit certificaat mag uitsluitend in zijn geheel worden gereproduceerd.

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 85 74 456
VAT/BTW No.
NL 8047.14.883.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's
RQR en erkend door het Vlaamse Gewest (OVAM en Dep. LNE),
het Brusselse Gewest (BIM), het Waalse Gewest (DGRNE-OWD)
en door de overheden van Frankrijk en Luxemburg (MEV).

TESTEN RvA L010

t Belgium Analysacertificaat 11* projeetnunner 09/666 Prologil Certifieaatnumnier 2009200032 Uw proj*ctnaan 09/8*5 E80 Protogls Herstot Startdatun 17-12-2009 Uwordemunner 09/665Prolog!* Uopportaaedatun 24-12-2009/09:03 Datim nensUrnaa* 14-12-200? Bijloge R,c konstememer ASA Paglrta 3/6 _j___E5E53 i 7 i t- t« Bad*mfcundlg* anoJy*** q Drageitof *(«/n) 81.4 61.2 66.6 62.6 s*. 9 Hetalcn Q B.(seen(Bs) ag/kgds <10 <10 <I0 tl <lo Q Cadaiua(cd) ng/kgds <0.*0 0.62 <0.40 l.S <0.40 q Kobolt (Co) ng/kgds 6.1 7.6 6.6 7.6 8.2 Q ChraOR<Cr) ng/kgds 34 25 22 SO 17 .—s Q Kop*r(Cu> ng/kgds 12 13 6.2 16 6.6 V_X Q Kwik(Hg) ag/kgds <0.10 <0.10 <0.10 <0.10 <0.10 Q Nikkei (NO ag/kgds 26 tl 16 tl 1* 0. lood(Pb) ng/kgds <10 26 <10 66 <10 Q Unk(Zn) ng/kgds 46 93 S3 160 27 NtawaU «¦¦ Mineral* oHe (C10-C12) ag/kg ds Mineral* olie(C12-C16) «g/kg at Mineral* oil* (C16-C21) Bg/kg ds Mineral* olie (C21-C30) ng/kg ds Mineral* oil* (C30-C36) ng/kgds Mineral*oil* (C38-C40) ag/kgds Q Mineral* oBe totaal (C10-C4Q) ogAg ds <36 <s» <3S <se <38 Somparameter organohcriogeen verbindingea 9. tox ng/kgds <0.10 <o.io <o.io O.ts <o.lO Pelycydlsca* firemotisehe Koorwotcrstoffen, PSK q Hoftaleen ng/kg ds <o.oio <o.0io <o.oto <O.Oio <o.010 q ae*nafty!*en ng/kgds *o,oso <o.oso <o.obo <o.oso <o;oso 0, Beenefteen ng/kgds <0.010 <0.010 <0.010 <0.010 <0.010 -Sgv q Fluoreen ng/kgds <0.010 X0.010 X0.01O <0.010 <0.010 1§A» q Fenanthreen ag/kgds <0.010 <O.0lO <0.0iO 0.047 -(0.010 q nnthraceen ag/kgds <0.00SO <O.OOS0 <0.OO5O 0.0090 <O.0OS0 q Nuoranthetn ag/kgds <o.oio <o.0io <o.oio o.ib 0.019 q Pyreen ng/kg ds <0.010 <0.010 <0.01O 0.11 <o.010 q Benzo(a)emthrac*en ng/kgds XO.olO <0.010 <0.OlO 0.088 <0.oi0 q Chrysecn ng/kgds <0.010 <0.010 <0.0iO 0.063 <0.010 q B*nzo(b)f1uoranth**n ng/kgds <0.010 <0.010 <0.01O 0.11 <o.0lo q Benzo(k)fluorantheen ng/kgds <0.010 <0.010 <0.01C 0.048 <0.010 Mr. Montteromschrljvlng Anolytieo-nr. 6(1,50-2,00) 5135821 7(0,00-0,60) 5135822 6(0,00-0,50) B13B823 9 (0,00-0, BO) B136B24 10(1,60-2,00) 5135625 «: tosr KM s«0M*»dH««rte Y»rri»ttag ft: »PO« irkmdt wrrlefctlng s: M «m wkwa* »»frt»Hni rurofins «oely«co B.V. Pit c«rtIfie«ot»i9 ultiloHtudlll «»»•*«•< wwUfl »er«pro<foc»«rd.^s&. «lliow.j«-« M. +51 (»)!« 2«43C0 MH SMK 14 B9 71«o luroflrtiRMIjrtira S.Y. Itxs«9.pb>: »oo« gecsrtMnvrt daot U>y4’> Ng||§^ 37»» N9 sameraM mj t ji W)K 54j «3 »» r»T/eT« He. : *;n «n arievnO door h«t WiiaBwBWtsKoviui «n o«p. uit>, t™3TS»1 P.O. BoKI? t-noil l»foiPaool]rtlco.coE m (04 J.l«.t»J-»»l hrt IrwolM tintlt frm), UtWwh* enrtil <pa««!-OWB) •»•Bf 3770 »t imnM Kl SK* www.onoljrtlco.con K« «e. 0>«s««SJ. en ioor di s««rli>d*n nc rrtmSHJis in lui«ebur9 OirtJ. rwA L010

eurofins | Belgium

Analysecertificaat

Uw projectnummer	09/865 Prologis	Certificaatnummer	2009200032
Uw projectnaam	09/865 EBO Prologis Herstal	Startdatum	17-12-2009
Uw ordernummer	09/865 Prologis	Rapportagedatum	24-12-2009/09:03
Datum monstername	14-12-2009	Bijlage	A,C
Monsternemer	ASA	Pagina	4/6

	Analyse	Eenheid	6	7	8	9	10
Q	Benzo(a)pyreen	mg/kg ds	<0.010	<0.010	<0.010	0.085	<0.010
Q	Dibenzo(ah)anthraceen	mg/kg ds	<0.010	<0.010	<0.010	<0.010	<0.010
Q	Benzo(ghi)peryleen	mg/kg ds	<0.010	<0.010	<0.010	<0.010	<0.010
Q	Indeno(123-cd)pyreen	mg/kg ds	<0.010	<0.010	<0.010	<0.010	<0.010
Q	PAK Totaal EPA (16)	mg/kg ds	<0.20	<0.20	<0.20	0.74	<0.20
Q	PAK Totaal VROM (10)	mg/kg ds	<0.095	<0.095	<0.095	0.51	<0.095

Nr.	Monsteromschrijving	Analytico-nr.
6	6 (1,50-2,00)	5135821
7	7 (0,00-0,50)	5135822
8	8 (0,00-0,50)	5135823
9	9 (0,00-0,50)	5135824
10	10 (1,50-2,00)	5135825

Q: door RvA geaccrediteerde verrichting
A: AP04 erkende verrichting
S: AS 3000 erkende verrichting

Dit certificaat mag uitsluitend in zijn geheel worden gereproduceerd.

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 65 74 436
VAT/BTW No.
NL 8047.14.863.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's RQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE), het Brusselse Gewest (BIM), het Waalse Gewest (DGARNE-OWD) en door de overheden van Frankrijk en Luxemburg (MEV).

TESTEN
RvA L010

I Belgium Rnelysecertiflcaat Uw pro>ctnoo>B)«r Q9/S6S Prc-logl* C«rtificaatnunn*r 2009300039 Ow jjrojeetnaoit 09/8o5 EB0 Prologis Hersto.1 Stortdotim 17-12-0009 Uw ord-rnummer 09/8SS Prol-als Rapportagedotuo. 24-12-8009/09:03 Datum nonstemame 14-13-2009 Bijlagt fi,C MoRStornaaer RSfl Pagina */6 ___icnhefd 1 7 ~ i T~ to Q B»nio(a>pyr-en ng/kg ds <0.010 <0.01Q <0.010 0.085 <0.010 Q Dfbon.o(ah)-nthrac.*n rag/kg d* <0.010 <0.010 <0.010 <0.010 <0.010 0. 8«nzoCgh0p-ryl««n og/Icgds <0.010 <0.010 <0.010 <0.010 <0.0io Q lnd*no(t23’C_>pyi._n -_/-fl d* <0.010 <0.010 <0.010 <0.0i0 <0.010 0. PRK Tota-I JPR (10 -g/kgdt <0.20 <0.20 <0._0 0.74 <0.20 q PJtK Totaol VMM (10) ng/kgds <0.09S <0.09S <0.09S 0.51 <0.09B b ,,r. Mont<«»om*cfirijving Bnalytico-gir. « d (1,BO-3,00) 8138821 7 7(0,00-0,80) 8138022 • 8(0,00-0,80) S13S823 9(0,00-0,80) 813S824 10(1,50-2,00) 8135828 «; deer (HI smco*—leerdt »*irtdi_Bf, R: SP04 orkendeMwkbtlns f. IB SOU trktlif* •tRfdltlrx lurafla Unar/tko o.v. »lt certifies* t -Sf -utorttrwJ la i(J» oehoel wer-m g*rei>re*»e»er*.^s^ fiMnqu-41 T»t. *M (o)M 343*3 o» mh AMliO (4 is 74 41* turofinj HiMlytiO) o.Y. i» ISO »oo«: loci gccor-fkecri.doarUarft Xg||§^ J77Jnb B___r»eJd fax*3im**a***9tt <nt/tV*no. ii^mm^^’^^.h*t^u»t*titii*fitwi».-l»fr-Wl>t TCCTCU ».a.*ex4f* t-aen lnfoOeaolrtlce.ee> nu»4J.«4.u».»o» h»t0fo»«_w0»*«*tO«H>.het»Bfllw«»w«»t«S»lfe-0W0) «_- « 1770« gernereMKL site www.encI)rttce.coB K«K*e. o*ee)e-3 eefloor do orerheden ion rronkrlfk en LuwubiMg 0««>. “•» L010

eurofins | Belgium

Analysecertificaat

Uw projectnummer	09/865 Prologis	Certificaatnummer	2009200032
Uw projectnaam	09/865 EBO Prologis Herstal	Startdatum	17-12-2009
Uw ordernummer	09/865 Prologis	Rapportagedatum	24-12-2009/09:03
Datum monstername	14-12-2009	Bijlage	A,C
Monsternemer	ASA	Pagina	5/6

	Analyse	Eenheid	11	12
	Bodemkundige analyses			
Q	Droge stof	% (m/m)	82.3	84.7
	Metalen			
Q	Arseen (As)	mg/kg ds	<10	<10
Q	Cadmium (Cd)	mg/kg ds	1.5	<0.40
Q	Kobalt (Co)	mg/kg ds	8.9	9.0
Q	Chroom (Cr)	mg/kg ds	32	34
Q	Koper (Cu)	mg/kg ds	17	11
Q	Kwik (Hg)	mg/kg ds	0.13	<0.10
Q	Nikkel (Ni)	mg/kg ds	19	25
Q	Lood (Pb)	mg/kg ds	55	13
Q	Zink (Zn)	mg/kg ds	180	48
	Minerale olie			
	Minerale olie (C10-C12)	mg/kg ds	--	--
	Minerale olie (C12-C16)	mg/kg ds	--	--
	Minerale olie (C16-C21)	mg/kg ds	--	--
	Minerale olie (C21-C30)	mg/kg ds	--	--
	Minerale olie (C30-C35)	mg/kg ds	--	--
	Minerale olie (C35-C40)	mg/kg ds	--	--
Q	Minerale olie totaal (C10-C40)	mg/kg ds	<38	<38
	Somparameter organohalogeen verbindingen			
Q	EOX	mg/kg ds	<0.10	<0.10
	Polycyclische Aromatische Koolwaterstoffen, PAK			
Q	Naftaleen	mg/kg ds	<0.010	<0.010
Q	Acenaftyleen	mg/kg ds	<0.050	<0.050
Q	Acenafteen	mg/kg ds	<0.010	<0.010
Q	Fluoreen	mg/kg ds	<0.010	<0.010
Q	Fenanthreen	mg/kg ds	0.042	<0.010
Q	Anthraceen	mg/kg ds	<0.0050	<0.0050
Q	Fluorantheen	mg/kg ds	0.084	<0.010
Q	Pyreen	mg/kg ds	0.060	<0.010
Q	Benzo(a)anthraceen	mg/kg ds	0.043	<0.010
Q	Chryseen	mg/kg ds	0.050	<0.010
Q	Benzo(b)fluorantheen	mg/kg ds	0.054	<0.010
Q	Benzo(k)fluorantheen	mg/kg ds	0.024	<0.010

Nr.	Monsteromschrijving	Analytico-nr.
11	11 (0,00-0,50)	5135826
12	12 (0,00-0,50)	5135827

Q: door RvA geaccrediteerde verrichting
A: AP04 erkende verrichting
S: AS 3000 erkende verrichting
Dit certificaat mag uitsluitend in zijn geheel worden gereproduceerd.

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 83 74 454
BGT/BTW No.
NL 8047.14.083.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's
RQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE),
het Brusselse Gewest (BIM), het Waalse Gewest (DGARNE-OWD)
en door de overheden van Frankrijk en Luxemburg (MEV).

TESTEN
RvA L010

I Belgium Aitalysecmrtificaat Uw prtjortnUBmef 09/865 Prologis Certifleaatnuroroer 3009200033 Uw projectneen 09/845IBO Prologis Herstcl Startdotyn 17-12-3009 Uw ordernummer 09/845 Prelaws Ropportogedetun 24-12-2009/09:03 Datum monst*rna«* i*-i2-aoo? aijlog* B,C Monstemener SSfl Pagina 5/6 analyst Eenheld 11 12 Bodemkandlge analyse* Q Drerjestof %(n/n) 02.3 8*. 7 Hatelan q firseen (Hs) ng/kg ds <io <10 q Cadmium <Cd> ng/kg ds 1.5 <0.40 Q Cobalt (CO) ng/kg ds 0.9 9.0 Q Chroom (Cr) mg/kg ds 32 34 /~\ q koper (cu) mg/kg it 17 11 W q Kwlk(Hg> ng/kg ds 0.13 <O.10 q Nikkei (Mi) ag/kgdt 19 26 q load 0»b) ng/kg ds OS 13 q Jink Ctn) ng/kg ds 180 48 Mineral* alia Mineral* all* (C10-C12) mg/kg ds Hinerale oil* (C12-C1.) mg/kg ds Mineral* oli* (C16-C21) mg/kg ds Mineral* olie (C21-C30) ng/kg ds Mineral* olie (CS0-C3S) ng/kg ds Mineral* olie (CSS-C40) Mg/kg ds q Mineral* oik totaal (ClO-CdO) mg/kg d* <3« <38 Somporameter organohologeea vcrbindingen q EOX mg/kg ds <0.10 <0.10 Pciycyclische flromotistlie Kooiwaterstoff en, MK q Maftaleen ng/kg ds <0.01O <0.010 q ftcenaftyteen mg/kg ds <9.0$o <o.oso q ac*naft*en mg/kg ds <0.010 <0.010 a q Flueraen ng/kg ds <0.010 <0.010 q ‘enenthreen mg/kg ds 0.042 <0.010 q Rnthreeeen mg/kg ds <O.00S0 <0.0050 q Nuoronthenn ng/kg ds 0.O04 <0.010 q Pjrreen mg/kg ds 0.040 <O.O10 q Benz«(a)anthrae«*n mg/kg ds 0,043 <0.010 q Chryseen mg/kg ds 0.050 <0.010 q Benz*(b)flu*ranthe*n mg/kg ds 0.054 <0.010 q B«n»(k)flueronth*en mg/kg ds 0.024 <o.Olo Hr. HonsteromscbrQvlng Hnelytiee-nr. 11 11(0,00-0,50) 5135024 12 12 (0,00-0, SO) 5135527 «! «ow ««« seectiatfItMrtf*. vMrlchtlng «! are* tritnie uerriehtlns s: *S »•» »tk«M«wrrWrti** . turatlra SeWytlw ».v. SH eertlflteot •*¦ ultdislttiio- In iio etliesl wordm • uv*ro4ttt*«rcL^^ sild,»«0"-ia t«t.+3i<6Jsi«3*sos «*NM«o J<|J7**M IvrafiM mulrttTO b.v. |» isb tee-i: so»« gfrVVmti <J«r Uoyd-i V^l [^ CT7i m saramld r«x»3l <a)s* «*49»t v«T/«lwilo, . t«n«nMend«w*tt>l»»»»s«wt<o«M »n»«>. tilt), TtSTtu ».o.Be»««» e-ioll InfoeoneljrWco.co* »*ms.u.si3.bsi .-.. h.tBro»«rt»«c«*trt Ojim),li«tw«oh«6«w«s«(oauie-owo) .’¦. ItslfcN 3770 «i HiHnld HI ate www.anolrtieo.co” I« Ho. 0T0S342J en dcoi <(« o»«rfi«!«n ran frenkHjk *o lUK»«6*g OOT- R»* UJ10

eurofins | Belgium

Analysecertificaat

Uw projectnummer	09/865 Prologis	Certificaatnummer	2009200032
Uw projectnaam	09/865 EBO Prologis Herstal	Startdatum	17-12-2009
Uw ordernummer	09/865 Prologis	Rapportagedatum	24-12-2009/09:03
Datum monstername	14-12-2009	Bijlage	A,C
Monsternemer	ASA	Pagina	6/6

	Analyse	Eenheid	11	12
Q	Benzo(a)pyreen	mg/kg ds	0.044	<0.010
Q	Dibenzo(ah)anthraceen	mg/kg ds	<0.010	<0.010
Q	Benzo(ghi)peryleen	mg/kg ds	<0.010	<0.010
Q	Indeno(123-cd)pyreen	mg/kg ds	<0.010	<0.010
Q	PAK Totaal EPA (16)	mg/kg ds	0.40	<0.20
Q	PAK Totaal VROM (10)	mg/kg ds	0.29	<0.095

Nr.	Monsteromschrijving	Analytico-nr.
11	11 (0,00-0,50)	5135826
12	12 (0,00-0,50)	5135827

Q: door RvA geaccrediteerde verrichting
A: AP04 erkende verrichting
S: AS 3000 erkende verrichting
Dit certificaat mag uitsluitend in zijn geheel worden gereproduceerd.

Akkoord
Pr.coörd.
MA

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 85 74 456
VAT/BTW No.
NL 8043.14.883.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's RQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE), het Brusselse Gewest (BIM), het Waalse Gewest (DGARNE-OWD) en door de overheden van Frankrijk en Luxemburg (MEV).

TESTEN
RvA L010

vettrorms Belgium Rruriysecertificaat Cw projtetnunmef 09/865 Protasis CtrtiffeaatmimiMr 200*200032 Uw projeetnaom 09/S6S EBO prolog!* Herstal Startdotun I7-12-200? Ow ordernuamer 09/8«S Prologit Ropportagsdotura 24-12-2009/09:03 Dotud Bonstwnane li-12’2009 Sijlofle fl,C Monst*m«*»r USA Pogina t/t •n«ly«e £enh«ld 11 12 Q Benxo(a)pyre*n mg/kg d* 0.04.4 <0.010 Q Pibtnz«(ah)anthr«c*«n «g/kg ds <o.oio <o.oio Q Benio(ghl)p»ryleer. ag/fcgds <0.010 <0.01Q Q Inrfcno<123-«J>pjrre«n lag/kg ds <0.010 <0.010 0. PRK Totaal EPR (1A> mg/kg ds 0.40 <0.20 Q PB>CTotaalVR0M(10) mg/kg ds 0.2? <0.W6 © Mr. Monstaromscbrijvtog BooJytleo-»r. 11(0,00-0,80) S13S828 12(0,00-0,80) 8138827 «: tear »« gtacuwtttMrtt *«rrlchttng flickoord a: ns>04 t»k«o» Tsfflcfcting Pr.coSfd. 5: (ss woo •rioAO’t vtiricfttiag j^jg Busfbu Haalytfco B.V. Bit «rtW««ot ¦«« ultsloiwno In ajo gtti**l wordm ier«produ«w4^^^ OHdmeg 44-44 T«l. +Si &)S4 9494X00 BOB RMS M IJ 74 4S4 [UKfiBI 8a«l]PtkO ».Y. i» JSD W01: SOOI gOCOTttTiCMTd doorUojUTsNg||§^ S771HB loramld Fox+11 (0)34 Z42 «t ft W/Biwxe. to.fl.m«*«nii Hoof h«tVlooaie «e««t (OWH tn0»?. 1*0. TCCTHl P.O.Box*** t-aoiliofo9eneljtlco.e»» si«04J.j4.««j.doi t»tBn»scH«c»>«t (mm), hVtwoslw govntBoont-oro) IfcoltW W7»* ¦aworiMM »t» www.aiMlrtico.coa k»b mo. 0*001420 on Door do ortrliodoo ran FfonkHjko* ttaenbwg {Ml». RM 1010

eurofins | Belgium

Bijlage (A) met deelmonsterinformatie behorende bij analysecertificaat 2009200032

Pagina 1/1

Analytico-n	Boornr	Deelmonster	Omschrijving	Van	Tot	Barcode	Monsteromschrijving
5135816						0505121021	1 (1,50-2,00)
5135817						0505120735	2 (0,10-0,60)
5135818						0505120738	3 (0,10-0,50)
5135819						0505120730	4 (0,1 -0,50)
5135820						0505121028	5 (0,10-0,50)
5135821						0505120691	6 (1,50-2,00)
5135822						0505120686	7 (0,00-0,50)
5135823						0505120681	8 (0,00-0,50)
5135824						0505120685	9 (0,00-0,50)
5135825						0505120684	10 (1,50-2,00)
5135826						0505120688	11 (0,00-0,50)
5135827						0505121029	12 (0,00-0,50)

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 05 74 436
VAT/BTW No.
NL 8043.14.883.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's
RQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE),
het Brusselse Gewest (BIM), het Waalse Gewest (DGRNE-OWD)
en door de overheden van Frankrijk en Luxemburg (MEV).

••¦ft’-.’-’,.V*’’*’’$!$$- ‘¦ ‘.”‘, ; ‘-T: • ‘ • ^¦\¦::¦/¦ Jx\:0^ VV ; ;£:\-\¦"•¦¦ • ^eurofins :r ¦ : Belgium ‘ Bijlage (A) met deelmonsterinformotle behorcnde b|l analyswertif icaat 2009200032 Pogina t/i Rnalytico-n Boornr Deehnoastw Omschtijviag Van Tot Bareod* NOMtar«n*clw|ving 8136814 0805121021 1(1.30-2.00) E13S617 0S0S12073S 4(6,10-0.40) B135616 0805120736 3(0,10-0,60) 8138819 0SO5120730 4(0,10-0.80) 0606121098 5 (0,10-0. BO) 0608120691 4(1,50-2,00) (p\ 8138623 0805120486 7(0.00-0.60) 6138823 0608120681 8(0,00-0,50) 8138824 0S0512O468 9 (0.00-0,80) S13S825 0SO5120484 10(1.50-2,00) S138824 0505120666 11 (0.00-0.50) 6135827 0*08121029 12(0,00-0,80) @ . tarotte* »oofytfco B.V. aumgu-*t t»i. *3»0i)3<a«»sao aHiwnnii7i<H toroflat fctairUco.a.V. I* 1M N6U3MK g*»rtifle*«r<l 4sor iMyft 3771MI »«ran<Id Ioi»a(ii)»iU5«Jj VHT/»T».«». R«»,«n trlr«r>* <J«wrh«t «aa»M Cms* <ov«K « Sop. IS!) ___t.tt.tatlit E-aatlTQf«0cuiotrtieo.«ra Bl«04S.u.io*.00i h«« Brmsil » sewctt OjUO, &•* Aitedts s»w>t 0>CJtHS-0WB) 1778 01 BmiiM H Ht« w,«n«l»tleo.eo« M«g. onuns M ifooj at ownadM too fMttofk «n iimakurg 0»tW.

eurofins | Belgium

Bijlage (C) met methodeverwijzingen behorende bij analysecertificaat 2009200032

Pagina 1/1

Analyse	Methode	Techniek	Referentiemethode
Vermaling (cryogeen, <=1 kg)	W0106	Crushen	Cf. NVN 7313
Droge stof	W0104	Gravimetrie	Gw. NEN-ISO 11465 en CMA 2/II/A.1
AES/ICP Arseen (As)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Cadmium (Cd)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Cobalt (Co)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Chroom (Cr)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Koper (Cu)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Kwik (Hg)	W0417	ICP-AES	Eigen methode / Gelijkw. EN 1483: 1997 i.b.
AES/ICP Nikkel (Ni)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Lood (Pb)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
AES/ICP Zink (Zn)	W0417	ICP-AES	Cf. NEN 6966 en cf.CMA 2/I/B.1
Minerale Olie (GC)	W0202	GC-FID	Eigen methode
Chromatogram MO (GC)	W0202	GC-FID	Eigen methode
EOX	W0351	Microcoulometrie	Eigen methode
PAK (EPA)	W0301	HPLC	Cf. NEN 6977

Nadere informatie over de toegepaste onderzoeksmethoden alsmede een classificatie van de meetonzekerheid staan vermeld in ons overzicht "Specificaties analysemethoden", versie juli 2009.

Eurofins Analytico B.V.

Gildeweg 44-46
3771 NB Barneveld
P.O. Box 459
3770 AL Barneveld NL

Tel. +31 (0)34 242 63 00
Fax +31 (0)34 242 63 99
E-mail info@analytico.com
Site www.analytico.com

ABN AMRO 54 85 74 456
VAT/BTW No.
NL 8043.14.883.B01
KvK No. 09088623

Eurofins Analytico B.V. is ISO 9001: 2008 gecertificeerd door Lloyd's RQA en erkend door het Vlaamse Gewest (OVAM en Dep. LNE), het Brusselse Gewest (BIM), het Waalse Gewest (DGRNE-OWD) en door de overheden van Frankrijk en Luxemburg (MEV).

#euwfins . ‘¦^¦w—^->-. ¦.; Belgium Bijiage (C) met metfoodevefwljziregen behorende bij onalyseeartifleoot 2009200032 Pogine i/i Bnaljrce Method* r*eha;*k RtfaMnttenctfaod* Vermoiing (cryogeen, <«i kg) W0104 crushen Cf. HVR 7313 Droge«tof W010< S/ovimetri* Sw. NEN-ZSO IWlM CMfl 2/ZI/R.i AES/XCP Rrseen (As) W0417 XCP-MS Cf. MEM »Mo «Hcf.CM8 2/X/B.l RES.1CP Cadmium (C«J> WO/17 ICP-flES Cf. MEN 6966 e« cf.CMft 2/I/B.l RES/JCP Cobfllt (Co) W0417 ICP-fiES Cf. NEH «9« Oft ef.CMfl 2/I/B.l RES/1CP ehroom(Cr) W0417 ICP-flES Cf. NEH 6966 en ttf.CMfl 2/Z/B.l RES/ICP Keper(Cu) W0417 ICP-flES Cf. HER «•?« en cf.CMR S/X/B.i SES/ZCP Kwik (Hg) W0417 ICP-RES Eigon BOthodo / ««lljkw. EH UB3: 1»?7 i.b. SSS/ICP Nikkei (NO W0417 ICP-ftES Cf. M8UM4 en ef.CMfl 2/I/B.i RES/ICP lood(Pb) W0417 ICP-RES Cf. SEN«.9«o on ef.CKfi 2/1/6.1 ftES/ICP Zink (Zn) W0417 XCP-BES Cf.’ttNM’Manef-.CMA’9/X/B.l Mineral* Oil* (GO W0202 GC-FZD Eigan method* Chfonotogrem MO («C) W0202 GC-FID Eigen »*thod* EOX W03S1 Kierocouloaetrie Eigon method* ___PBK (EPS) WOSOi HPIC Cf. NEW «»77 vj Nader* informotie over do toegeposte Oftderzeektnethoden altmede een elosslficotie von 4c neetonzekerheid ttaan vermeld in ons ovenjcht “Speelfieatles analyseaetheden”, versie juSi 200?. @ tvreflnt flnalrtlco B.V. aH»9*iU-il T*l. ?« (0>M M2 63 00 KMTIMM)IIII7«414 suiefins Bnoljtkio I.V. i« J»« »oot: »»«« j«»rtHlc»»rtl doorUoyd-s *7»» ¦• HnmU laxtumzt 2i2*3*> vht/bTVNo. a5R«n«riten<id<»rhttv)ooo»»o«w«:t<9V»ni«iieop, ax), P.O. Box*i» e-e«0 Nf»©onaljt!eo.coD uui!.u.H3,Bii hot (nuMfe* smst IWfc be« wooljo ««wort«o«Ke-SKt) w»» M mmM HI site www.onotrtico.coa (vxno. atdmiz en 4o« dto».ro«dtn wn frenKrg* «o liuonbu/c. CNM>.

eurofins | Belgium

Chromatogram TPH/Mineral Oil

Sample id.: 5135817

Certificate no.: 2009200032

Sample description.: 2 (0,10-0,60)

1000,00
500,00
0,00
200,00
180,00
160,00
140,00
120,00
100,00
80,00
60,00
40,00
20,00
0,00
0,00
0,50
1,00
1,50
2,00
2,50
3,00
3,50
4,00
4,50
5,00
5,50
6,00
6,50
7,00
7,50
8,00
8,50
9,00
C12
C16
C21
C30
C35
C40_interne_standaard

EUROFINS BELGIUM CHROMATOGRAM TPH/MINERAL OIL SAMPLE ID 5135817 CERIFICATE NO:-2009200032 SAMPLE DESCRIPTION 2(0,10-0,60)

eurofins | Belgium

Chromatogram TPH/Mineral Oil

Sample id.: 5135818

Certificate no.: 2009200032

Sample description.: 3 (0,10-0,50)

C10_Interne_standaard
C12
C16
C21
C30
C36
C40_Interne_standaard
1000,00
500,00
0,00
0,00 0,50 1,00 1,50 2,00 2,50 3,00 3,50 4,00 4,50 5,00 5,50 6,00 6,50 7,00 7,50 8,00

C10_Interne_standaard
C12
C16
C21
C30
C36
C40_Interne_standaard
200,00
180,00
160,00
140,00
120,00
100,00
80,00
60,00
40,00
20,00
0,00
0,00 0,50 1,00 1,50 2,00 2,50 3,00 3,50 4,00 4,50 5,00 5,50 6,00 6,50 7,00 7,50 8,00

EUROFINS BELGIUM CHROMATOGRAM TPH/MINERAL OIL SAMPLE ID 5135818 CERIFICATE NO:-2009200032 SAMPLE DESCRIPTION 2(0,10-0,60)

eurofins | Belgium

Chromatogram TPH/Mineral Oil

Sample id.: 5135819

Certificate no.: 2009200032

Sample description.: 4 (0,10-0,50)

1000,00
500,00
0,00
C10_interne_standaard
C12
C16
C21
C30
C35
C40_interne_standaard
0,00 0,50 1,00 1,50 2,00 2,50 3,00 3,50 4,00 4,50 5,00 5,50 6,00 6,50 7,00 7,50 8,00

200,00
180,00
160,00
140,00
120,00
100,00
80,00
60,00
40,00
20,00
0,00
C10_interne_standaard
C12
C16
C21
C30
C36
C40_interne_standaard
0,00 0,50 1,00 1,50 2,00 2,50 3,00 3,50 4,00 4,50 5,00 5,50 6,00 6,50 7,00 7,50 8,00

EUROFINS BELGIUM CHROMATOGRAM TPH/MINERAL OIL SAMPLE ID 5135819 CERIFICATE NO:-2009200032 SAMPLE DESCRIPTION 2(0,10-0,60)

ANNEX 7.6: Results previous soil investigations

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	43

GEDAS	Project number: 03/3043

Drafted by MC
6. EVALUATION OF ANALYTICAL RESULTS
Results from laboratory analyses show slightly elevated concentrations of nickel, zinc, lead and PAH’s above the Vlarebo-Background values. However, all of the concentrations are lower than 80% of the Intervention Value for type II soil (= agricultural land), which means that no additional investigation is necessary. The Vlarebo Intervention Values are never reached.
No concentrations exceed the Walloon Background Values.
According to the procedure of the OVAM (Vlarebo), a conclusion has to be made for every separate parcel. Since the site is located in Liege, no soil certificate is necessary, therefore one conclusion is made for the whole site.
The conclusion can be summarized in the following statements:
•	according to the current legislation there is no contamination above the intervetnion values on the site

•	no additional soil investigation should be conducted on the site

•	the slightly elevated concentrations of heavy metals are natural background values, and of no concern

•	the parcels should not be registered as ‘polluted soils’

•	no remedial action is necessary
Based on the soil analysis no further soil and groundwater investigation or remedial actions are recommended.
Recognized soil remediation expert
ir. Nico Bergmans

8 MAPS

ANNEX 8.1:	Topographical map
ANNEX 8.2:	Cadastral data
ANNEX 8.3:	Colouring of the research site according to land use
ANNEX 8.4:	Detailed map research site
ANNEX 8.5:	Detailed map detected soil contamination
ANNEX 8.6:	Detailed map detected groundwater contamination

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	47

ANNEX 8.1: Topographical map

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	49

ANNEX 8.2: Colouring of the research site according to land use

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	51

ANNEX 8.3: Cadastral data

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	53

Service Public Fédéral FINANCES - Administration du cadastre
EXTRAITS DE LA MATRICE CADASTRALE DE LA COMMUNE DE HERSTAL 7 DIV/LIERS/

Page : 1/2

Situation au 01.01.2008	Numéro de commune : 62064	Numéro de l'article : 02196	Nombre de pages : 002

IDENTIFICATION ET DROITS ÉVENTUELS DU OU DES PROPRIÉTAIRES

SOCIETE/SPRL PROLOGIS BELGIUM III
1831 DIEGEM PEGASUSPARKLAAN 5

- extraits complémentaires -

Numéro d'ordre	SITUATION DE LA PARCELLE (rue et numéro ou lieu-dit) Détails complémentaires (1)	Wateringue	Désignation cadastrale		Nature de la propriété (1) (4)	SUPERFICIE			Classement et revenu à l'ha ou année de la fin de construction (2)	Revenu cadastral	
			Section	Numéro de la parcelle		ha	a	ca		Code (3)	Montant
0002	AV DU PARC INDUSTRIEL		A	450 G 2	TERRAIN	3	70	99	112	1F	415

TOTAL DE L'ARTICLE	REVENU CADASTRAL						SUPERFICIE		
	Revenu industriel		Revenu outillage		Revenu ordinaire				
	non bâti	bâti	non bâti	bâti	non bâti	bâti	ha	a	ca
Imposable					415		3	70	99
Immunisé									

" (1), (2), (3) et (4) voir notice explicative au verso "

Revenu à l'ha et revenu cadastral exprimé en EUR

N° de la demande : 2008004161 01012008 6206402196

COUT : 5,50 EUR

Certifié conforme aux inscriptions de la matrice cadastrale

A Liège, le 18/03/2008

L'agent délégué,

32 4 2548030

LOGMIX

?/03 2008 14:47 FAX 32 4 2548080 EXTRAITS LIEGE 001/002

SPF Finances

Administration Générale de la Documentation Patrimoniale - Cadastre

.be

Extrait de plan parcellaire cadastral: HERSTAL 7 DIV/LIERS/
Section: A / 1
Feuille: 62064A010002

Situation: 1/01/2008

Echelle: 1:2500

Burioux

Numéro de référence du demandeur:
Numéro dossier AGDP: 2008/004101

Coût: 11,00 EUR

Certifié conforme,
L'agent délégué,

Michel.Bartholome

Liège,le 19/03/2008.

32 4 2548030

18/03 2008 14:48 FAX 32 4 2548030 EXTRAVA'S LIEGE 002/002

SFF Finances Adminietration GMnh da ta Documentation Patrimonial - Cadaatra

ANNEX 8.4: Detailed map research site

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	55

MAVA
assured environmental solutions

1
2
3
4
5
6
7
8
9
10
11
12
I
II
III
IV
V
VI

Legend

Drilling number

Investigation limits

Building plan

Parcel limits

AVENUE DU PARC INDUSTRIEL
450e2
450g2

figure 2: scale 1/5.000

0 — 20m

explorative soil investigation

figure 1

site:
PROLOGIS
Avenue du Parc Industriel
4040 HERSTAL

date:
22/01/2010

project nr:
09865ESI

scale:
1/1.000

drawer:
KV

MAVA NV
Gorislaan 49
1820 STEENOKKERZEEL
info@mava.be - www.mava.be
Tel. +32 2 759 89 30 - Fax +32 2 759 86 40

© - All rights reserved

ANNEX 8.5: Detailed map detected soil contamination
Not applicable.

Project 09/865 — ESI PROLOGIS BELGIUM III BVBA HERSTAL	57

ANNEX 8.6: Detailed map detected groundwater contamination
Not applicable.

Appendix 3.3
Groundwater data

Data concerning groundwater abstraction

Underground Water	Page 1 of 1
Visualisation of geocentric approach

Definition of research circle :

Coordinates of centre X :	235414 M
Coordinates of centre Y :	154656 M
Radius :	2100 M

Accessible entities :
- Underground water supply points drinkable in operation :		O	0
- Underground water supply points non drinkable in operation :		O	3
- Underground water supply points not in operation :		O	3
- Piezometers :		O	0
- Surface water supply points drinkable :		O	0
- Polluting premises :		O	1

Map display :

Normal format	A4 format	A3 format

Geocentric Ten under Radiua 2.1 Km
     Géocentrique Dix-sous Rayon 2,1 Km

- Underground water supply points drinkable in operation:
- Underground water supply points non drinkable in operation :
- Underground water supply points not in operation :
- Piezometers :
- Surface water supply points drinkable :
- Polluting premises :
http://dgrne.intra.mrw.w.../esrimap.dll?name=Carto&cmd=Point&usr=SMAL&frmt=A 27/12/2000

GEOCENTRIC APPROACH
RESEARCH CENTRE COORDINATES : X – 235,414 M ; Y = 154,656 M. RADIUS= 2,100 M
UNDERGROUND WATER SUPPLY POINTS IN OPERATION

	DIR. X(M)			WORK	USE	OPER.	ZONE	LAYER	CONTACT
DISTANCE	HOLDER	Y(M)	TYPE	CODE	CODE	CODE	PREV.	CODE	NAME & TEL

1,088	N-O 234.910	155.620	PF	42/2/1/03	32	10	N	0	WINAND JOSEPH
	WINAND JOSEPH								04/278.50.16

1,119	O 234.350	154.310	PF	42/2/4/001	31	50	N	305
	SMASH SC

1,747	E 237.153	154.484	PF	42/2/5/002	24	50	N	0	MARC BRONCKAERS
	R MC S.A.								04/278.10.37
UNDERGROUND WATER SUPPLY POINTS NOT IN OPERATION

	DIR. X(M)			WORK	USE	OPER.	ZONE	LAYER	CONTACT
DISTANCE	HOLDER	Y(M)	TYPE	CODE	CODE	CODE	PREV.	CODE	NAME & TEL

755	S-E 236.050	154.250	PT	42/2/4/002				305
1,143	O 234.300	154.400	PT	42/2/4/003				305
1,809	N-E 236.170	156.300	PT	42/2/1/001				305
Wednesday 27 December 2000 10.22.36

POLLUTING PREMISES

DISTANCE	DIR	X(M)	Y(M)	OPERATOR		WORK	TYPE
		PLACE KNOW AS OR NAME			TELEPHONE	CODE

1,410	S	235.800	153.300	AXIMA S.A.		43/2/4/001	TOX
					041/78.85.39

LISTE OF WATER USE CODES

Code	Description	Taxable	Fee
00	Indeterminate	Y	Y
01	Test pumping for a time not exceeding 12 months	Y	Y
02	Temporary pumping/Public or private civil engineering work	Y	N
11	Public supply	Y	Y
12	Bottling source water or natural mineral water	Y	Y
13	Water production for heating	Y	Y
14	Human consumption, except for private use (household)	Y	Y
15	Manufacturing foodstuffs	Y	Y
16	Drink industry	Y	Y
17	Rinsing and cleaning in drink industry	Y	Y
18	Baths, showers, swimming pools or other similar plant	Y	Y
21	Industrial manufacture of a non foodstuff	Y	Y
22	Washing and preparation of a product or raw material	Y	Y
23	Cooling of plants and refrigeration	Y	Y
24	Cleaning premises and/or equipment	Y	Y
25	Steam production	Y	Y
31	Agriculture – Horticulture — Arboriculture	Y	Y
32	Livestock farming	Y	Y
33	Fish farming	Y	Y
41	Supply for a pond, swimming pool, fountain	Y	Y
42	Domestic and sanitary use	Y	Y
51	Car wash	Y	Y
52	Hairdresser – washing — laundry	Y	Y
61	Heat pump	Y	Y
62	Geothermal pumping for collective heating – Public buildings	Y	N
71	Use in an institution with non contagious patients	Y	Y
81	Property protection	Y	N
82	Discharge height	Y	Y
83	Demergement	Y	N
84	Fire service	Y	N
91	Artificial refilling of watertable	Y	Y
95	Water supply point used as piezometer	N	N
96	Old water supply point filled in	N	N

LIST OF TYPES OF WORK

Code Type	Description
CA	Quarry
DR	Drain
ES	Surface water
FO	Excavation
GF	Hillside tunnel
GP	Tunnel accessible by shaft
GX	Tunnel to de determined
MI	Mine
PF	Sunk shaft
PM	Mine shaft
PN	Natural shaft
PT	Traditional shaft
SE	Source at emergence
X	To be determined

LIST OF WATER TABLES

Table	Labelled
000	Unknown or non existant
100	Quaternary undifferentiated
101	Sea dunes
102	Sea plains (Polders, Yser, Waardamma)
103	Flemish valley (Pleistocene, Bruges, Gand, NL border, Gand-Terneuzen)
104	Thalwegs de l ; Escaut and tributaries
105	Peaty alluvia of the Haine Valley
106	Thalwegs de la Meuse and tributaries
107	Meuse Valley terraces
108	Senne Valley alluvia
109	Merksplas sands
110	Pea bog layer
111	Mol and Brasschaat (Moseen) sands + Campine sands
201	Lillo and Poederlee formations
202	Formations of Kattendijk and Kasterlee
203	Miocene sands (Diestien, Anversien, Bolderien) + (Berchem, Genk, Houthalen)
204	Chattien sands (Boncelles)
205	Inferior Rupel Sands (Berg Sands)
206	Tongeren Sands (Neerepen Sands)
207	Kallo Complex (S3 or S2)
208	Kallo Complex (S1, Asse Sands)
209	Ledo-panisiliens and Ledo-bruxelliens Sands (Lede – Bruxelles – Vlierzele – Aalter)
210	Brussels sands
211	Ypres sands
212	Undifferentiated Landenien
213	Sands from the upper Landenien L2
214	Glaucoferes Sands of the lower Landenien L1
215	Tufa-stone of the Landenien
216	Heersiennes marl (marl gelinder and sands of Orp)
301	Maastrichtiens Tufa-stone of the Geer
302	Captive groundwaterof the Maastrichtien
303	Captive chalks of Brabant and the two Flanders
304	Chalks of the Mons basin
305	Hesbaye chalks
306	Cretaceous undifferentiated of the Pays d’Herve
307	Pays d’Herve Chalks
308	Sands of Aachen in Pays d’Herve
309	Cretaceous basin of Paris
401	Bajociens Limestone
402	Undifferentiated Virtonien
403	Macignos Virtonien (Macignos of Aubange and Messancy)
404	Sands and gres of Virton ( Lower Virtonien vra)
405	Undifferentiated Sinemurien
406	Sinemurien : development of Orval
407	Sinemurien : development of Florenvielle
501	Sands and Pudding-stones
601	Conglomerate of Stavelot
701	Undifferentiated carboniferous soil
702	Phtanite of the Namurien
703	Carboniferous Limestone of the Tournaisis (Mouscron – Pecq – Tournai)

Table	Labelled
704	Carboniferous limestone of northern edge of Namur basin
705	Carboniferous limestone of southern edge of Namur basin
706	Carboniferous limestone of the Vesdre massif
707	Carboniferous limestone of the Dinant bassin
708	Borinage geothermal carboniferous limestone
709	Campine carboniferous limestone
801	Devonian limestone of the northern edge of Namur basin
802	Devonian limestone of southern edge of Namur basin
803	Devonian limestone of Vesdre massif
804	Devonian limestone of Dinant basin
805	Montainous Schistocyte mass of the Ardenne (Gedinien, siegenien, emsien, couvinien)
806	Montainous Schistocyte mass of the Ardenne (Frasnien, Fammenien)
807	Montainous Schistocyte mass of Dinant Basin (Gedinien, siegenien, emsien, couvinien)
808	Montainous Schistocyte mass of Namur Basin (Frasnien, Fammenien)
809	Montainous Schistocyte mass of Vedre Basin (Frasnien, Fammenien)
810	Montainous Schistocyte mass of Dinant Basin (Frasnien, Fammenien)
901	Calmbro-silurien of the Ardenne : Superficial weathering groundwater
902	Calmbro-silurien of the Ardenne : groundwater of the deep cracks
903	Calmbro-silurien of the Brabant massif : Superficial weathering groundwater
904	Calmbro-silurien of the Brabant massif : groundwater of the deep cracks
905	Carbo-gaseous mineral waters

Appendix 3.4
Industrial Zoning

GEDAS	Project number: 11/15/1844
Drafted by MC
No copies of the exploitation permits were available in Herstal during the visit.
According to the authorities no specific environmental problems were noticed except for some complaints concerning noise. These were complaints from the local inhabitants to global transport noise.
The surrounding companies are:
•	Techspace aero S.A. Route de Liers, 121 4041 Milmort T: 04/278.81.11 F: 04/278.52.07

Activity:	Production of aircraft engines and treatment of waste products related with the production process. The activities are present since 30 to 40 years. No particular problems were ever noticed.
Number on the Site Map: 103

•	Weerts

No adress available. This is a completely new site, still under construction. The activity of the site will be the transport of chocolates
Number on the Site Map: Indicated as Weerts on the Site Map

Other companies in the neighbourhood.

•	L’air liquide Belge S.A. Avenue du parc industriel, 2 4041 Milmort T: 04/287.78.78 F: 04/278.67.47

Activity:	Filling up canisters with industrial gases The activities are present since 6 à 7 years. No problems were ever reported.
Number on the Site Map: 102

•	Gar. Collette Sprl (Mitsubishi) Route de Liers, 122 4041 Milmort T: 04/278.58.16 F: 04/278.71.14

Activity:	garage
Number on the Site Map: Not indicated

•	Galliker Transport & Logistics Avenue du parc industriel 4041 Milmort T: 04/287.01.01 F: 04/278.03.03

Activity:	The company is active in the transport sector. Activities are present since 1985-1990.
Number on the Site Map: 101

GEDAS	Project number: 11/15/1844 Drafted by MC
•	ISPC Route de Liers, 125 4041 Milmort T: 04/278.92.92

Activity:	A wholesale business (+ transport) in horeca requirements (food, cooking utensils, etc. ). The company is located on the site since 2 years.
Number on the Site Map: 129

•	Van Dijck S.A. Route de Liers, 4-6 4041 Milmort T: 04/278.73.25 F: 04/278.06.37

Activity:	Production of clinckers
Number on the Site Map: Not indicated on the Site map
Based on the review available documentation and the site visit, the current use of the surrounding properties do not seem to represent any risk of potential contamination of the Site.

HAUTS-SARTS

Délimitation des zones | Surface occupée par une entreprise | Surface libre d'occupation | Route | Autoroute | Chemin de fer | Cours d'eau

HAUTS-SARTS
Autoroute E40 • sortie 34 • E42
E313 • sortie 34

spi 14, rue Lonhienne • 4000 LIEGE
Tél. (32) 4/2301111 • Fax (32) 4/2301120

PARC D'ACTIVITES ECONOMIQUES

Antwerpen 120 km
EXTENSION
Antwerpen 120 km
MILMORT
ZONE 2
ZONE 1
101
103
PROLO GIS
WEERTS
HERSTAL
CANAL ALBERT
MEUSE
Paris 330 km
Bruxelles 100 km
Liège Airport 10 km
Liège 4 km

Legend:

planned round about for heavy trucks

DUE DILIGENCE
STUDIES PROLOGIS LIEGE
FEASIBILITY REVIEW
Map 3: site map

N

Source: SPI - Annuaire 2000

Projectm.: Luk Vanhaute
Layout: Tessa Casters
September 2000
Projectnr.: 03/3043
3043-lvh-005A.cdr

GEDAS

Appendices 3.5 and 3.6
Building permit and reaction municipality of Herstal

TO:	Mevr.Sophie Houtmeyer
Skechers
Parc Industrial Hauts-Sarts, zone 3
Avenue du parc industriel 159
4041 Milmort
Belgium

FROM:	Ing.C.A.Hommel
Project Manager ProLogis

DATE:	May 6, 2008

SUBJECT:	Project ProLogis SkechersMilmort
Avenue du parc industriel 159,
4041 Milmort
cc:

Dear,
Please find attached (as discussed with Mr Nuijten) the documents as they were submitted for the building permit application.
Should you have any questions please do not hesitate to contact me on 06 12 29 42 10.
Kind regards,
Mr C A Hommel, Engineer
[Signature]
Project Manager Prologis

Addendum:	Statistics of the building permit Drawing 01/05 Drawing 02/05 Drawing 03/05 Drawing 04/05 Drawing 05/05

Liege 1 Management	WALLOON REGION	Liege, 7 July 2008
Town Planning Division
Rue Montagne Sainte-Walburge, 2
4000 LIEGE

REGISTERED LETTER
Tel: 04/224.54.11	S.P.R.L. PROLOGIS Belgium III
Fax: 04/224.54.66	J.E. Mommaerstslaan, 18
1831 DIEGEM
Your ref: /
Our ref: E1256/BM/MRM
Enc.: 1 set of plans + notice
1/3
ENCLOSURE 12- FORM G
PERSONS UNDER PUBLIC LAW
ACTS AND WORK OF PUBLIC BENEFIT
DECISION TO GRANT A TOWN PLANNING PERMIT
The designated Official,
Given the Walloon Code of Town and Country Planning, Town Planning and Heritage;
Given the decree of 11 March 1999 concerning an environmental permit;
Given Book 1 of the Environment Code relating to assessment of the impact of projects on the environment;
Considering that S.P.R.L. PROLOGIS Belgium III
Has put in an application for a town planning permit relating to a property located at HERSTAL (Liers), Avenue du Parc Industriel land registry Section A. no. 450 e2, g2
with the purpose of constructing an industrial hall
Considering that the complete permit application was sent to the designated Official in the LIEGE 1 Management of the General Management for Town and Country Planning, Town Planning and Heritage, by mail with acknowledgement of receipt on 15.05.2008;
MINISTRY OF THE WALLOON REGION
General Management for Town and Country Planning, Town Planning and Heritage
General address: Rue des Brigades d’Irelande 1, B-5100 Namur – Tel: 081 33 21 11
Fax: 081 33 21 10. www.wallonie.be – Toll free: 0800 11 901 (General information)

Our ref: E16256/BM/MRM	2/3
Considering that the property in question is detailed on the LIEGE sector plan approved by the A.E.R.W. of 26.1.1987 in an industrial economic activity area and which is still in effect for the aforementioned property;
Considering that the project is located in the area cited in article 1, 5o of the decree of 11 March 2004 relating to reception infrastructures for economic activities;
Considering that a municipal regulation on building approved by the A.R. of 05.09.1980 is in effect throughout the municipal territory where the property is located;
Considering that the permit application includes an environmental impact assessment notice;
Considering that the services cited below have been consulted for the following reasons:
-	the SPI+, that its opinion requested on 21.05.2008 and sent on 28.05.2008 is favourable;

-	considering that the project is detailed in an SPI+ zoning;

-	the I.I.L.E., that its opinion requested on 21.05.2008 and sent on 16.06.2008 is favourable subject to conditions;

-	for public safety reasons;
Considering that the opinion of the Municipal College was requested on 2.05.2008 and sent on 10.06.2008; that its opinion is favourable subject to conditions;
Considering the plans registered in my services on 28.03.2008;
Considering that the project consists of:
-	the construction of an industrial hall (storage) of 22,275 m2 as an extension to an existing hall;
Considering that the permit application does not refer to a project shown on the list drawn up by the government and which, due to its type, its dimensions or its location is subject to study of environmental impact, given the selection criteria cited in article D.66 of Environmental code;
Considering that the permit application is accompanied by an environmental impact assessment notice, that this notice is complete in appropriately identifying, describing and assessing the direct and indirect, short medium and long term effects of the installation and operation of the project on man, flora and fauna; the soil, water, air climate and landscape, material property and cultural heritage; interaction between the aforementioned factors;
Considering that the permit application is not accompanied by an impact study, that the authority considers in view of the above mentioned notice and plan, that taking into account the relevant selection criteria cited in article D.66, §2, the project is not likely to have significant impacts on the environment;
Considering that is appears from the plans and photographic reports returned with the file that the project’s environmental impact is legible;
Considering that the projected installation does not compromise the area’s general purpose, or its architectural character;

Our ref: E16256/BM/MRM	3/3
Therefore,
DECIDES
Article 1: the permit applied for by S.P.R.L. PROLOGIS Belgium III is granted under the following conditions:
-	respecting the I.I.L.E. opinion enclosed;

-	asking for the state of the pavement locality, the alignment and level as well as indication of construction sites at least 60 days before the anticipated work start date, by means of the form attached to this document. The applicants attention is drawn to the municipal regulation relating to indication of construction sites in accordance with article 137 of the C.W.A.T.U.P. and to the municipal charges regulation on the indication of construction sites;

-	provide for ventilation of the company premises in accordance with standards in effect;

-	provide for an inspection chamber or manhole at each junction and change of direction of drainage piping;

-	access to the site must be carried out using a hydrocarbon covering enabling differentiating the public domain from the private domain;

-	the pavement and water channel may not in any case be removed or modified;

-	the earth resulting from earthworks will be removed to an approved sorting centre for inert waste. In no case will these be backfilled into the ground.
Article 2: The issuance of this decision is sent to the applicant and to the HERSTAL Municipal College;
Article 3: The permit holder advises, by registered letter, the Municipal College and the designated Official about the start of the permitted works or acts, at least eight days before starting this work or acts.
Article 4.- This permit does not exempt the obligation of requesting authorisations or permits imposed by other laws or regulations.
THE DESIGNATED OFFICIAL.
Andre DELECOUR
Manager
Your contact: MOTTET Bernadette – Architect

EXTRACTS FROM THE WALLOON CODE OF TOWN AND COUNTRY PLANNING, TOWN PLANNING AND HERITAGE.
1) MEANS OF APPEAL
Art. 27. §6. The applicant and the college of burgomasters and deputy burgomasters may put in an appeal to the Walloon government within thirty days of receipt of the designated official’s decision or the timeframe cited in article 127, §6, paragraph 2.
2) DISPLAY OF PERMIT
Art.134. A notice indication that the permit has been issued is displayed on the land in front of the road way and legible from this, under the applicants care, either it concerns work, prior to opening the site and throughout the duration of this, or in other cases, from the preparations, before the act of acts have been completed and throughout the time they are being completed. During this time, the permit and the attached file or a copy of these documents certified as a true copy by the municipality or the designated official must be permanently available to agents designated in article 156 at the place where the work is being carried out and the acts being completed.
3) PERMIT EXPIRY DATE
Art 87, §1 – If, within two years of sending the town planning permit, the beneficiary has not started the works in a significant way, the permit expires.
§2. The permit expires for the rest of the work if this has not been completely carried out within five years of it being sent, except if its execution is authorised by stages. In this case, the permit lays down the start of the expiry time limit for each stage other than the first.
The expiry of the permit takes place as of right.
4) EXTENSION OF THE PERMIT
Art. 87 §3. At the request of the town planning permit’s applicant, it is extended for a period of one year. This application is put in thirty days before the expiry time limit cited in article 87, §1. The extension is granted by the college of burgomasters and deputy burgomasters.
5) CERTIFICATION OF COMPLIANCE OF WORK
Art 139. §1. The beneficiary of the permit must have the conformity of the property’s state with the work verified at the latest within six months following the expiry of the time laid down in article 87 §2, or prior to a transfer.
In case of transfer more than three years after verification, the transferor has the compliance of his property with the permit verified before the act of transfer. However, verification is required before any transfer subsequent to a provisional verification.
§2. An approved certifier, chosen by the beneficiary of the permit or the transferor, carries out the verification.
If the municipality has not received the town planning certificate of conformity or the document containing refusal of a town planning certificate of conformity at the end of six months following the expiry of the time laid down in article 87, §2, the college of burgomasters and deputy burgomasters or the agent delegated by this college appoints without consultation an approved certifier to carry out the verification.
In all cases, the verification is to the charge of the beneficiary of the permit or transferor.
6) SPECIFIC PROVISIONS APPLICABLE TO GROUPE\D CONSTRUCTIONS

Art. 126 When a town planning permit authorises several constructions and these constructions involve carrying out common infrastructures and facilities including waste water purification facilities, the permit may be subordinate to the transfers either free or costing, sharing, of long lease or surface constitution, or leasing for more than nine years, concerning all or part of these properties:
1 – to a certificate issued under the conditions cited in article 95, paragraph 1;
2 – to a division act drawn up by a notary setting the own planning provisions for it all and the conditions for management of the common parts.
The permit states the possible stages for execution of the constructions stating the start of each phase.
N.B. INSTALLATION
Your attention is drawn to article 137 of the same Code and therefore to the necessity of making contact with the municipality concerned.
Article 137. The permit may decide on the order in which the work must be carried out and the time within which the conditions which come with the permit must be implemented.
The start of work relating to the new constructions, including the extension of the ground extent of existing constructions, is subject to indication on site of the installation by the Municipal College.
A statement of the indication is drawn up.

Appendix 3.7
Correspondance with the archeological authorities

9 OCT. 2008
MINISTRY OF THE WALLOON REGION

GENERAL MANAGEMENT	Liege, 12 [illegible]
OF TOWN AND COUNTRY
PLANNING , TOWN PLANING
AND HERITAGE
GEDAS B.I. NV
HERITAGE DIVISION	Attention: Mrs M. CLERINX
Clara Snellingsstraat 27
Archaeology Management	2100 DEURNE
Your ref:
Our ref: D POJ/DA/SALg/jSml/mg/00325
Re: Hauts-Sarts economic activity park — Herstal
Dear Mrs Clerinx
As agreed, I am confirming the content of our telephone conversation today.
The area concerned by the industrial construction is very sensitive archeologically. It is in fact crossed by a roadway which, in Roman times, linked Tongres to Herstal (« Brunehaut roadway » on the plan). The surrounding land is therefore liable to contain ancient remains relating to the antique road. Any permit application put in to the municipal Administration concerned is sent to the Designated Official — Town Planning Division, Ministry of the Walloon region — who automatically forwards it to the Archaeological Service, Management of Liege. In the case in question, the latter will then give a notice requesting the insertion of an archaeological clause and to be invited to any preparatory work meeting. It goes without saying that, the sooner the Archaeology Service is informed of the project (execution times, possible stages of work...), the better the cooperation will be and, thus, planning of any intervention by our service, prior to implementation of the project.
Hoping this information meets with your expectation, I remain
Yours etc.
Jean-Marc LEOTARD
Provincial archaeologist
Specialist representative: Michele Gustin Archaeologist

Avenue des Tilleuls, 62 • 4000 Liège • Tél. 04/254 28 93 - 04/252 75 37 • Fax 04/252 23 26
NUMÉRO VERT : 0800-1 190-1

Herstal	Letter ref: DP/37/2001	Service Code no.: G.01.04.
Communication Service
Municipality of the Future	Mrs Dominique POCET	ECRIDO.COM
Tel: 04/240.65.46
Fax: 04/240.64.93 - Email address:

Herstal, 11 January 2001

Place Jean Jaures 1	GEDAS NV
4040 Herstal	Attention Mrs
Marleen CLERINX
Clara Snellingsstraat, 27

2100 ANTWERPEN
Dear Madam,
In your letter of 20 December 2000, you wish to obtain a copy of the Techspace Aero, ISPC, Weerts and Galliker licences to operate.
These were sent to you on 11 October 2000 after payment of an amount of 393 francs.
At the present time, no modification has been made to the Techspace Aero and Weerts operation licences.
However, if you wish to have these document again, you can reapply in writing to our new “Ecrido” Service.
We remain,
Yours etc.
BY THE COLLEGE:

The Municipal Secretary	For the Mayor in absentia
The 1st Deputy Mayor
Richard BASTIN

Appendix 3.8
Information concerning utilities

9 OCT. 2008
MINISTRY OF THE WALLOON REGION

GENERAL MANAGEMENT	Liege, 12 [illegible]
OF TOWN AND COUNTRY
PLANNING , TOWN PLANING
AND HERITAGE
GEDAS B.I. NV
HERITAGE DIVISION	Attention: Mrs M. CLERINX
Clara Snellingsstraat 27
Archaeology Management	2100 DEURNE
Your ref:
Our ref: D POJ/DA/SALg/jSml/mg/00325
Re: Hauts-Sarts economic activity park — Herstal
Dear Mrs Clerinx
As agreed, I am confirming the content of our telephone conversation today.
The area concerned by the industrial construction is very sensitive archeologically. It is in fact crossed by a roadway which, in Roman times, linked Tongres to Herstal (« Brunehaut roadway » on the plan). The surrounding land is therefore liable to contain ancient remains relating to the antique road. Any permit application put in to the municipal Administration concerned is sent to the Designated Official — Town Planning Division, Ministry of the Walloon region — who automatically forwards it to the Archaeological Service, Management of Liege. In the case in question, the latter will then give a notice requesting the insertion of an archaeological clause and to be invited to any preparatory work meeting. It goes without saying that, the sooner the Archaeology Service is informed of the project (execution times, possible stages of work...), the better the cooperation will be and, thus, planning of any intervention by our service, prior to implementation of the project.
Hoping this information meets with your expectation, I remain
Yours etc.
Jean-Marc LEOTARD
Provincial archaeologist
Specialist representative: Michele Gustin Archaeologist

Avenue des Tilleuls, 62 • 4000 Liège • Tél. 04/254 28 93 - 04/252 75 37 • Fax 04/252 23 26
NUMÉRO VERT : 0800-1 190-1

Herstal	Letter ref: DP/37/2001	Service Code no.: G.01.04.
Communication Service
Municipality of the Future	Mrs Dominique POCET	ECRIDO.COM
Tel: 04/240.65.46
Fax: 04/240.64.93 - Email address:

Herstal, 11 January 2001

Place Jean Jaures 1
4040 Herstal	GEDAS NV
Attention Mrs
Marleen CLERINX
Clara Snellingsstraat, 27

2100 ANTWERPEN
Dear Madam,
In your letter of 20 December 2000, you wish to obtain a copy of the Techspace Aero, ISPC, Weerts and Galliker licences to operate.
These were sent to you on 11 October 2000 after payment of an amount of 393 francs.
At the present time, no modification has been made to the Techspace Aero and Weerts operation licences.
However, if you wish to have these document again, you can reapply in writing to our new “Ecrido” Service.
We remain,
Yours etc.
BY THE COLLEGE:

The Municipal Secretary	For the Mayor in absentia
The 1st Deputy Mayor
Richard BASTIN

Appendix 4
Environmental thick report

The report must include The Environmental Report Tick List below (which is necessary to demonstrate to ourselves and our insurers that which our consultants have seen and not seen.) The Purpose of this report is to identify environmental issues effecting the proposed purchase and development of the proposed site. The list below will enabl Prologis to assess the items which the consultant has considered and tabulates specific works but must not be taken as complete or limit the comments made 1 the consultant which may effect the purpose of the Investigation This Form Must be completed by the consultant and included in the Environmental Phase 1 Report Development Name GEDAS N. V. Site Address Clara Snellingsstraat, 27 Consultant Practice 2100Deurne Name of Consultant (individual) Herwig Teughels, Kristof Peperstraete Date of Visit | 22/08/2002 Review of existing documents available Phase I Environmental Site Assessment; dated 5th October 2001, 03/3043 (neighbouring site) a. Environmental Phase I Environmental Site Assessment; report 11/15/1844 dated 18th January 2001,11/11/1844 Asbestos Geotechnical site investigation dated 29th November 2000, 03/3043 (neighbouring site) c. Geotechnical Geotechnical site investigation dated 23th January 2001,11/11/1844 Soil investigation dated 9th October 2000, 03/3043 (neighbouring site) Soil investigation dated 4th September 2002,11/15/002415 (current site) d. Soil investigation Topographical survey Topographical survey dated December 21st 2000,11/11/1844 Measurement plan dated tfh November 2000, 03/3043 (neighbouring site) Measurement plan Measurement plan dated 6“1 of January 2001,11/11/1844 g Building permit Building permit 23/2001 dated March 5th, 2001 Date: Page: 23th September2002 36/44

h	Cadastral plan	• *d.d. August 28th, 2002*
i	Zoning plan	• *d.d.26/11/1987, Plan de secteur Nr. 15 (Liège), carte 42/2* • *Permit d'Air Liquide d.d.05/04/2000* • *Permit d'Air Liquide d.d. 22/04/1994* • *Permit de S.A. Techspace Aero d.d.02/10/1995* • *Permit de S.A. ISPC d.d.30/04/1998* • *Permit de Charlier Transport d.d.17/08/1990*
j	exploitation permits surrounding firms	*An update of these permits was requested for*

This Section to be filled in by the Consultant	**Site description**	**Please tick the Box if seen or carried out**	**Comments**
Location of Site	Map Reference	[redacted]	
	Near Airport/ Rail /Major Road Power Station Etc		
	Rough estimate of the shape of the site		ca. 4 ha
	Brief description of topography		
	Site surroundings (specify radius of 1km of the site)		
	Identifiable aspects of the site i.e.: ponds, trees, water courses, drainage, services etc.		No ponds, trees, water courses visible

Date:
23th September2002
Page:
37/44

Cadastral plan cLd. August 2tfh, 2002 Zoning plan d.d.26/11/1987, Plan de secteurNr. 15 (Liege), carte 42/2 Permit d’Air Liquide d. d. 05/04/2000 Permit d’Air Liquide d,d. 22/04/1994 Permit de S.A. Techspace Aero d.d.02/10/1995 Permit de S>A, ISPC d.d.30/04/1998 Permit de Charlier Transport d.d.17/08/1990 exploitation permits surrounding firms An update of these permits was requested for Please tick the Box if seen or carried ‘his Section to be filled in by the Consultant Site description out Comments .ocation of Site Map Reference 1 Near Airport/ Rail /Major Road Power Station Etc 1 Rough estimate of the shape of the site lea. 4 ha Brief description of topography 1 Site surroundings (specify radius of 1km of the site) Identifiable aspects of the site i.e.: ponds, trees, water courses, drainage, services etc. jj ^courses visible Date: Page: 23th September2002 37/44

Records Review	A desk top study using historical maps and other sources, local libraries and local knowledge		Information has been reclaimed
	The use of any local data bases that may be held by the local building inspector, planning office, etc.	[redacted]	Not applicable
			An aerial photograhp reclaimed from Eurosense
	Any historical data that can be gained from adjoining land or properties		
	In discussion with any regulatory authorities, any licences, consents or other data effecting the site		Reclaimed
	Mining or other intrusive operations, reference to aquifers	[redacted]	
	Site geology		
	Site hydrogeology		
Site Reconnaissance Identification of items which may effect the environmental issues on the site i.e.:	***No visit inside the new building has been executed. The surroundings were checked.***	[redacted]	
	Any underground or above ground tanks		
	Storage facilities for materials		
	Waste disposal arrangements		
	Evidence of spillages		
	Details of existing drainage services		Information reclaimed from the construction company

Date:
23th September2002

Page:
38/44

Records Review A desk top study using historical maps and other sources, local libraries and local knowledge [reclaimed The use of any local data bases that may be held by the local building inspector, planning office,H etc. BNot applicable Any historical data that can be gained from adjoining land or properties HEurosense In discussion with any regulatory authorities, any licences, consents or other data effecting the) site | I Reclaimed Mining or other intrusive operations, reference to aquifers Site hydrogeology | Site Reconnaissance No visit inside the new building has been executed. The surroundings were checked. H 1 Identification of items which may effect the 1 I environmental issues on the site i.e.: Any underground or above ground tanks ^H f Storage facilities for materials 1 | Waste disposal arrangements 1 | Evidence of spillages Information i reclaimed from a the £ construction I Details of existing drainage services | [company I Date: Page: I 23th September2002 38/44

Details of services –		
gas		Information reclaimed from A.L.G.
water		Information reclaimed from the S.D.W.E. .
electricity		Information reclaimed from the A.L.E.
sewers (septic tanks)	[redacted]	Information gathered from the received plan
Indications of previous use i.e.: manufacturing processes, demolition evidence, use of pesticides		
Evidence of flooding or knowledge of water table (probable depth, direction of flow)	[redacted]	
Surface water hydrology	[redacted]	
Wetlands	[redacted]	
Local wildlife/ecology	[redacted]	
Electro magnetic fields	[redacted]	Three electrical towre
Details of superficial deposits	[redacted]	One pile of soil visible on the side of Weerts

Date:
23th September2002

Page:
39/44

Details of services- Information reclaimed from gas A.L.G. Information reclaimed from water the S.D.W.E. Information reclaimed from electricity A.L.E. sewers (septic tanks) Bplan Indications of previous use i.e.: manufacturing processes, demolition evidence, use of pesticides l ^l Evidence of flooding or knowledge of water table (probable depth, direction of flow) 1 Surface water hydrology 1 Local wildlife/ecology H Electro magnetic fields Helectrical towre Details of superficial deposits (side of Weerts Date; Page: 23th September2002 39/44

Footpaths and rights of way Local population, including traffic impact assessment Vibration	[redacted]
Environmental Matters	Any evidence of endangered species SSI's (Special Scientific Interest) sites or ecological resources, (e.g.: newts, stream diversions, landscaping, designation as a site of special scientific interest or an area of outstanding natural beauty, wetlands etc.) The site or surroundings that may affect air quality Sound restrictions (potential impact of noise during construction and final development stage) Light pollution (any future development shading existing buildings or vice versa) Landscaping Registered and potential landfill sites Surface water drainage and hydrology and evidence of flooding, including the identification of the water table To check for signs of Japanese Knotweed, Himalayan Balsam, Giant Hogweed and other non-native, invasive and destructive vegetation.	[redacted] No
Interviews	Interview or telephone conversation with existing owners, agents or occupiers Interview with possible occupants	[redacted] Confidential information

Date:
23th September2002

Page:
40/44

Footpaths and rights of way Local population, including traffic impact assessment 1 Environmental Matters Any evidence of endangered species 1 SSI’s (Special Scientific Interest) sites or ecological resources, (e.g.: newts, stream diversions, B landscaping, designation as a site of special scientific interest or an area of outstanding natural 1 beauty, wetlands etc.) H The site or surroundings that may affect air quality 1 Sound restrictions (potential impact of noise during construction and final development stage) I Light pollution (any future development shading existing buildings or vice versa) H Registered and potential landfill sites 1 Surface water drainage and hydrology and evidence of flooding, including the identification oil To check for signs of Japanese Knotweed, Himalayan Balsam, Giant Hogweed and other non-H native, invasive and destructive vegetation. (psto Interviews Interview or telephone conversation with existing owners, agents or occupiers J HConfidential Interview with possible occupants Date: Page: 23th September2002 40/44

Existing Structures In addition to the above, if buildings are on the site, then each building is to be reviewed and the following ascertained:	Interview or telephone conversation with existing owner or agent		
	The current use and previous use of the buildings	[redacted]	No activities occured on site
	The current or previous use of adjoining properties	[redacted]	*cf.* Paragraph 2.2.8.
	Possible industrial processes		
	Possible landfill areas		
	Evidence of industrial dumping		
	Evidence of any chemical storage on site i.e.: drums		
	Evidence of any ponds or lagoons used within the waste treatment process		
	Evidence of vent pipes		
	Points of discharge from any of the drainage on site		
	Evidence of existing sub stations, gas meter houses or pumping stations		
	Name, address and contact number for each of the owners of the properties		
	Internal observations of existing buildings i.e.: machinery, processes, tanks, asbestos	[redacted]	Only the outside of the building was checked
	Do the regulatory authorities know the current company?		Yes, building permit
	Evidence of termite infestation		No

Date:
23th September2002
Page:
41/44

Existing Structures In addition to the above, if buildings are on the site, then each building is to be reviewed and the following ascertained: Interview or telephone conversation with existing owner or agent No activities The current use and previous use of the buildings (occured on site The current or previous use of adjoining properties H2.2.8. Possible industrial processes B Possible landfill areas 1 Evidence o f industrial dumping 1 Evidence of any chemical storage on site i.e.: drums Evidence of any ponds or lagoons used within the waste treatment process ^ Evidence of vent pipes Hl g Points of discharge from any of the drainage on site a) § Evidence of existing sub stations, gas meter houses or pumping stations Name, address and contact number for each of the owners of the properties Internal observations of existing buildings i.e.: machinery, processes, tanks, asbestos Hchecked I Do the regulatory authorities know the current company? Hpermit Evidence of termite infestation bno Date: Page: 23th September2002 41/44 1 a

Confirmation from the Structural Engineer appointed for the project to comment upon the Further Items For Consideration Environmental Phase I report (if appointed) Any archaeological requirements which may impact upon the site development Presence of minerals/geotechnical faults/any other problem disclosed by the Desktop Study The assessment of data in summary form following the factual reporting on the above. To include Evaluation Of Data comments on the possible impact on construction. Note that the purpose of a Phase IT is to answer a specific question and should be specific with regards to methodology and scope.